Update of Mineral Resource and Reserve Estimates and
Preliminary Feasibility Study, Workman’s Bench Antimony–
Gold Lode Deposit, Nolan Creek,
Wiseman B–1 Quadrangle,  Koyukuk Mining District,
Northern Alaska, January 1, 2009; Amended  June 1st, 2009

NI 43–101 Technical Report For:

Silverado Gold Mines, Ltd.
1820–1111 West Georgia  Street
Vancouver, British Columbia,
CANADA V6E 4M3

Prepared by:

Thomas  K. Bundtzen, AIPG Certified Professional Geologist

Pacific Rim Geological Consulting, Inc.

Pacific Rim Geological Consulting Inc.

P.O. Box 81906, 4868 Old Airport Road

Fairbanks, Alaska, 99708

Fax: +1 907 458-8511

Phone: +1 907 458-8951

Email: bundtzen@mosquitonet.com

Website: www.pacrimgeol.com

Left cover photo: Exposure of ‘A’ Zone semi-
massive stibnite-quartz-gold vein, @ Station
#203808, in ‘A’ Crosscut, Workman’s Bench,
Nolan Creek area

Right cover photo: Air compressor unit
underground in ‘A’ Crosscut, Workman’s
Bench Lode, Nolan Creek area

Important Notice

This report was prepared as a National Instrument 43-101 Technical Report in accordance with Form 43-101F1, for Silverado Gold Mines Ltd. (the Client), by a Qualified Person, Thomas K. Bundtzen, President of Pacific Rim Geological Consulting Inc. (the Contractor). The quality of information, conclusions, and estimates contained in this report are based on: 1) information available at the time of preparation as of October 15th , 2008; 2) data from outside sources; and 3) the assumptions, conditions, and qualifications as put forth by the writer of the report. This report is intended to be used by the Client, subject to terms and conditions of the Contractor. The relationship permits the Client to file this report as a Technical Report with applicable securities regulatory authorities pursuant to provincial securities legislation.

21	Dates and signature	165

22	References	166

23	Certificates	172

Figures

Tables

Table 18.33	Cash flow assuming $1.00/lb Sb and $900/oz Au	156

Table 18.34	Rate of return assuming $1.00/lb Sb and $900/oz Au	156

Table 18.35	Cash flow analysis summary assuming various economic criteria	157

Table 20.1	Budget estimate, Nolan Creek lode exploration program	164

Table 20.2	Budget estimate, Nolan Creek Lode Development Project (all figures are rounded)	164

APPENDIX I: Summary of Relevant Sample Data Used in Calculation of all Categories of Sb and Au Resources from Workman’s Bench That are Described in this Technical Report; Including Relevant Trace Element Data	175

APPENDIX II Summary of Relevant Sample Data Used in Calculation of Inferred Sb and Au Resources from Pringle Bench That are Described in this Technical Report	187

APPENDIX III Claim Update Summary, Nolan Creek Area	191

1       Summary

          1.1 Property description and location

This technical report discloses mineral resource estimates and a preliminary feasibility study for lode gold-stibnite deposits in the Nolan Creek Area (Nolan Creek) of the historic Koyukuk Mining District of Northern Alaska. According to government reports, historic placer gold production in the area is about 350,000 oz of placer-style gold. Silverado Gold Mines Ltd. (Silverado) is exploring and developing placer-style gold deposits and vein-hosted gold-stibnite deposits in this area. Nolan Creek is about 175 mi north-northwest of Fairbanks, Alaska. This analysis is focused on the lode antimony-gold deposits.

Nolan Creek is part of the Koyukuk Mining District, which covers about 12,500 sq mi (32,000 km2), is bounded on the east by the South Fork of Koyukuk River, the Alatna River on the west, the continental divide of the Brooks Range on the north, and the Kanuti River Basin on the south. Nolan Creek is at the center of the Koyukuk Mining District. Elevations in the area range from 4,635 ft on Vermont Dome to about 1,220 ft on the floodplain of the Middle Fork of the Koyukuk River.

Silverado’s mine properties occur in the SE1/4, Township 31 North, Range 12 West, the NE1/4, Township 30 North, Range 12 West, and SW1/4, Township 31 North, Range 11 West, Fairbanks Meridian. All of the mining claims occur in the Wiseman B-1 USGS quadrangle of northern Alaska.

Regularly scheduled commuter flights from Fairbanks to the state-maintained Coldfoot Airport are currently provided by Wright Air Service Inc. Silverado’s Nolan Creek properties are road-accessible from Fairbanks via the Dalton Highway.

          1.2 Ownership

Government records as of August 7, 2008 indicate that Silverado Gold Mines Inc., a wholly owned subsidiary of Silverado, holds numerous mining claims at Nolan Creek. Silverado’s claim groups consist of placer and lode claims; the U.S. Mining Law of 1872 (amended) allows for a locater to stake either a placer deposit or a lode deposit. Silverado has 204 unpatented, federal placer mining claims covering approximately 4,080 acres (1,651 ha) in three, non-contiguous groups and 407 unpatented federal lode mining claims covering approximately 8,140 acres (3,294 ha).

The majority of all federal mining claims are fully controlled by Silverado. Payment of claim holding fees for the 2008 calendar year is due on or before December 1, 2008, with annual claim assessment due by September 30 of each year. Claim holding payments were made in August, 2008. The Thompson Pup claim group of six placer claims is subject to a purchase royalty of 3% of net profits on 80% of gold production payable to third parties. The Hammond Property (24 federal placer claims) is subject to a lease with an option to purchase from Alaska Mining Company Inc. (Alminco).

1.3 Geology and mineralization

The bedrock geology of Nolan Creek is dominated by units of the Brooks Range schist belt, a poly-deformed package of schist, greenstone, and orthogneiss. The schist belt is part of the Coldfoot sub-terrane of the Arctic Alaska terrane, which underlies more than 75% of the south flank of the Brooks Range.

The Workman’s Bench and Pringle Bench properties contain quartz-stibnite-gold veins that cut a high-angle, structurally controlled zone that is 150 ft to 300 ft wide and at least 1,600 ft in length. These quartz-only and stibnite-quartz (gold) veins strike northeast and cross-cut low angle cleavage at steep to vertical angles. Besides locally massive stibnite, the quartz-carbonate vein stock works also contain arsenopyrite.

The gold-stibnite-quartz veins of Nolan Creek Valley strongly resemble the gold-antimony deposit type (U.S. Geological Survey Deposit Model 36C). These deposits are characterized by the presence of stibnite, berthierite, high fineness gold, and aurostibnite hosted in metamorphosed, quartz-carbonate-bearing, compressive shear zones within low grade, greenschist facies metamorphic rocks. The deposit types are characterized by deformed, ductile fabrics and tectonically recrystallized, fine grained, granoblastic stibnite lobes and lenses.

The gold-antimony deposit type 36C is considered to be a sub-type of the mesothermal, auriferous lodes found in mineral provinces worldwide. Mineral deposit type 36C is not very well documented in North America but well studied in Asia, Europe, and Africa. Worldwide examples include deposits in the Transvaal of South Africa, the Reefton District in New Zealand, and deposits in Eastern Europe and in Russia. Olympiada in Siberia is an example of a large, productive gold (stibnite) deposit of this type.

Placer gold deposits eroding from the Sb-Au vein deposits have formed in valleys and on benches of Nolan Creek valley and the Hammond River areas.

1.4 Development and operations

For 14 of the last 27 years, Silverado has produced minor amounts placer gold during seasonal test-mining periods. From 1979 to 2003, Silverado’s production activities involved extraction of placer gold from:

  The main channels of Archibald and Fay Creeks, which are left limit tributaries of Nolan Creek;

  The Nolan Deep and 3B1 Channels, which are ancestral fluvial concentrations of Nolan Creek basin; and

  A number of individual bench placer deposits designated Wooll, Mary’s, West Block, Swede’s Channel, Eureka, Dolney, and Workman’s Bench placer deposits that represent left limit segments of ancestral channels of Nolan Creek valley

In each case, production was initiated only after exploration had been completed. Total production from 1981 to 2007 was 23,150 oz of placer gold recovered from 271,771 cu yd of gravel at an average grade of 0.085 oz /cu yd gold. More than two-thirds of the total gold output has been from the underground drift mining of frozen auriferous gravel. The remaining gold production has come from the exploitation of shallow placer deposits using open cut mining methods.

Lode antimony development was confined to the World War II Era, when approximately 5 tonnes of massive stibnite was extracted from surface exposures of massive stibnite on Smith Creek and shipped to market. Silverado has not produced any lode materials from the Nolan Creek area.

1.5 Exploration concept

Silverado has engaged in both lode and placer exploration for more than 25 years. Until 2006, however, Silverado has focused on exploration for placer-style gold. Silverado has drilled 900 reverse circulation (RC) drill holes to explore the bench and channel placer deposits of the Nolan Creek and Hammond River areas. This exploration has led to the development and the test mining of placer deposits at Nolan Creek. This includes development and test mining of the relatively high grade, Mary’s Bench and Ogden-Eureka Bench deposits in 1994; the West Block and 3B1 Underground deposits in 1995, the Swede Channel development in both 1999 and during 2005 to 2006; and the Mary’s East deposit during 2007.

Silverado recently refocused its exploration efforts on the lode potential of the area. From 1994 to 2008 exploration drilling for lode gold deposits totaled 3,230 ft (990 m) in 15 RC drill holes and 16,152 ft (4,924 m) in 59 shallow core drill holes. Samples have been analyzed for gold, antimony (stibnite is a sulphide of antimony), and other metals. A systematic soil sampling grid totaling 1,383 samples covers portions of the mineralized trends in Smith Creek area and Fortress Mountain. Silverado has defined a northeast-trending zone of antimony-arsenic-gold anomalies as a result of this soil sampling program.

1.6 Status of exploration

The 2007-2008 core drilling, limited to first phase campaigns on Pringle and Workman’s Bench, indicated the existence of significant, northeast-striking, steeply dipping, antimony-gold structural zones on Silverado’s lode claims. The drilling helped to identify:

  A 150 ft to 300 ft wide, diffuse zone of antimony-gold-bearing quartz veinlets on Pringle Bench with individual veins just 1 in to 3 in wide;

  A more focused zone averaging about 110 ft thick on Workman’s Bench that contains semi-massive to massive stibnite zones up to 15 in thickness;

  A clear linkage between mineralized zones on Pringle and Workman’s Bench, for a combined strike length of at least 1,600 ft; and

  Consistent elevated gold values in practically every stibnite-bearing sample in core or in channels. Massive stibnite has yielded grades of up to 1.61 oz/ short ton gold, 13 samples averaged nearly 0.40 oz/short ton gold (this is not an average grade of the deposits, only an indication of potential gold grades within massive stibnite).

The results of the 2007-2008 drill campaign prompted Silverado to focus future exploration work on Workman’s Bench with the aim to market and process selected high grade stibnite-bearing areas. Workman’s Bench was accessed with 570 ft of underground workings late in 2007 for the purpose of conducting detailed channel sampling and metallurgical studies. A 400 lb bulk sample of stibnite-bearing mineralization was submitted in 2008 for a bench testing to Hazen Research Inc. Preliminary results show that during a flotation test, about 98% of the gold was recovered in 38% of the weight and assayed 0.542 oz/ton. A 15 kg, -20 mesh ‘rougher concentrate’ yielded three separate, streamed products: gangue minerals, stibnite, and arsenopyrite-gold.

1.7 Mineral resources and reserves

Mr. Thomas K. Bundtzen, President of Pacific Rim Geological Consulting Inc. (Pacific Rim), and independent Qualified Person (QP) for this project, has estimated indicated and inferred placer gold resources, a probable reserve of lode antimony and gold and an inferred resource of antimony and gold on Silverado’s mining claims.

The mineral resources for Silverado’s placer gold and the mineral resources and reserves for the lode stibnite-gold deposits in the Nolan Creek area are reported in Table 1.1, Table 1.2, and Table 1.3.

Table 1.1 Silverado’s placer deposit mineral resources, Nolan Creek

	Cut-off grade	Quantity	Grade	Metal
Resource category	(oz/cu yd Au)	(cu yd)	(oz/cu yd Au)	(oz Au)
Indicated	0.06	66,800	0.095	6,250
Inferred	0.01	185,670	0.033	6,177

Notes:

-	The effective date of these resources is July 2, 2008
-	Rounding may result in some discrepancies.
-	No processing recovery factors have been applied to these resource figures.
-	The industry standard unit of quantity for Alaskan placer deposit is cubic yards. The weight of a cubic yard varies, but averages about 2.4 short tons.

Table 1.2 Silverado’s probable lode mineral reserves, Nolan Creek area

Reserve Category	Cut-off grade (% Sb)	Quantity (ton)	Grade (% Sb)	Metal (ton Sb)	Grade (oz/ton Au)	Metal (oz Au)
Probable	4.0	42,412	28.00	11,880	0.408	17,300

Notes:

-	The effective date of these resources is January 1, 2009
-	Rounding may result in some discrepancies.
-	No processing recovery factors have been applied to these resource figures.
-	The unit ton refers to short tons.
-	Cut-off grade is 4.0% Sb ‘equivalent’, which the combined values of gold plu antimony expressed in terms of antimony alone

On July 29th, 2008, the QP released the NI 43-101 Report ‘Estimation of Lode and Placer Mineral Resources, Nolan Creek, Wiseman B-1 Quadrangle, Koyukuk District, Northern Alaska’, which describes indicated and inferred gold resources in placer deposits held by Silverado in the Nolan Creek area (see table 1.1) . No new information concerning either indicated or inferred placer gold resources has been generated for the Nolan Creek project since the release of those estimates in July, 2008, which are filed on SEDAR (www.SEDAR.com); also accessed @ http://www.silverado.com/.

Table 1.3 Silverado’s inferred lode mineral resources, Nolan Creek area

Resource Category	Cut-off grade (% Sb)	Quantity (ton)	Grade (% Sb)	Metal (ton Sb)	Grade (oz/ton Au)	Metal (oz Au)
Inferred	4.0	24,077	12.45	2,997.6	0.245	5,894.7

Notes:

-	The effective date of these resources is January 1, 2009; amended June 1st, 2009
-	Rounding may result in some discrepancies.
-	No processing recovery factors have been applied to these resource figures.
-	The unit ton refers to short tons.
-	Cut-off grade is 4.0% Sb ‘equivalent’, which is the combined values of gold plus antimony expressed in terms of antimony

1.8 Prefeasibility study for mining Workman’s Bench antimony and gold resources

Silverado asked the QP to complete a prefeasibility study in order to evaluate the merits of extracting antimony and gold from Workman’s Bench, referred to in this chapter as the ‘Nolan lode development’, using the indicated resource base demonstrated in Chapter 17 of this report. The conceptual work plan would involve the selective underground extraction of high quality vein mineralization, processing of ore with a nearby surface plant using gravity (and possibly flotation) technologies, recovering most of the gold value on site at Nolan Creek, and shipping a metallurgical grade stibnite concentrate to overseas buyers; either Asian (China) or European (Rotterdam, Netherlands) markets.

In the Base Case, assuming an antimony price of $2.25/lb and a gold price at $700/ounce, a seasonally operated 125 tpd concentrating plant could ship stibnite concentrates during a five year mine development period. The NPV, using a 4.0 percent interest on investment, amounts to $7,589,441. An NPV, using a 6.0 interest rate on investment, is $6,478,071. The IRR is calculated to be 31.2 percent for the Base Case cash flow study. Other alternative assumptions were modeled including 1) reduced metal recovery; 2) dilution of the ore; and 3) reduced metal recovery coupled with dilution of ore. All four of these scenarios generated IRR values ranging from 25.2 to 29.4, and all indicated positive NPV values, and favorable return on investment.

Commodity price is the most sensitive factor. Antimony, which accounts for 77 percent of the value of the product under the mining scenario, would clearly drive the project although gold (23 percent of total value) is a significant byproduct. Antimony prices of approximately $1.00/lb or lower would render the project unfeasible to develop.

Gold bars would be produced at the mine site thus creating cash flow. Maintaining stibnite (ore of antimony) concentrate quality for overseas markets is very important to the success of the proposed development. Other factors include wall rock stability, environmental permitting issues, and unanticipated transportation marketing issues related to stibnite.

1.9 Mineral Reserve Statement

On the basis of the information presented in Section 18 of this report, the economic viability of the proposed extraction and treatment of the indicated mineral resource defined in the Workman’s Bench lode system has been demonstrated. Modeling of the Workman’s Bench lode system has been undertaken in such a manner such that the resource tonnage and grade estimates already provide sufficient allowance for grade dilution and losses in mine recovery; hence, no further modifying factors are required before reporting these as a mineral reserve. The QP therefore considers the indicated mineral resource estimates in the Workman’s Bench lode system as defined in the November 18, 2008 press release to be a probable mineral reserve in terms of the CIM definition.

Table 1.2 sets out the probable mineral reserves in the Workman’s Bench lode deposit. These reserves are valid as of January 1, 2009.

1.10 Conclusions and recommendations

In 2008, Exploration programs for development of lode-style gold-antimony deposits became the focus of activities by Silverado. The QP recommends that these programs should remain in place for development of the Workman’s Bench area. The QP also recommends the following (some of which have been initiated by Silverado):

  For 2009, Silverado should focus on: 1) a program designed to upgrade inferred resources at both Workman’s and Pringle Benches into indicated resource categories; and 2) drill a few holes in the Hillside area to confirm or refute potential extensions of mineralization from lower Smith Creek to that location

  In 2009, initiate lode development of the Nolan Creek lode development. This will involve: 1) continued aggressive permitting; 2) geotechnical work (ABA accounting); and 3) underground development and collection and processing of a bulk sample.

2 Introduction and terms of reference

This Technical Report was requested by Silverado Gold Mines Ltd. This report is intended to disclose mineral resources and reserves and disclose the results of a pre-feasibility study in accordance with National Instrument 43-101 (NI 43-101) for Silverado’s holdings in the Nolan Creek Area (Nolan Creek). The independent Qualified Person, Mr. Thomas K. Bundtzen, President of Pacific Rim Geological Consulting Inc. (Pacific Rim), is responsible for this report. Henceforth Mr. Bundtzen is referred to as the QP.

          2.1 Source of data and information

The sources of information are numerous and include U.S. Government, State of Alaska, and internal Silverado reports, which are detailed in the References section of this report. In December, 2004, the QP produced an Independent Technical Review of all of Silverado’s mineral properties in Alaska (Bundtzen, 2004). That document reviewed all aspects of Silverado’s operations, including (amongst other things) exploration, development, and mining activities, environmental remediation steps needed for compliance, and permitting issues at all of their properties. Although comprehensive in nature, the report format was not designed to be compliant with Form 43-101F1. Information from Bundtzen (2004) was used in the compilation of this Technical Report.

In July, 2008, QP completed the NI43-101 compliant document: Estimation of Lode and Placer Mineral Resources, Nolan Creek, Wiseman B-1 Quadrangle, Koyukuk Mining District, Northern Alaska, July 29, 2008. This document was released by Silverado and is available on their website @ www.silverado.com.

Data used in the estimation of mineral resources and the pre-feasibility analysis was supplied by Silverado.

          2.2 Scope of personal inspections

During his career with the Alaska Department of Natural Resources, the QP completed geological mapping and mineral resource investigations on some Silverado properties described in this Technical Report. The author visited Nolan Creek in 1994, when Silverado was producing placer gold from the Mary’s underground and Ogden-Eureka open cut placer deposits, and witnessed Silverado’s placer gold processing activities. The purpose of the 1994 trip was to observe Silverado’s gold production activities, which were subsequently described in the official State of Alaska, Minerals Report series (Bundtzen et al, 1996).

In 1999, the QP sampled and mapped stibnite-gold lodes on Smith Dome and in Smith Creek basin, which constitutes a part of Silverado’s lode claim group in the area. The QP’s 1999 work in the Koyukuk Mining District was completed on behalf of North Star Exploration Inc., a junior mining company then based in Denver, Colorado. From November 14 to 15, 2004, the QP visited Silverado’s operation at Nolan Creek, where he examined current infrastructure, and discussed with Silverado geologists Brian Flanigan and Edward Armstrong technical databases stored on the property.

The QP has also technically reviewed Silverado’s exploration and placer mining activities on the left limit bench of Nolan Creek and at Workman’s Bench during 2006 to 2008 and produced a series of reports for Silverado (Bundtzen 2006 a, b, c; 2008 a, b, c).

During April 22 to 24, 2008, the QP examined stibnite mineralization in the Workman’s Bench underground workings, collected channel samples to cross-check those collected by Silverado geologists, mapped the geological features, and acquired a large bulk sample for laboratory bench testing. During June 13 to 14, 2008, the QP examined all mineralized intercepts from the 2007 core drilling program on Workman’s Bench and examined and sampled surface exposures of stibnite mineralization also on Workman’s Bench.

On September 28 and 29, 2008, the QP visited Nolan Camp and examined all significantly mineralized core intervals acquired from the 2008 exploration of the Workman’s bench property. A total of 124 mineralized intervals were examined.

The QP has summarized additional work experience information in the ‘Certificates Chapter’ (23) that bear on his qualifications needed to complete this Technical Report.

2.3 Units of measure

Table 2. 1 describes the units of measure used in this report. The author has generally used the original units of measure for company data, which was reported in the English system, or industry conventions to avoid conversion errors and confusion. All dollar amounts are in U.S. currency.

Table 2. 1 Units of measure used in this report

Type	Unit abbreviation	Description (with SI conversion)
area	acre	acre (4,046.86 m2)
area	ha	hectare (10,000 m2)
area	km2	square kilometer (100 ha)
area	sq mi	square mile (259.00 ha)
concentration	g/t	grams per tonne (1 part per million)
concentration	oz/cu yd	troy ounces per cubic yard
concentration	oz/ton	troy ounces per short ton (34.28552 g/t)
length	ft	foot (0.3048 m)
length	m	meter (SI base unit)
length	mi	mile (1,609.344 m)
length	yd	yard (0.9144 m)
mass	g	grams (SI base unit)
mass	kg	kilogram (1,000 g)
mass	oz	troy ounce (31.10348 g)
mass	t	tonne (1,000 kg)
mass	ton	short ton or US ton (0.90719 t)
time	Ma	million years
volume	cu yd	cubic yard (0.7646 m3)
volume	gallon	U.S. liquid gallon (3.785411784 L)
volume	L	litre (SI base unit)
temperature	°C	degrees Celsius
temperature	°F	degrees Fahrenheit (°F = °C × 9/5 + 32)

-	Notes:
-	SI refers to the International System of Units; Degrees Celsius is not an SI unit but is a de facto standard for temperature

3 Reliance on other experts

No reliance on other experts who are not qualified persons was made in the preparation of this report.

4 Property description and location

Nolan Creek is at the center of the Koyukuk Mining District and about 175 mi north-northwest of Fairbanks, Alaska. Claim records submitted to the QP on December 22nd, 2008 by Silverado employee Mr. Roger Burggraf in Fairbanks are summarized below.

As of August 7th, 2008, Silverado’s Nolan Creek holdings consist of 204 unpatented, federal placer mining claims covering approximately 4,080 acres ( 1,651 ha) in three, non-contiguous groups, and 407 unpatented federal lode mining claims covering approximately 8,140 acres (3,294 ha) in one group. An updated list of all of Silverado’s placer and lode claims is included in Appendix I.

All of Silverado’s claims, with the exception of seven of the placer claims, are in the SE1/4, Township 31 North, Range 12 West, the NE1/4, Township 30 North, Range 12 West, and SW1/4, Township 31 North, Range 11 West, Fairbanks Meridian. All of the claims are in the Wiseman B-1 quadrangle, southern Brooks Mountain Range, northern Alaska.

The first and largest group of federal mining claims, referred to by Silverado as the Nolan Creek Gold Project, consists of 197 contiguous placer mining claims covering about 12 sq mi and a second placer claim group of eight contiguous claims that cover about 0.5 sq mi; the latter group lies about 0.25 mi east of the first claim group. Silverado Gold Mines, Inc., a wholly owned subsidiary of Silverado, is the registered owner of the 197 placer claims.

The second group of six (6) placer claims are on Thompson Gulch (i.e., Thompson Pup claim group), which are known as Discovery Claim on Thompson Pup, No. 1 Above Discovery, No. 2 Above Discovery, No. 3 Above Discovery, L&L Bench, and Rough Gold Bench.

Silverado’s third placer claim group, referred to as the Hammond Property, contains 24 contiguous federal placer claims leased from Alaska Mining Company (ALMINCO) that are about 1 mi east of the Nolan Creek Gold Project claims.

Silverado has 407 federal lode mining claims, many of which overlap or are superimposed over their federal placer mining claims; an updated claim location appears in. This total includes recent additions to the lode claim group to the east and north of the historic holdings.

In addition Silverado controls 36 federal lode claims owned by ALMINCO in the Hammond River area, some of which overlap the placer claim group previously described.

In total, Silverado controls 611 federal placer and lode mining claims in the Nolan Creek area.

Eight (8) key federal lode mining claims secure the mineralized zones on the Workman’s and Pringle Benches that are the focus of this investigation. They include claims covering the NE1/4 of section 33, Township 30 North, Range 12 West Fairbanks Meridian, which include claims SSH10, SSH09, SSH07, SSH11, 151, 179, 152, and SSH14 (figure 4.2) .

Figure 4.1 Silverado updated placer claim configuration, Nolan Creek, August 7th, 2008 , as plotted on sectional base

Figure 4.2 Silverado updated lode claim configuration, Nolan Creek, August 7th, 2008, as plotted on sectional base

          4.1 Mineral tenure

All of Silverado’s mineral properties at Nolan Creek are federal mining claims. The U.S Mining Law of 1872 (as amended) allows for a locater to stake either a placer deposit or a lode deposit. Under the federal mining law, a 20 acre placer claim with the dimensions of 660 ft by 1,320 ft may be staked. For lode claims, the dimensions are 600 ft by 1,500 ft.

There are many individual claim names. Many of the original placer claims acquired or staked by Silverado have historic names such as Mary’s Bench, Workman’s Bench, Clara Discovery, and others. Beginning in 2006, new lode and placer claims were designated in numerical succession.

The Alaska State Government requires a mining license tax from all mineral production net income of the tax payer regardless of underlying land ownership. For a major mining operation, it is computed at $4,000 plus 7.0% of the excess over $100,000 of net income (Alaska Department of Natural Resources, 2004). Furthermore, there is a 3.5 year tax exemption period after initial production begins. Depletion is figured as an allowable deduction of 15% of annual gross income, excluding from gross income an amount equal to rents and royalties. The Alaska State corporate income tax rate is 9.4% if net profit is more than a set threshold amount.

          4.2 Silverado’s property title and interest

The majority of the Nolan Creek federal mining claims are controlled by Silverado Gold Mines Inc., a wholly owned subsidiary of Silverado. Annual fees must be paid to the federal government. Silverado must also pay a federal mining claim holders fee of $125 per claim by August 28th, 2008 or within 90 days of location. Maintenance and holding fees for the federal placer and lode mining claims in Nolan Creek totaled approximately $84,000 USD for the 2008 calendar year, which were paid on July 31st, 2008 to the U.S. Bureau of Land Management by Silverado; $7,500 USD of this total is to cover maintenance fees for sixty federal placer and lode mining claims owned by ALMINCO.

The Thompson Pup claim group of six placer claims is subject to a purchase royalty of 3% of net profits on 80% of gold production payable, to Mr. Frank Figlinski and Mr. Lyle R. Carlson.

The Hammond Property (24 federal placer claims) is subject to a lease with an option to purchase from Alaska Mining Company, Inc. (Alminco) for $500,000, with terms including payment, subject to a purchase royalty of 10% of gross production from the claims with a minimum royalty payment of $80,000 annually, regardless of the level of production activities.

          4.3 Location and maintenance of property boundaries

Claim posts are located in the field on all four sides of each claim. The laws of the State of Alaska permit staking both state and federal mining claims with the assistance of a helicopter, and many claims were staked at Nolan Creek using this mode of transportation during the winter period. In the spring, all claims were checked with GPS on the ground. The federal law allows for a 20 acre association claim to be located adjacent to the initial location. The locater must record the locations within 45 days of staking. An affidavit of annual labor must be filed in the recording district of location and at the principle land management agency, the U.S. Bureau of Land Management (USBLM) office by December 30 of each year. These requirements was completed through the end of 2008, and all Silverado claims are current (see Appendix III).

          4.4 Location of mineralized zones, mine workings, and mineral resources

Past test mining of placer gold deposits by Silverado has occurred in a number of localities in Nolan Creek Valley (Figure 4.). These include a number of small, discontinuous, placer gold deposits, including Ogden-Eureka, Swede Channel, Mary’s East, Mary’s North, and 3B-1 Deposits, all of which are found on a left limit bench system above Nolan Creek, and Archibald and Faye Creeks, which are typical modern stream placer deposits. The Slisco Bench is a terrace placer deposit that occurs on the right limit of Hammond River about 3 mi northeast of Nolan Creek Camp.

More recently, exploration for hard rock lodes has taken place on Pringle Bench north of Smith Creek and especially on Workman’s Bench to the southwest, which are part of the same northeast-striking vein and vein-fault antimony-gold mineralized system.

The Nolan Creek property is on federal lands that are adjacent to Gates of the Arctic National Park and Preserve, which is administered by the U.S. National Park Service (USNPS). According to records researched by the QP, neither the USBLM nor USNPS have ever lodged a complaint about exploration or mining activities that have occurred on Silverado’s claims.

          4.5 Environmental liabilities

Because the claims are federal, reclamation activities follow guidelines administered by the USBLM. Overall water quality is administered by the State of Alaska Department of Environmental Conservation (ADEC). The QP conducted an audit of the ADEC and Alaska Department of Natural Resources (ADNR) websites for any environmental liabilities related to Silverado’s Nolan Creek properties, and could not find any notice of water quality violations, public notice violations, non-point source water pollution control issues, or wastewater violations.

Nolan Creek is classified as an ‘industrial stream’, which recognizes placer mining as a determined use in the Koyukuk district. Under Alaska State law all disturbed lands must be reclaimed after mining activities have ceased, regardless of land ownership. For placer mining in Nolan Creek, Silverado participates in the statewide bond pool administered by the ADNR. Reclamation has occurred consistent with the operating plan and has been reduced from a bonded 60 acres to about 40 acres, per discussions with USBLM field personnel.

The Nolan Creek property is on federal lands that are adjacent to Gates of the Arctic National Park and Preserve, which is administered by the U.S. National Park Service (USNPS). According to records researched by the QP, neither the USBLM nor USNPS have ever lodged a complaint about exploration or mining activities that have occurred on Silverado’s claims.

A potential issue for future mine closure on the property deals with the maintenance shop facility at the Nolan Creek Mine. The shop has a dirt floor and has been in use since the early 1980s. The shop may contain contaminated soils that will need to be remediated at mine closure. There also is a solid waste permit application that has been submitted to the ADEC for the burial of clean metal material. Based on discussions with USBLM personnel, these issues are not, at present, considered to be a significant environmental concern.

4.6 Permit and general regulatory requirements

Silverado already possesses a number of permits, licenses, and authorizations that allow them to operate on their federal lode and placer mineral claims, which are summarized in Table 4.1. Dealing simultaneously with placer and lode exploration and development activities, such as those existing on Silverado’s Nolan properties, presents unique challenges when summarizing permitting requirements and general mine-related activities. The QP has subdivided permitting regimes governing placer and lode exploration and development activities below, but cautions the reader that some permits simultaneously cover both lode and placer development activities.

4.6.1 Placer mineral development permitting

Nolan Creek is classified as an ‘industrial stream’, which recognizes placer mining as a determined use in the Koyukuk district. Silverado requires an Alaska Placer Mining Application Permit (APMA Permit) to operate on their claims at Nolan Creek. Two Nolan Creek claims were found to be listed on active State of Alaska

Figure 4.3  Location  map of Nolan Creek placer and lode mineral  deposits

Vermont Creek
Slisco Bench
Right Fork
Nolan Creek
Hammond River
Road
Montana Gulch
D Block #1
Below Discovery
Buckeye Gulch
'A' Decline
'B' Decline
D Block #2
Below Discovery
Thompson's Pup
'C' Decline
3B3
Road
Swift Creek
3B1
Upper end
Nolan 'Deep
Channel'
Acme Creek
Fay Creek
Wool Bench
Postulated
continuation
of
Nolan 'Deep
Channel'
Archibald Creek
Archibald Bench
Mary's East
Mary's Underground
Swede Channel
Shop
Main Camp
West Block
Treasure Chest
Fuel Cache
Smith Creek Dome
Eureka
Pringle Bench
Dolney
Airstrip
Smith Creek
Workman's Bench
0
½
1 mile

APMA Permits during calendar year 2007, which reflects the recent underground placer mining activities that have taken place in Swede Channel and Mary’s East placer gold deposits. Permits to process waste water at Nolan Camp and for fuel storage have been received from the Alaska Department of Environmental conservation (ADEC). The former implements a new technology that processes human waste waters to meet drinking quality standards. The placer development activities require a National Pollution Discharge Elimination System (NPDES) permit, which allows a mixing zone for their placer washing activities. In 1995, Silverado elected to design a 100 percent recycle system for their placer mine activities, one of the first to be successfully permitted and implemented in Alaska.

The U.S. Army Corps of Engineers (Corps) monitors activities on all wetlands in Alaska. Silverado has operated under a Corps 404 General Permit since the early 1990s.

The Nolan placer developments have required a reclamation plan and bond approval, which authorizes a reclamation plan and bond cost estimates on all lands in Alaska, regardless of underlying ownership. Under Alaska State law, all disturbed lands must be reclaimed after mining activities have ceased, regardless of land ownership. For placer mining in Nolan Creek, Silverado participates in the statewide bond pool administered by the ADNR. Reclamation has occurred consistent with the operating plan and has been reduced from a bonded 60 acres to about 40 acres, per discussions with USBLM field personnel. The Division of Mining, Land and Water Management (DMLW), a division of ADNR, issues the permit reclamation approval. Because underlying claim ownership is the U.S. Government (federal placer claims), an active Plan of Operations for Nolan Creek placer mine activities is on file with the USBLM. Both surface and underground placer mining activities follow the rules administered by the U.S. Mine Safety and Health Administration (MSHA). No permit is required, but Silverado must comply with MSHA rules, or face sometimes heavy fines or even imprisonment. Silverado’s mining operations on Nolan Creek have been inspected by MSHA officials several times during 2002 to 2003. The QP observed two field inspections of Silverado activities by MSHA officers during 2006 to 2007. One citation was issued during the spring of 2006 to Silverado that requested remedial action at their portal for the ‘Swede Channel Project’. The portal for the mine-test was shored up and subsequently approved by MSHA. Silverado has used explosives during their underground placer mines and, more recently, during the opening up the Workman’s bench lode; a.k.a. Nolan lode development. The Bureau of Alcohol, Tax and Explosives (BATE) does not require permits for the use of explosives, but Silverado employees and contractors that handle explosives must pass Federal background checks and obtain a ‘Powderman’s License’, which is issued by BATE.

4.6.2 Lode mineral exploration and development permitting

Permits required for Silverado’s lode operations include a NPDES permit from the USEPA that also covers lode operations, the annual Alaska Placer Mine Application (APMA), which has been traditionally defined as the ‘APMA/Hardrock Permit’ for a small lode operation like the Nolan Lode Development described in Chapter 18 of this Technical Report. For now, larger lode developments, arbitrarily limited to mines with >500 t/d operations, must be permitted through the ‘Large Mine Permitting Process’. Both state and federal agencies review the APMA/Hardrock Permit.

Table 4.1 Current Regulatory Agency Listing Involved with Silverado’s Nolan Creek Plan of Operations and Environmental Assessment (EA) Approved in 2008

Agency Name	Explanation	Permit Held by Silverado	Oversight Function
U.S. Bureau of Land Management (USBLM)	Principle agency that approves Alaska Placer Mine Application/Hardrock Permit; Involves Environmental Assessment; includes Historic preservation issues	APMA Permit	Oversight through issuance of Environmental Assessment
U.S. Environmental Protection Agency (USEPA)	Principle Agency that issues National Pollution Discharge Elimination System (NPDES); will transfer to Alaska Department of Environmental Conservation in 2010 or 2011.	NPDES Permit	Includes Input through USBLM Environmental Assessment
U.S. Army Corps of Engineers (Corps of Engineers)	Issues 404 Wetland Permit	General 404 Wetlands Permit	Includes Input through USBLM Environmental Assessment
U.S. Mine Health and Safety Administration (MSHA)	Monitors Safety at Placer and Lode developments through regular inspections		Oversight and Inspections
U.S. Bureau of Alcohol, Tax, and Explosives (BATE)	Regulates Explosives use at Nolan		Background checks and License requirements
Alaska Department of Natural Resources (ADNR)	Administers 1) Bonding and Reclamation; and 2) APMA Permit with Federal Agencies	APMA; Bonding
Alaska Department of Environmental Conservation (ADEC)	Environmental issues Nolan area	Waste water treatment permit;	Additional Input through USBLM Environmental Assessment
Alaska Department of Fish and Game (ADF&G)	Authority concerning wildlife and aquatic habitat maintenance issues	Alaska Statute Title 16 Permit Requirements	Additional Input through USBLM Environmental Assessment
Alaska Department of Revenue (ADR)	Monitors and collects taxes on all mine activities regardless of underlying land ownership		Alaska Mining License tax; Alaska Corporate Income taxes
Alaska Department of Transportation and Public Facilities (DOTPF)	Maintenance of Nolan Road from Wiseman to Nolan Camp		Silverado works with DOTPF with road maintenance
Alaska State Historic Preservation Office (ASHPO)	Regulates State Historical Artifacts		Input through USBLM Environmental Assessment

The USBLM review incorporates review and analysis from 28 separate categories, which will be summarized in Chapter 18 during the discussion of the Nolan Lode Project. The company has acquired a permit from the USBLM to collect a bulk mineralized sample. This will allow Silverado to acquire up to 1,000 cubic yards of mineralized materials for metallurgical testing and analysis from Workman’s Bench. During his review of the ongoing operations this year, the QP identified the need for Silverado to produce a potential acid generation (PAG) plan designed to mitigate Acid Rock Drainage (ARD) initially for both the bulk sample collection effort and later for underground development of the Workman’s Bench lode (Bundtzen, 2008b, c). Permitting for potential (ARD) will require compliance with the National Pollution Discharge Elimination System (NPDES), a program that has been administered by the U.S. Environmental Protection Agency (EPA). The ARD permitting and mitigation approach as it relates to the Nolan Lode Project is discussed in Chapter 18. 5 of this technical report.

In late 2010 or early 2011, the State of Alaska will take over primacy of NPDES as have more than 30 other U. S. States, which mean that NPDES permitting requirements in Alaska will be processed through the Alaska Department of Environmental Conservation (ADEC). The NPDES regulatory package includes: 1) impacts and risks to surface water; 2) mitigation of total dissolved solids (TDS); 3) permitting of tailings and decant water containment facilities; and 4) treatment and management costs. Specific permit types will depend on an assessment of risks analysis, which must be completed by Silverado prior to development. This transformation from Federal to State oversight will impact both placer and lode mineral development at Nolan Creek, but especially the proposed lode development.

A regulatory issue did affect Silverado’s 2007 core drilling program on Pringle Bench north of Smith Creek. Lode exploration must comply with Section 106 of the National Historic Preservation Act (NHPA) as codified in USBLM regulation 36CFR 800. Silverado hired Northern Land Use Research (NLUR) of Fairbanks, Alaska to complete a cultural review on a number of claims where historic mining activities had taken place. Last year, NLUR produced a report for Silverado detailing the extent of historical artifacts present on the mining claims. That report was then forwarded to the USBLM (Neely, 2007). After the USBLM reviewed the 2007 NLUR report, their staff recommended removal of a historic cabin on Smith Creek and removal of an elevated sluice on the south wall of Smith Creek.

4.6.3 Permit and Plan of Approval Verification

The QP has searched websites to document Silverado’s permit acquisitions; and obtained copies of correspondence that confirm the permit acquisitions listed in Table 4.1. The written documentation include: 1) a camp wastewater discharge permit from ADEC (file no. 330.45.081); 2) four NPDES General permits for placer mining from the USEPA (AKG37-0142-to-AKG37-0145); 3) a General 404 Permit from the Corps (POA-2007-1388-D); 4) a Habitat permit issued by ADNR Office of Habitat Management and ADF&G (F087084); 5) the Annual multi-year APMA/Hardrock permit for 2008-2011 (#F077084) issued by ADNR; and 6) the entire listing agencies of the USBLM Environmental Assessment, which was reviewed in 28 categories by 20 separate individuals that represented multiple agencies (#EA-AK-025-08-002). For the comprehensive Environmental Assessment (EA) referenced above, Mr. Steve Lundeen of the USBLM stated:

“The finding of no significant effect signed on January 24th, 2008 for the Environmental Assessment #EA-AK-025-08-002 actually makes up the approval for your (Silverado’s) plan of operations outlined in Alaska Placer Application #F077084. These documents, along with the annual bonding form, comprise your approval to conduct operations described in your APMA Application.”

Most of Silverado’s acquired permits will carry forward and are directly applicable to the proposed Nolan lode development project on Workman’s bench.

5 Accessibility, climate, local resources, infrastructure, and physiography

The Koyukuk Mining District is bounded on the east by the South Fork of Koyukuk River, the Alatna River on the west, the continental divide of the Brooks Range on the north, and the Kanuti River basin on the south. Elevations in the district range from 4,635 ft on Vermont Dome to about 1,220 ft on the floodplain of xxxxthe Middle Fork of the Koyukuk River. Other prominent landforms present at or near Nolan Creek include Smith Dome at 4,005 ft elevation, Montana Mountain at 3,270 ft, and Midnight Dome at 3,860 ft.

Vegetation in the area is dominantly mature white spruce forests and occasional groves of birch and alder. Although lower slopes are heavily forested, the entire area was logged during the late 19th to early 20th Centuries to provide fuel for early underground placer mine activities, heat for miner’s cabins, and wood for construction activities. Currently, the timberline is at about 2,500 ft elevation. Alpine species consist of various mosses and blueberries.

Nolan Creek is at the center of the Koyukuk district . Regularly scheduled commuter flights from Fairbanks to the 4,500 ft long, state-maintained Coldfoot Airport are provided by Wright Air Service Inc. Nolan Creek is road-accessible from Fairbanks via the Dalton Highway, which services the Trans-Alaska Pipeline and the North Slope oil fields.

The Trans-Alaska Pipeline and Dalton Highway corridor in the valley of the Middle Fork, Koyukuk River is east-southeast of the Nolan Creek property holdings . The small community of Wiseman, with a 2000 census population of 28, is at the junction of the 7 mi long, secondary access road that links the Dalton Highway with Silverado’s Nolan Creek mine camp. In 1985, the access road from Wiseman to Nolan Creek was upgraded to secondary standards by the Alaska Department of Transportation and Public Facilities (DOTPF).

Silverado’s Nolan Creek property is remote and far from Alaska’s urban areas. Silverado’s camp is located 175 air mi north-northwest of Fairbanks, Alaska’s second largest community, with a population in 2007 of about 98,000.

The community of Coldfoot, which is about 13 mi south of the community of Wiseman, has Alaska’s most northern gas station, grocery, bar, and public lodging facilities. The weather station at Coldfoot provides the Alaska State Weather Service with climatic condition on the Southern Brooks Range. DOTPF operates a large shop facility at Coldfoot on a year-round basis, and maintains a 125 mi long segment of the Dalton Highway and the Coldfoot Airport.

Nolan Creek Valley is located about 75 mi north of the Arctic Circle. Winter usually begins in late September or early October and lasts until early April. A very brief spring is followed by summer in early June, which lasts until late August. Fall weather conditions occur for about one month in September. Coldfoot, about 15 mi southeast of Nolan Creek Valley, recorded the unofficial all-time, State of Alaska record low of ?82°F in January, 1989.

5.1 Nolan Creek location map.

FIGURE LOCATION
3B-1 Below Discovery (Placer)
3B-3 Below Discovery (Placer)
Silverado's Nolan Base Camp
Slisco Bench (Placer)
D Block (Placer)
Swede Gulch (Placer)
Workman's Bench Lode
Secondary road - maintained by Silverado
Wiseman Village
Trans-Alaska Pipeline
Dalton Highway
Coldfoot (airport & facilities)
Dalton Highway
Fairbanks - 74 miles ↓
0 ½ 1 mile
N
ARCTIC
NATIONAL
YUKON
CIRCLE
RAY MOUNTAINS
ALATNA HILLS
UNITED STATES
CANADA

Temperatures as high as 85°F have been recorded in nearby Wiseman. Exploration drilling by Silverado has taken place from June 1 to late October. For example, the 2007 core drilling program ended on October 23, when temperatures rapidly decreased to ?10°F and froze the water lines. The annual duration of surface exploration and test-mining activities ranges from 135 days to 150 days.

During 2008, core drilling on Workman’s Bench was delayed until June 8th, due to a late spring thaw. An early May startup had been planned. Heavy snows prevented access into areas where collars were planned. Sub-freezing temperatures that occurred well into May reinforced the company decision to delay the start of the drilling season until June 8th.

The camp is underlain by permafrost for up to several hundred feet. This necessitates engineering of facilities to combat the thawing of the substrate and drawing water from wells, which tend to freeze.

Silverado has operated seasonal, underground placer drift mines intermittently from 1994 to 2007. These mine methods, which blast with standard drill-and-shoot techniques and excavate frozen gravels with low-profile mining equipment, are dependent upon freezing weather conditions. Since 1994, winter drifting has taken place from November 1 to March 31. When temperatures exceed 15°F underground, test-mining activities are curtailed to avoid thawing of frozen gravels until colder temperatures are encountered.

The freezing ground conditions also affected the underground testing of lode antimony-gold mineralization in the 470 feet of drifts and crosscuts constructed Workman’s bench during late 2007 and early 2008. Because the ground was in a frozen state, there was no need to shore up underground workings and no timbering was required. The portal was closed tight in early spring and underground conditions remained safe and intact although some deterioration caused by thawing at the portal required some remedial work in the fall. The reinforcement of wall rock competency by freezing conditions is an important positive factor in the development of the antimony-gold-lodes.

5.1 Infrastructure

Nolan Camp is located in the valley of Nolan Creek about 2 mi above the confluence with Wiseman Creek. The original Nolan operations, including camp, buildings, machinery shops, and related equipment, were constructed in the late 1980s. Power is produced by a diesel power plant at the camp site. Nolan Camp was upgraded in 2002 and again in 2007 so that underground and open-cut mining operations could be effectively carried out. The upgrading and efforts included:

  The purchase and installation of a ten room housing unit;

  The construction of an engineering office;

  The upgrading of laboratory facilities;

  The installation of a new sewage treatment facility;

  The construction of a new kitchen and cafeteria; and

  The installation of new communications equipment.

The camp is capable of housing 30 workers on a full-time basis.

Water is obtained from a well near Wiseman, about 5 mi from Nolan Camp, and transported to camp with a water truck. Water is then pumped into three 2,500 gallon plastic holding tanks that are housed in the main utility room. A conventional well near the camp is no longer used because of problems encountered with permafrost, which freezes the well casing.

Tailings have been stored on USBLM approved pads at several sites in Nolan Creek Valley, and are included in this Technical Report as important infrastructure. Tailings ponds have been constructed during seasonal mining activities, and operate under a 100% recycle technology.

Silverado has fuel containment facilities associated with their two 15,000 gallon capacity diesel tanks. All gasoline is purchased in 55 gallon barrels. Both gas and diesel tanks, which are stored on liners in accordance with ADEC specifications, are located about 100 yd west of the cafeteria and bunkhouse complex.

There appears to be adequate space for storage of tailings, mine equipment, and fuel in Nolan Creek Valley. Most exploration, development, and test mining activities from placer claims have been of a small scale nature, extracting and processing less than 50,000 tons of mineralized material each year. Each year, this quantity of materials has been stacked for processing, restacked after processing, and reclaimed in a manor required by the Alaska Department of Natural Resources (ADNR, the principle agency that administers the State of Alaska’s mined land reclamation programs.

6 History

6.1 Historical ownership of property

Placer mining claims held by Silverado in the Nolan Creek Valley area are centered on historic claims located by miners and prospectors prior to World War II. Prior to 1920, the claims were held by more than 30 small companies and individuals. During the 1930s to1960s, prospectors consolidated most of the claim group in Nolan Creek Valley.

In 1978, Silverado leased ten core placer claims on Nolan Creek while working its claims staked the same year. In 1981, Silverado acquired 55 core claims in Nolan Creek Valley, which forms the base of the placer interests today. In 1991, Silverado acquired key claims on Woll Bench and adjacent areas near Archibald creek from Mr. Paul Dionne, who was mining pacer gold at a small scale with underground drift mining methods. Silverado located an additional 150 placer mining claims starting in 1994 and ending in 2007.

In 1994, Silverado leased 38 placer mining claims from Alminco on the Hammond River. This claim group includes the Eldorado Association, which includes the ‘Slisco Bench’ system that has been explored with drilling by Silverado up through 2006. Silverado has maintained this lease on this claim group through 2008.

Because placer mining activity dominated Nolan Creek Valley, Silverado held only a small number of federal lode claims until the last 5 years. Historic lode mining claims were largely confined to Smith Creek Valley. In 1978, the Smith Lodes 1 to 3 were also acquired. Silverado agent Mr. Brian Flanigan staked 38 federal lode claims for Silverado in 2003 (SS01-SS38 series). Agent Mr. Glen Drexler staked 221 lode claims for Silverado in 2006 and 68 lode claims for Silverado in 2007. During 2008, five (5) federal placer claims and fifty four (54) federal lode claims were dropped in Nolan Creek valley and Marion Creek area to the east, bringing the total to 611.

6.2 Exploration and development by previous owners

Prior to Silverado activities in Nolan Creek Valley, exploration and development work by previous claim owners was minimal. Mine development was directly associated with surface and underground placer gold mining activities. During World War II, some trenching of stibnite (antimony) lode mineralization took place on Pringle Bench north of Smith Creek. Pacific Rim could find no evidence of any drilling programs that took place on either in Nolan Creek Valley or in the Hammond River property area during this period.

Since 1983, mineral resource estimates have been prepared by Silverado contractors for Nolan Creek deposits (see Armstrong, 2001; Armstrong et al, 1994; Childress, 1995; House, 1995a, b, c; Murton, 2004; and Flanigan, 2004 ). These estimates have been made over a period of time when the rules that govern public disclosure of mineral resource data has significantly changed in the United States, Canada, and abroad.

In general, most mineral resource estimates made by Silverado do not conform to guidelines set forth in Sections 1.2, 1.3, and 2.4 of NI 43-101, and have not been relied upon in this analysis. However, some resource estimates of individual placer gold deposits made by Armstrong et al (1994), Murton (2004), and Flanigan (2004) do conform to NI 43-101, and have been used in this analysis.

In 2004, the QP prepared an independent technical review of Silverado’s mineral properties in the Fairbanks Mining District and at Nolan Creek (Bundtzen, 2004). This report provides a comprehensive summary of the lodes and placer mineral properties in both areas, but was not presented in Form 43-101F1 format and was hence not compliant with NI 43-101.

On July 29th, 2008, the QP released NI 43-101 Report ‘Estimation of Lode and Placer Mineral resources, Nolan Creek, Wiseman B-1 Quadrangle, Koyukuk District, Northern Alaska’, which describes and documents exploration and development activities by previous workers in the area.

6.3 Historical production

Placer gold was found on the bars of the Koyukuk River between 1885 and 1890, and the first commercial discoveries on Nolan Creek and tributaries of the Hammond River and tributaries were made in 1901 (Cobb, 1974). Since then, about 344,990 oz of gold have been recovered from both open cut and underground placer mines in the Koyukuk District (Kurtak et al, 2002a, b). The largest single producer has been Nolan Creek and its tributaries, Smith Creek and Archibald and Fay Gulches, which have produced an estimated 185,000 oz of placer gold from 1901 to 2007, or about 54% of the Koyukuk District total. More than 100,000 oz of gold was produced during 1908 to 1911 by underground drift miners on Nolan Creek.

Figure 0.1 shows the location of Silverado’s past placer mining activities from 1979 to the present. In that period gold production was intermittent. Total production from 1979 to 2007 was 23,150 oz of placer gold recovered from 271,771 cu yd of gravel at an average grade of 0.085 oz/cu yd gold (Table 0.1) .

Silverado’s production of placer gold began in 1979, when a small test cut on Archibald Creek yielded about 12 ounces of coarse placer gold. Silverado’s initial placer mining efforts on Nolan Creek focused on mining restricted fractions of pay gravels on Archibald and Fay Creeks at the upper end of Nolan Creek basin. Production totaled 730 ounces from 12,166 cubic yards in 1981; 304 ounces of placer gold from 4,343 cubic yards in 1984; and 1,338 ounces of placer gold in 20,585 cubic yards in 1987 (Armstrong, 1984). Recovered grade during all three years ranged from 0.060 -0.070 ounce gold/cubic yard. During 1989-1990, Paul Dionne drifted underground on the Wool Bench south of Archibald Creek and reported grades of 0.100 oz/ton gold. His results and the success of other drift miners in the Koyukuk district led Silverado test-mine underground placer gold resources on their Nolan Creek claims.

From 1994 to 1995, Silverado extracted gold bearing gravels from two underground mining operations, the Mary’s Bench and 3B1 ore bodies; and four surface-mineable sources: the Ogden-Eureka Bench, Phase 3 Open Cut, West Block, and Mary’s Bench Hydraulic Pit. During this two year production period, Silverado’s placer mining activities in the Nolan Creek property area were nearly continuous with underground stopes being extracted during the winter and surface mines developed during the summer. Pay gravels from all sources were washed during the summer months. During 1994-1995, 13,162 ounces of placer gold, much of it of jewelry grade, were recovered from 100,307 cubic yards of gravels, at an average grade of 0.131 ounces gold /cubic yard. Production steeply declined during 1996 to 1998 because of the lack of drill-indicated (underground) resources.

During 2002-2003, Silverado explored and developed the ‘Nolan Deep Channel underground drift project’, which was quickly terminated after encountering ‘live water’ and roof and sidewall instability.

During 2006-2007 Silverado began a phased development of the Swede Channel and Mary’s East underground drift mine projects. Both mine developments were initiated after RC drill hole data identified placer gold deposits. Silverado recovered 4,661 ounces of placer gold from 34,228 loose cubic yards of gravel at an average grade of 0.136 ounces gold per loose cubic yard.

Figure 0.1 Location of areas test-mined by Silverado

'A' Decline
'B' Decline
'C' Decline
Upper end
Nolan 'Deep Channel'
Thompson's Pup
Fay Creek
Acme Creek
Archibald Creek
Swede Channel; mined in 2006/07
Mary's East; mined in 2007
3B1
West Block
Mary's Underground
Postulated continuation of Nolan 'Deep Channel'
Nolan Creek
Eureka
Dolney
Workman's Bench
Smith Creek
Airstrip
0 500 1000
FEET
Test Mined Placer Gold Areas (2006-2007)
Test Mined Placer Gold Areas (1981-2004)

Table 0.1 Placer gold production from Silverado properties, 1979 to 2007, Nolan Creek

Yea	Location	Bank cu yd (BCY)	Placer gold recovered (oz)	Recovered grade (oz/BCY)
1979	Fay Creek	NA	12	NA
1981	Archibald/Fay Creek	12,166	730	0.060
1984	Archibald/Fay Creek	4,343	304	0.070
1987	Archibald/Fay Creek	20,585	1,338	0.065
1993	Thompson Pup	33,800	1,304	0.038
1994	Mary’s Bench Underground	16,143	2,697	0.167
1994	Ogden-Eureka Bench Open Cut	29,300	5,733	0.196
1995	Phase 3 Open Cut	22,285	2,394	0.107
1995	3B1 Underground	12,991	1,006	0.077
1995	West Block Open Cut	18,988	1,305	0.069
1995	Mary’s Bench Hydraulic	600	27	0.045
1996	Dolney Bench Open Cut	5,042	126	0.025
1998	Archibald Creek Open Cut	5,947	128	0.022
1999	Swede Channel Underground	4,575	623	0.136
1999	Workman’s Bench Open Cut	5,580	112	0.020
2000	Workman’s Bench Open Cut	14,919	201	0.013
2003	Nolan Deep Channel; Wool Bench, Mary’s Bench	30,279	451	0.015
2006	Swede Channel	8,896	951	0.105
2007	Swede Channel and Mary’s East	25,332	3,711	0.146
Total		271,771	23,153	0.085

Notes:

-	Modified from Bundtzen (2004); unpublished Silverado production files, and Bundtzen (2006c; 2008).
-	Includes 1,338 ounces of gold nuggets produced by lessee Eclipse Mining in 1987 and 623 ounces of placer gold produced by lessee Mike Roberts in 1999

7 Geological setting.

The bedrock geology of Nolan Creek is dominated by units of the Brooks Range schist belt, a poly-deformed package of schist, greenstone, and orthogneiss (Figure 7.1) . The schist belt is part of the Coldfoot subterrane of the Arctic Alaska terrane, which underlies more than 75% of the south flank of the Brooks Range.

Nolan Creek has been subjected to the effects of Pleistocene glaciation, which has carved U-shaped profiles in the various trunk valleys (Figure 7.1) . Glacial drift of the Middle Pleistocene Sagavanirktok River Glaciation occupies hill slopes, low saddle areas, and high level cirques to maximum elevations of about 3,200 ft at Nolan Creek. The Late Pleistocene Itkillik Glaciation left various types of drift in major trunk streams including in the valleys of Middle Fork, Koyukuk River. During the Itkillik glacial maximum, an extensive 9 mi long by 2 mi wide lake, called Glacial Lake Wiseman, inundated nearly the entire valley of Wiseman Creek. With valley base levels reestablished to much lower levels, Glacial Lake Wiseman was eventually drained to the east, cutting a steep, till-covered, bedrock canyon to the Middle Fork, Koyukuk River. Such rapid base level adjustments are a key mechanism for the development of placer-style gold mineralization at Nolan Creek.

Brittle deformation began to form as the last regional metamorphic gradients subsided in Middle Cretaceous time as manifested in an orthogonal, stress field pattern that is in a conjugate relationship in the Nolan Creek and Hammond River areas. A northeast-striking high angle fault cuts across the left limit of Nolan Creek over Vermont Pass and into Hammond River canyon. A northwest-trending fault in conjugate relationship with northeast structures trends up Wiseman Creek, and possibly through lower Hammond River canyon.

Placer gold deposits eroding from the Sb-Au vein deposits in the Coldfoot Terrane have formed in valleys and on benches of Nolan Creek valley and the Hammond River areas.

On July 29th, 2008, the QP released the NI 43-101 Report ‘Estimation of Lode and Placer Mineral resources, Nolan Creek, Wiseman B-1 Quadrangle, Koyukuk District, Northern Alaska’, which describes all aspects of the geologic setting of the area. A more complete geologic setting of the Nolan Creek area was released on SEDAR (www.sedar.com) and can be accessed @ http://www.silverado.com/.

Figure 0. 1 Geologic map of the Nolan Creek area Koyukuk District; modified from Dillon and Reifenstuhl (1990) and Hamilton (1979).

Glacier Creek Valley
Nolan Creek
Smith Creek
Hammond River
Glacial Lake Wiseman
Dalton Highway
Middle Fork Koyukuk River
WISEMAN
LEGEND
Quaternary Units
Alluvium
Landslide/flowslide deposits
Solifluction deposits
Alluvial fan deposits
Itkillik glaciation
Sagavanirktok glaciation
Lacustrine silt
Alluvial terrace deposits
Itkillik kame and kame terrace deposits
Beaucoup Formation
Chloritic carbonates
Chloritic siltstone
Meta-siltstone
Black slate/phyllite
Chloritic siltstone/conglomerate
Coldfoot Terrane
Twice metamorphosed rocks
Pelitic schist
Black schist
Metavolcanic rocks
Calc-schist
Marble
0 1 2
MILES
NORTH
Faults
Thrust fault with teeth pointing to upper plate
High angle fault, U= upthrown side/ D= downthrown side
Orthogonal fault pattern suggested by Driscoll (1987)
Other symbols
25
Strike and dip of foliation
Terminal ice position, latest Itkillik age

8 Deposit types

The Workman’s Bench and Pringle Bench properties contain quartz-stibnite-gold veins that cut a high-angle, structurally controlled zone that is 150 ft to 300 ft wide and at least 1,600 ft in length. These quartz-only and stibnite-quartz (gold) veins strike northeast and cross-cut low angle cleavage at steep to vertical angles. Besides locally massive stibnite, the quartz-carbonate vein stock works also contain arsenopyrite.

The gold-stibnite-quartz veins of Nolan Creek Valley strongly resemble the gold-antimony deposit type (Berger, 1993; U.S. Geological Survey Deposit Model 36C). These deposits are characterized by the presence of stibnite, berthierite, high fineness gold, and aurostibite hosted in metamorphosed, quartz-carbonate-bearing, compressive shear zones within low grade, greenschist facies metamorphic rocks. The deposit types are characterized by deformed, ductile fabrics and tectonically recrystallized, fine grained, granoblastic stibnite lobes and lenses.

The gold-antimony deposit type 36C is considered to be a sub-type of the mesothermal, auriferous lodes found in mineral provinces worldwide. Mineral deposit type 36C is not very well documented in North America but well studied in Asia, Europe, and Africa. Worldwide examples include deposits in the Transvaal of South Africa, the Reefton District in New Zealand, and deposits in Eastern Europe and in Russia. Olympiada in Siberia is an example of a large, productive gold (stibnite) deposit of this type.

On July 29th, 2008, the QP released the NI 43-101 Report ‘Estimation of Lode and Placer Mineral resources, Nolan Creek, Wiseman B-1 Quadrangle, Koyukuk District, Northern Alaska’, which describes lode and placer mineral deposit types in the Nolan Creek area, including the Workman’s bench area. Detailed descriptions of placer and lode deposit types are described in the report, which was released on SEDAR (www.sedar.com) and can be accessed @ http://www.silverado.com/.

9 Mineralization

9.1 Lode deposits

The Workman’s Bench and Pringle Bench properties contain quartz-stibnite-gold veins that cut a high angle, structurally controlled zone that is 150 ft to 300 ft wide and at least 1,600 ft in length. These quartz-only and stibnite-quartz (gold) veins strike north 45° east and cross-cut low angle cleavage at steep-to-vertical angles. Besides locally massive stibnite, the veins also contain significant arsenopyrite. Individual quartz-sulfide veins north of Smith Creek range from 1 in to 4 in thick and can be traced for at least 400 ft of strike length (Ebbley and Wright, 1948).

Bedrock units on Workman’s Bench and Pringle Bench consist of dark gray, carbonaceous phyllite and schist, light gray quartz-rich meta-sandstone, greenish gray chlorite rich muscovite schist, and occasional lenses of calcareous chlorite schist. Isolated boudins of greenstone-gabbro have also been observed, but not in place. The layered rock units have been deformed by both open and sub-isoclinal folds. Metamorphic foliation in the hanging wall and footwall zones of the vein-fault zone is normally shallow, with dips of less than 45°. S1 foliation usually parallels compositional banding, but locally, a conspicuous S2 secondary cleavage crosscuts compositional banding at a high angle. Northeast and northwest-striking, high angle fault zones and low angle thrust faults cut the metamorphic rock basement.

Lode mineralization at Workman’s Bench and Pringle Bench systems consists of a northeast-striking, steeply dipping zone of gold-bearing, quartz-stibnite veins and veinlets. At Workman’s Bench, stibnite-bearing veinlets occur from 86 ft to 234 ft from the portal or over a width of about 150 ft. Because the drift was cut perpendicular to strike, this represents a true thickness of the vein-veinlet swarm. A more focused zone of quartz stibnite vein concentration occurs mainly from 136 ft to 234 ft or an estimated width of about 98 ft, where 67 individual veins were identified. Within the ‘Crosscut A’ zone, 21 of the veins contained identifiable stibnite. In the ‘Crosscut C’ zone, the same mineralized stock work veins occur from 120 ft 228 ft or an estimated width of 108 ft. 79 individual veins were identified, 22 of which contain stibnite.

At Pringle Bench, which is the northeasterly extension of the Workman’s Bench system, the same stibnite-quartz vein-fault system widens to nearly 400 ft in three subsidiary zones. However, unlike the Workman’s bench system, where individual veins can be traced continuously both laterally and vertically, the stibnite-quartz (gold) veins are more diffuse, with less certainty in correlating individual veins along strike.

A majority of veins observed in either trenches, core, or underground workings exhibit nearly horizontal slickensides, suggesting intrusion of hydrothermal fluids along fault zones and lateral movement subsequent to vein emplacement.

Polished section analysis shows that two basic fabrics are observed in the stibnite (aurostibnite)-quartz veins:

  Simple, twinned stibnite blades and grains showing resorption textures with euhedral, quartz crystals and grains.

  Extensive shearing and local coarsening of sulfide grains (mainly stibnite), 120° triple junctions in mono-mineralic stibnite, and recrystallization of gangue minerals (quartz) that indicate dynamic metamorphism.

Mineralization in the ‘A Zone’ at Workman’s Bench contains a shear fabric consisting of parallel lamina of recrystallized stibnite. These fabrics are referred to in the literature as thermal metamorphic textures (i.e., Ineson, 1989).Microprobe analyses by Cannon Microprobe Inc. document the such minerals as siderite (as gangue) and accessory arsenopyrite occur in the stibnite-bearing zones (figure 9.1) .

Figure 9.1 Photomicrographs, Workman’s Bench mineralized system

More than 90% of the veins and veinlets dip steeply southeast, with dips ranging from 50° to 85°. A few veins dip steeply northwest. A system of east-west to northwest striking, moderately dipping vein-faults cut through the underground workings. The QP observed that these faults both offset, to a minor degree, the northeast-striking, stibnite-bearing veins, but are also cut by other northeast-striking stibnite veins

9.2 Placer deposits

On July 29th, 2008, the QP released the NI 43-101 Report ‘Estimation of Lode and Placer Mineral Resources, Nolan Creek, Wiseman B-1 Quadrangle, Koyukuk District, Northern Alaska’, which describes lode and placer mineralization in the Nolan Creek area, including the Workman’s bench area. No significantly new placer deposit mineralization information has been generated for Nolan Creek project since that report was released on SEDAR (www.sedar.com) and which can be accessed @ http://www.silverado.com/.

10 Exploration

10.1 Results of placer and lode exploration

Since 1978, Silverado has explored for placer gold and lode gold deposits on their Nolan Creek and Hammond River-Silsco Bench properties. Table10.1 summarizes the scope of the exploration work that has been conducted on Silverado properties since about 1981. Until 2006, most of the exploration work focused on placer gold deposits. Through the end of 2007, an estimated 910 RC drill holes that total 58,756 ft have evaluated placer gold deposits in the study area (Table10.1) . Drill holes range from 25 ft to 145 ft in depth and average 62 ft in depth. During the drill program, more than 11,750 five-ft intervals were systematically panned down the entire length of each drill hole. The drill holes were generally designed on 50 ft centers. In Nolan Creek Valley, drill hole collars are oriented along north 070° west (290°) lines, which crosscut the northeast trend of ancestral and modern, gold-bearing fluvial deposits. On Slisco Bench in the Hammond River area, drill holes are spaced at 50 ft intervals but aligned to cross the channel orientation which trends northeast in the north and northwest in the south. An estimated 6,380 ft of underground exploration drifts have been completed by a contractor of Silverado.

RC drilling is the principle exploration method used by Silverado in the identification of placer gold deposits in the Nolan Creek and Hammond River areas. RC drilling campaigns have led directly to the development and test mining of placer deposits at Nolan Creek. These would include successful development of the relatively high grade, Mary’s Bench and Ogden-Eureka Bench deposits in 1994; the West Block and 3B1 Underground deposits in 1995, The Swede Channel development in 1999 and 2005 to 2006; and the Mary’s East deposit during 2007.

Table10.1 Summary of exploration activities, Nolan Creek, 1981 to 2008

Activity	Sample count		Drill hole count	Total drilled (ft)
Soil/stream sediment samples	1,383	(1)	NA	NA
Rock chip samples	275		NA	NA
Rotary drilling (lode)	739		14	3,695
Core drilling (lode)	1,822		59	16,152
Reverse circulation drilling (placer)	11,751	(2)	910	58,756
Trenching	328	(3)	NA	4,422	(3)
Underground exploration drifts	NA		NA	6,380	(4)
Geophysical surveys (VLF/EM)	NA		NA	70.28 line mi	(5)

Notes:

-	(1) Does not include soil sampling conducted by USBLM on Silverado claims.
-	(2) 5 ft intervals were panned and gold, where encountered, weighed or estimated.
-	(3) Estimated from 2004, 2006, and 2007 Silverado work. Does not include federal government exploration work.
-	(4) Exploration drifting only. Does not include production or development stopes.
-	(5) Does not include airborne work conducted by USBLM over Silverado claims.

However, drilling also led to the decision to develop the Nolan Deep Channel deposit during 2002 to 2003, which failed due to geo-technical issues, including an unseasonably warm winter and the presence of live water.

Prior to 2007, lode exploration includes soil, rock, and geophysical investigations that have been followed up by limited drilling campaigns. A systematic soil grid totaling about 1,383 samples covers portions of the mineralized trends in Smith Creek area and Fortress Mountain. A northeast-trending zone of antimony-arsenic-gold anomalies were identified in soils.

Follow-up geophysical studies, using the VLF/EM method, covered soil surveys in the Smith Creek area, including the Workman’s Bench and Pringle Bench, the Hillside stibnite occurrence, and in the so-called Fortress trend. From 1994 to 2008 exploration for lode gold deposits totaled 3,230 ft in 15 RC drill holes and 4,716 ft in 19 shallow core drilling holes. A combined 1,738 samples (at 5 ft and variables lengths) have been laboratory tested for gold, antimony, and other metals. An estimated 4,422 ft of trenching has taken place mostly on Pringle Bench, at Workman’s Bench prospects. Rock-chip samples test mineralized outcrops in the Nolan Creek Valley. Beginning in 2004 and carried through to 2008, Silverado placed an emphasis on surface VLF/EM geophysical exploration of identified mineralized trends. The firm has completed a total of 70.28 line miles covering 2.85 square miles of surface area. Trench interval, soil, and VLF/EM exploration statistics are compiled in Table10.2,

Table10.3, and Table10.4 summarize VLF/EM data and trench statistics, respectively.

Table10.2 Summary of Silverado’s soil sampling programs, Nolan Creek, 2003 to 2007

Year	Location of soil grid	Grid coverage (sq ft)	Sample count	Analytical methods(1)
2003 and 2004	Workman’s Bench, Hillside, and Wool Bench	171,000	398	ME-ICP41; Au-ICP21
2007	Workman’s and Pringle Bench, and Hillside	208,700	695	ME-ICP41; Au-ICP21
2007	Fortress	107,240	290	ME-ICP41; Au-ICP21
Total		486,940	1,383

Notes:

-	(1) Analytical methods as designated by ALS Chemex Labs.

Table10.3 Summary of Silverado VLF/EM data, Nolan Creek, 2004 to 2008

Year	Grid location	Survey area (sq mi)(1)	Linear distance (mi)
2004	Hillside and Wool Bench	0.60	11.57
2007	Workman’s Bench, Pringle Bench and Hillside	0.69	18.02
2007	Fortress	0.36	9.33
2008	Hillside	0.11	2.61
2008	Fortress	1.09	28.75
TOTAL	NA	2.85	70.28

Notes:(1) Line spacing variable but generally 32 ft apart.

Table10.4 Summary of Silverado exploration trenches, Nolan Creek, 2004 to 2007

Year	Target area	Trench name	Length (ft)	Sample count
2004	Hillside	Trenches A,B,C	911	104
2006	Pringle Bench	Trenches D,E,F	920	71
2007	Pringle Bench	Trenches G,H,I,K,L,M	1,296	153
Total			4,422	328

10.2 Placer gold deposits

On July 29th, 2008, the QP released the NI 43-101 Report ‘Estimation of Lode and Placer Mineral Resources, Nolan Creek, Wiseman B-1 Quadrangle, Koyukuk District, Northern Alaska’, which describes lode and placer mineralization in the Nolan Creek area, including the Workman’s bench area. No significantly new placer exploration information has been generated for Nolan Creek project since that release of information, which was posted on SEDAR (www.sedar.com) and can be accessed @ http://www.silverado.com/

10.3 Lode deposits

The combination of soil surveys, VLF/EM geophysical data, past trenching and limited RC drilling on Smith Creek at Pringle Bench and Workman’s Bench laid the foundation for the interpretation of the character of lode mineralization (figures 10.6; 10.7) . An early 1993 drill campaign tested mineralization at Thompson’s Pup. Four drill holes penetrated a brownish gray phyllite with varying degrees of silicification, pyritization, and generally weak hydrothermal alteration. Arsenopyrite and trace stibnite were identified in two drill logs (93TPHR-03; 04). At 50 ft to 55 ft in drill hole 93TPHR-04, grades were 145 ppb gold, > 1.0% arsenic, and 25 ppm antimony, in association with abundant quartz veins.

In 1994, Silverado completed a short, rotary drill program to test the lode potential of the Workman’s Bench area, where stibnite-gash veins were found in a placer mine cut. A ‘first phase’ program consisted of about 750 ft of drilling in four drill holes that ranged from 130 ft to 300 ft in depth. Figure9.7 illustrates the results. Three different horizons display vein-hosted gold-antimony mineralization over 100 ft to 120 ft of true width. The veins range from 0.026 oz/ton Au to 0.086 oz/ton Au over 5.0 ft assay intervals, with up to >1.0% antimony and 4,370 ppm arsenic. One 10.0 ft assay interval averaged about 0.036 oz/ton Au, >1.0% antimony, and 3,300 ppm arsenic. Underground exposures have shown that veins dip vertical or steeply southeast, not northwest as shown in 1994 cross sections.

During 1999, the U.S. Bureau of Land Management (USBLM) completed surface prospecting activities in the Smith Creek lode area as part of their study of the Koyukuk Mining District. Results of these studies are summarized in Kurtak et al (2002a, b). Five grab samples of quartz-sulfide mineralization were taken from veins on Workman’s Bench while 13 samples tested vein exposures on the left (north) limit of Smith Creek, about 800 ft northeast of Workman’s Bench. The 18 grab samples averaged 0.092 oz/ton Au and 33.0% antimony, but individual samples ran as high as 0.476 oz/ton Au and 61.7% antimony (USBLM sample #11705).

In 2000, The USBLM flew a contracted airborne geophysical survey over portions of the Koyukuk mining district. Data was collected over a 40 sq mi area that generally covered Silverado’s Nolan Creek property. Flight lines were approximately 1,500 ft apart and oriented northwest to take into account the northeast structural trend of known mineralization.

In the summer of 2003, Silverado modeled the resistivity data using Surfer 8.02 by Golden Software, with kriging parameters that focused on narrow target zones (Flanigan, 2003; Flanigan et al, 2003). The modeled geophysical data resulted in the recognition of two northeast-trending 870 Hz resistivity lows, one of which more-or-less correlates with the trend of quartz-sulfide veins on Smith Creek and the associated gold, antimony, and arsenic-in-soil anomalies (Figure10.6) . This geophysical anomaly, with associated quartz-sulfide lode prospects and metalliferous soil anomalies, has been referred to by Silverado as the ‘Solomon Shear’ lode target (Flanigan, 2003). Silverado estimates that the Solomon Shear is about 1 mi long and 0.25 mi wide, with geophysical indications of extensions, possibly offset, for an additional 2 mi to 3 mi to the northeast. Also during 2003, Silverado geological staff acquired the multi-element geochemical data from all rotary drill programs

Figure10.1 Map of Nolan Creek Basin illustrating 870 Khz geophysical anomaly in gray

Figure 9.2 Section of 1994 drill hole results for Workman’s Bench

A
A'
Workman's Bench
qtz-Au-Sb-Asp
outcrop
Heavy Tundra Cover
1800
1760
1720
1680
1640
1600
1560
ELEVATION (FEET)
5.0
0.022 / >1.0
5.0
0.067 / >1.0
5.0
0.026 / <0.05
5.0
0.022 / n/a
5.0
0.020 / <0.05
5.0
0.024 / >1.0
DH-1
5.0
0.086 / >1.0
DH-2
15.0
0.028 / <0.05
interval in feet
Au opt / % Sb
assay intercepts
High grade qtz-Au-Sb-Asp
veins along major structures
Disseminated Au envelopes resulting
from brittle fracture (>0.005 opt).
0
50
100
FEET
DH-3

completed previously in Nolan Creek basin, and generated ‘Kriged’, contour maps for 26 of 35 analyzed elements. The contour intervals were based on information from 635, non-uniformly spaced, drill holes that were primarily evaluating placer deposits, but which penetrate bedrock for depths of 2 ft to 6 ft. The elemental data from the RC drill holes confirm the existence of a significant arsenic-antimony-gold system in the Workman’s Bench area.

During 2006 to mid-2008, Silverado added to all existing information and arrived at a coherent model for mineralization in Nolan Creek. The trench, soil, and drill data all show a series of parallel, nearly vertical, quartz-carbonate-stibnite-gold veins that trend from Workman’s Bench on the southwest to Pringle Bench on the northeast for a minimum strike length of 1600 ft (figure 10.3) . Although the same vein system, the Pringle Bench mineralization is characterized by thinner, somewhat discontinuous mineralized zones and lower gold values as compared to Workman’s Bench where semi-massive stibnite veins appear to be more continuous, thicker, and contain higher gold values. The resistivity low in the ‘Solomon Shear Zone’ is interpreted by Silverado to be several parallel fracture systems that might control mineralization (figure 10.4) .

In 2007, Silverado also conducted VLF-EM geophysical, and soil sample surveys in the Fortress Trend northeast of the Workman Bench-Hillside area previously summarized. Soil sample grid area of anomalous arsenic, gold, and antimony in soil samples, and generalized locations of gold-quartz-bearing structures and veins are also shown. Elevated VLF/EM readings appear to crudely coincide with arsenic-gold anomalies. In 2008, VLF/EM coverage continued in the Fortress area.

The most significant contrast to data in the Fortress Trend as compared to the Workman-Hillside trend is the documentation of east-west-striking gold structures. Silverado believes that they now recognize two distinct auriferous structural trends, the gold-bearing, antimony-quartz veins that are fairly well documented in the general Smith Creek area, and gold-quartz-arsenopyrite Fortress-type veins exposed on the ridge between Hammond River and Nolan Creek, with up to 0.24 oz/ton Au and 28.09 percent antimony in the nearby Saddle area. Northeast structures of the first type in the Fay Creek area contain antimony, arsenic, and sparse gold anomalies.

Exploration work conducted during the latter part of 2007 and all of 2008 focused on: 1) driving 470 feet of underground drift to affirm surface and core sampling results and collection of bulk sample for a metallurgical test; and 2); completion of 41 diamond drill holes totaling 13,737 feet to test the extent of the Workman’s Bench antimony-gold mineralized system (figure 10.6) . This confirmed that several, parallel mineralized veins are intersected by diamond drill holes for a strike length of approximately 1,200 feet and a maximum vertical depth of 450 feet.

10.4 Origin of exploration data

Although Silverado has utilized and benefited from government-sponsored mineral investigations, the majority of the exploration work compiled from Nolan Creek Valley has been carried out by subcontractors over a 27 year period beginning in 1979. Subcontracting drilling firms have included Alaska Arctic Drilling, Inc., of Fairbanks, Alaska, and more recently Penn-Jersey Drilling of Wasilla. The exploration programs have been carried out through Silverado employees and contractors.

Figure 0.3 Summary of 2004 and 2007 soil anomalies in Workman bench and Hillside areas

SILVERADO
GOLD MINES LTD.
Nolan Creek Lode Gold Project
Hillside and Workman's
Bench Area
Legend
Soil Geochemical Survey
Soil Sample, 2007
Soil Sample, 2003/04
Sb (ppm)
4240
243
182
158
142
130
122
114
107
101
96.1
Creek
Road
Air Strip
Map by: Dr. K. Eden, CPG
Date: October 17, 2007
Projection: UTM Zone 5
NAD 27 for Alaska
Scale 1:12,000
Archibald Creek
Nolan Creek
Smith Creek
619000 mE
620000 mE
7487000 mN
7486000 mN
N
0
500
1000m
0
0.25
0.5 mile

Figure10.4 Combined VLF-EM data acquired by Silverado during 2004 and 2007

Archibald Creek
619000 mE
620000 mE
487000 mN
Nolan Creek
486000 mN
619000 mE
N
0
500
1000m
0
0.25
0.5 mile
SILVERADO
GOLD MINES LTD.
Nolan Creek Lode Gold Project
Hillside and Workman's Bench Area
Legend
VLF-EM Geophysical Survey
Combined Results 2004 and 2007
Fraser Filtered In-Phase Degree Data
25.6
7.36
6
5.41
4.49
3.61
2.71
1.81
1.17
0.791
0.464
0.12
-0.223
-0.519
-0.882
-1.53
-14.4
Creek
Road
Air Strip
Map by: Dr. K. Eden, CPG
Date: October 18, 2007
Projection: UTM Zone 5
NAD 27 for Alaska
Scale 1:12,000

Figure10.5 VLF-EM survey of Fortress Area showing both generalized northeast structural trend and two, distinctive east-west structural trends

SILVERADO GOLD MINES LTD.
Nolan Creek Lode Gold Project
Fortress Area
Legend
VLF-EM Geophysical Survey, 2007
Fraser Filtered In-Phase Degree Data
Creek
Map by: Dr. K. Eden, CPG
Date: October 18, 2007
Projection: UTM Zone 5
NAD 27 for Alaska
Scale 1:12,000
N
621000 mE
622000 mE
7489000 mN
7488000 mN
Thompson Pup
Fay Creek
0
500
1000m
0
0.25
0.5 mile

Figure10.6 Stacked geochemical and structural data set in Fortress gold-bearing trend

SILVERADO GOLD MINES LTD.
Nolan Creek Lode Gold Project
Fortress Area
Legend
Veins
Gold-Quartz Vein, striking NW, Fortress Formation
Quartz Vein, striking NW, Fortress Formation
Gold-Antimony-Quartz Vein, striking NE, Solomon Shear Trend
Soil Geochemical Survey, 2007, 2003/04
Soil Sample, 2007
Soil Sample, 2003/04
Gold Anomaly
Antimony Anomaly
Arsenic Anomaly
VLF-EM Geophysical Survey, 2007
VLF-EM Survey Area
E-W Trending Fault (VLF-EM Survey)
NE Trending Deformation Zone, Solomon Shear Trend, (VLF-EM Survey)
Creek
Map by: Dr. K. Eden, CPG
Date: October 18, 2007
Projection: UTM Zone 5
NAD 27 for Alaska
Scale 1:12,000
0.24 toz Gold/ton
28.09 % Antimony
621000 mE
622000 mE
7489000 mN
7488000 mN
Thompson Pup
Fay Creek
N
0
500
1000m
0
0.25
0.5 mile

11 Drilling

11.1 Placer drilling programs

On July 29th, 2008, the QP released the NI 43-101 Report ‘Estimation of Lode and Placer Mineral Resources, Nolan Creek, Wiseman B-1 Quadrangle, Koyukuk District, Northern Alaska’, which describes lode and placer mineralization in the Nolan Creek area, including the Workman’s bench area. No new placer drilling information has been generated for Silverado’s Nolan Creek project since that release of information, which was placed on SEDAR (www.sedar.com) and can be accessed @ http://www.silverado.com/ .

11.1 Lode Drilling Programs

Drilling programs investigating lodes in the district are more recent than the extensive placer drilling programs. Table 0.1 summarizes lode drilling programs conducted by Silverado since 1993.

Table 0.1 Summary of lode drilling programs

Year	Location	Drilling method	Drill hole count	Amount of drilling (ft)	Assay count	Drilling contractor
1993	Thompson Pup	percussion	4	1,275	255	Tri-Con Mining Company
1994	Workman’s Bench	percussion	4	780	156	Tri-Con Mining Company
2003	Pringle Bench and Hillside	percussion	5	1,340	260	American Arctic Drilling
2006	Pringle Bench	percussion	1	300	56	American Arctic Drilling
Total percussion			14	3,695	727
2007	Pringle Bench	diamond	11	2,415	607	Silverado Contractors
2007	Workman’s Bench	diamond	7	2,140	588	Silverado Contractors
2008	Workman’s Bench	diamond	34	11,597	627	Silverado Contractors
Total diamond			52	16,152	1,822

Drilling to define lode-style deposits commenced in 1993 when short (130 ft to 300 ft) RC drilling was used to test for stibnite-gold-arsenic mineralization on Thomson’s Pup and later on Workman’s Bench. At Workman’s Bench the shallow holes intersected thin, steeply dipping quartz-stibnite veins some of which contained elevated gold grades. Another program in 2003 tested isolated thin vein targets on Hillside and Pringle Bench. Elevated gold, stibnite, and arsenic intersections were encountered in this program. All RC drill holes were sampled at 5 ft intervals.

In 2007 Silverado purchased it’s own diamond drill rig and contracted the drilling to Tricon, originally using BTW-sized co on the Pringle Bench and Workman’s Bench deposits. A conversion to NQ core which is larger in diameter by about ¼ inch, was made during July, 2008. NQ refers to the size of the core, which is approximately 1.75 inches in diameter. Core drilling is better suited to this narrow-vein style of deposits than RC percussion drilling.

During 2007, Silverado tested closely spaced stibnite-quartz veins and veinlets at Pringle Bench north of Smith Creek using eleven diamond drill holes totaling 2,715 ft (3). Also during 2007, Silverado drilled a further seven drill holes (2,140 ft) to test the Workman’s Bench deposit (4).

During 2007, seven (7) drill holes penetrated the Workman’s bench mineralized veins. During 2008, Silverado drilled 34 diamond drill holes totaling 11,597 feet to test the Workman’s Bench system and to advance inferred resource estimates into indicated resource categories for a total of 41 during the 2 years. (Table 11.3) . All drill holes were oriented at -45o. In 2008, a decision was made to provide systematic drill intercept control along the strike and depth of the mineralized system. Hence drill orientations ranged from -45o to -65o in order to intersect the mineralized veins at different depths from the surface. Drill collars and azimuth bearings were laid in such a way as to provide more-or-less equidistant spacing, a requirement for estimating indicated resources.

Diamond core drill holes were initially sampled at 5 ft intervals regardless of geological intervals. Silverado soon recognized the need to selectively sample the thin mineralized quartz veins and changed their sampling protocol so that smaller samples, better representing these veins, could be taken. Core from drilling provided important geological and structural information that the RC chips could not provide. It is apparent that the target stibnite-quartz-gold veins are steeply dipping to vertical.

Collar location, orientation data and drill footage summaries for the RC and diamond core programs on Pringle and Workman’s bench are provided in Tables 11.2 and 11.3. Coordinates for all collars are determined with GarminTM Global Positioning System (GPS) units using a datum of NAD27 Alaska. This datum is used because the topographic bases created by Silverado in the 1990s was grounded in NAD27 Alaska, which is also the same used for USGS 1:63,360 scale maps that cover the area. GPS measurements are taken twice for each collar location. If a discrepancy is detected, then a third and forth measurement is taken to insure that the collar is accurately located.

Core recovery has been excellent, and has averaged about 95% in most drill holes. This allows for accurate recording of structural features in core as well as relationships between wall rock, mineralization, and alteration if any. Standard trig metric calculations were used to calculate the actual dip of the vein(s) in core and the true thicknesses. This is an important consideration when estimating true thicknesses of relatively thin, stibnite-bearing quartz veins used to estimate the stibnite-gold resources for the Workman’s Bench.

No down-hole orientation surveys were conducted. Oriented drill holes are important to insure that drill azimuths are not off course. The QP judges that: 1) the relatively short drill holes that accessed the mineralized zones; 2) the relative competency of the host rocks; and 3) the near horizontal foliation of the host lithology probably minimize the potential of drill holes bending and diverting off course from their projected azimuth directions. When the QP examined core interval data, most mineralized zones; i.e., ‘A’ Zone, occurred in core where intercepts were projected to take place. The QP has informed Silverado that a down-hole, oriented core program should be included in future exploration drilling campaigns.

Table 11.2 Collar location and data, Pringle Bench.

		UTM
DDH	UTM Easting	Northing	Datum	Zone	Collar Elevation	Azimuth	Dip	Total Depth	Core Diameter
Number	(m)	(m)			(ft)			(ft)
06SH01	618868.02	7486656.03	NAD 27 Alaska	5W	1801.50	320	-45	300	RC, 8 in
Total-1								300

		UTM
DDH	UTM Easting	Northing	Datum	Zone	Collar Elevation	Azimuth	Dip	Total Depth	Core Diameter
Number	(m)	(m)			(ft)			(ft)
07SH02	618888.00	7486745.27	NAD 27 Alaska	5W	1848.50	320	-45	212	BTW
07SH03	618867.00	7486735.00	NAD 27 Alaska	5W	1848.50	320	-45	102	BTW
07SH04	618867.00	7486735.00	NAD 27 Alaska	5W	1848.50	320	-45	284	BTW
07SH05	618889.00	7486768.00	NAD 27 Alaska	5W	1872.60	320	-45	297	BTW
07SH06	618913.00	7486776.00	NAD 27 Alaska	5W	1884.90	320	-45	139	BTW
07SH07	618931.00	7486782.00	NAD 27 Alaska	5W	1898.10	320	-45	207	BTW
07SH08	618942.00	7486790.00	NAD 27 Alaska	5W	1900.50	320	-45	182	BTW
07SH09	618942.00	7486790.00	NAD 27 Alaska	5W	1900.50	320	-45	92	BTW
07SH10	619008.00	7486676.00	NAD 27 Alaska	5W	1873.70	320	-45	301	BTW
07SH11	618985.00	7486706.00	NAD 27 Alaska	5W	1876.40	320	-45	307	BTW
07SH12	618985.00	7486704.00	NAD 27 Alaska	5W	1876.40	320	-45	292	BTW
Total-11								2,415

Table 11.3 Collar location and data Workman’s Bench.

DDH Number	UTM Easting (m)	UTM Northing (m)	Datum	Zone	Collar Elevation (ft)	Azimuth	Dip	Total Depth (ft)	Core Diameter
07SH01	618652.00	7486576.58	NAD 27 Alaska	5W	1749.10	140	-45	312	BTW
07SH13	618571.00	7486484.00	NAD 27 Alaska	5W	1776.80	143	-45	358	BTW
07SH14	618571.00	7486484.00	NAD 27 Alaska	5W	1776.80	100	-45	407	BTW
07SH15	618579.00	7486499.00	NAD 27 Alaska	5W	1776.80	100	-45	323	BTW
07SH16	618525.00	7486470.00	NAD 27 Alaska	5W	1766.00	140	-45	397	BTW
07SH17	618500.00	7486495.00	NAD 27 Alaska	5W	1763.30	140	-45	252	BTW
07SH18	618615.00	7486507.00	NAD 27 Alaska	5W	1811.00	90	-45	91	BTW
08SH01A	618669.37	7486571.13	NAD 27 Alaska	5W	1751.20	184	-45	216	BTW
08SH01B	618669.37	7486571.13	NAD 27 Alaska	5W	1751.20	140	-45	312	NQ
08SH02	618662.66	7486569.92	NAD 27 Alaska	5W	1752.71	110	-45	343	NQ
08SH03	618675.00	7486564.00	NAD 27 Alaska	5W	1755.00	140	-50	252	NQ
08SH04	618740.14	7486553.52	NAD 27 Alaska	5W	1751.00	320	-50	55	NQ
08SH05	618771.00	7486541.00	NAD 27 Alaska	5W	1751.00	320	-50	30	NQ
08SH06	618621.85	7486506.24	NAD 27 Alaska	5W	1788.00	100	-50	72	NQ
08SH07	618551.00	7486477.00	NAD 27 Alaska	5W	1777.00	140	-50	370	NQ
08SH08	618485.00	7486452.00	NAD 27 Alaska	5W	1772.00	140	-50	452	NQ
08SH09	618426.00	7486379.00	NAD 27 Alaska	5W	1762.00	140	-50	457	NQ
08SH10	618558.00	7486465.33	NAD 27 Alaska	5W	1777.00	140	-45	317	NQ
08SH11	618584.00	7486489.00	NAD 27 Alaska	5W	1780.00	140	-60	362	NQ
08SH12	618584.00	7486489.00	NAD 27 Alaska	5W	1780.00	100	-50	282	NQ

08SH13	618619.24	7486508.75	NAD 27 Alaska	5W	1788.00	90	-60	312	NQ
08SH14	618674.39	7486570.08	NAD 27 Alaska	5W	1752.00	140	-45	242	NQ
08SH15	618671.51	7486567.75	NAD 27 Alaska	5W	1752.00	180	-45	397	NQ
08SH16	618671.51	7486567.75	NAD 27 Alaska	5W	1752.00	190	-45	352	NQ
08SH17	618672.65	7486567.85	NAD 27 Alaska	5W	1752.00	140	-70	497	NQ
08SH18	618501.00	7486434.00	NAD 27 Alaska	5W	1803.00	140	-60	472	NQ
08SH19	618501.00	7486434.00	NAD 27 Alaska	5W	1803.00	140	-45	307	NQ
08SH20	618501.00	7486434.00	NAD 27 Alaska	5W	1803.00	110	-50	397	NQ
08SH21	618501.00	7486434.00	NAD 27 Alaska	5W	1803.00	170	-50	402	NQ
08SH22	618560.00	7486468.00	NAD 27 Alaska	5W	1777.00	140	-60	302	NQ
08SH23	618560.00	7486468.00	NAD 27 Alaska	5W	1777.00	165	-50	307	NQ
08SH24	618560.00	7486468.00	NAD 27 Alaska	5W	1777.00	120	-50	317	NQ
08SH25	618451.00	7486419.00	NAD 27 Alaska	5W	1765.00	140	-45	427	NQ
08SH26	618426.00	7486379.00	NAD 27 Alaska	5W	1762.00	120	-45	432	NQ
08SH27	618426.00	7486379.00	NAD 27 Alaska	5W	1762.00	140	-45	402	NQ
08SH28	618426.00	7486379.00	NAD 27 Alaska	5W	1762.00	160	-45	452	NQ
08SH29	618451.00	7486419.00	NAD 27 Alaska	5W	1765.00	110	-45	452	NQ
08SH30	618451.00	7486419.00	NAD 27 Alaska	5W	1765.00	155	-45	447	NQ
08SH31	618451.00	7486419.00	NAD 27 Alaska	5W	1765.00	140	-55	487	NQ
08SH32	618639.00	7486563.00	NAD 27 Alaska	5W	1758.00	160	-45	409	NQ
08SH33	618639.00	7486563.00	NAD 27 Alaska	5W	1758.00	160	-45	367	NQ
Total-41								13,737

 Figure 11.1 Drill and Trench Locations on Pringle Bench

Pringle Bench
Trench I Ext
Trench M
Trench G
Trench H
Trench L
Trench F
Trench K
Trench I
07SH08
07SH09
07SH07
07SH06
07SH05
07SH02
07SH03
07SH04
07SH11
07SH12
07SH10
06SH01
SILVERADO
GOLD MINES LTD.
Nolan Creek Gold/Antimony Project
Pringle Bench Drilling and
Trenching Program
2006/2007
Interpretative Plan View Map
Legend
Diamond Drill Hole
Reverse Circulation Drill Hole
Trench
Main Vein 1, presumed continuation
Map by: Dr. K. Eden, CPG, EurGeol
Date: October 23, 2008
Projection: UTM Zone 5
NAD 27 for Alaska
Scale: 1/1,000
N
0
25
50m
0
62.5
125ft

Figure 11.2 Drill Locations on Workman’s bench

12 Sampling method and approach

12.1 Placer deposits

On July 29th, 2008, the QP released the NI 43-101 Report ‘Estimation of Lode and Placer Mineral Resources, Nolan Creek, Wiseman B-1 Quadrangle, Koyukuk District, Northern Alaska’, which describes lode and placer mineralization in the Nolan Creek area, including the Workman’s bench area. No new information concerning sampling methods and approach for placer deposits has been generated for Nolan Creek project since that release of information, which was filed on SEDAR (www.sedar.com) and can be accessed @ http://www.silverado.com/.

12.2 Lode deposits

Four types of samples are collected during lode exploration soil samples, trench samples, drill core samples, and percussion drill hole samples. Soil samples were taken every 50 ft over established grids. Silverado used hand-held, mechanized augers to collect the samples and sometimes spade shovels. Trench channel samples are taken each 5 ft; mineralized veins are selectively sampled at smaller intervals if necessary (to a minimum of 3 in). Drill hole core was split and, like the trench samples, sub-sampled at 5 ft lengths. When mineralized veins are encountered, a narrower (to a minimum of 6 in) segment may be collected. This reflects Silverado’s interest in evaluating the stibnite-bearing veins for selective extraction rather than looking at the deposits as a lower grade bulk tonnage play.

The location of trenches and diamond drill holes are shown for the lode deposits at Pringle Bench and Workman’s Bench in the previous section, Summaries of the number of percussion and diamond core samples are also shown in the previous section in Table 0.1. The locations of channel samples for the Workman’s Bench deposit are shown in Figure 0.1.

Table 12.1 shows the method in which analyzed intervals are presented during the diamond core drill program.

In February 2008, Silverado completed an underground channel sample program of thin zones of quartz-stibnite mineralization exposed in the workings driven in late 2007. Sample widths across mainly massive stibnite veins ranged from 3 in to 8 in and averaged 4.5 in. In April 2008, Silverado re-entered the underground workings and collected an additional 92 channel samples along 460 ft of underground development.

A portable, air-powered chipper (i.e., jackhammer) and chisel were used to extract the samples at mostly 5 ft intervals. The sample channel was first cut with an air-powered rock saw before being extracted with the jackhammer. Sample weight was estimated to be about 15 pounds each, for a total of approximately 600 kg for the 92 samples. The broken sample was collected on a plastic sheet lain on the floor of the drive immediately below the channel. The QP considers that adequate care was taken in the collection of the material in the sampled intervals.

The QP collected 23 independent channel samples from underground workings, using sampling methods similar to those described above. The samples were taken across 16 northeast-striking, steeply-dipping, stibnite-quartz (gold) veinlet zones, four quartz veins without visible sulfides or sulfosalts, and three northwest-striking cross faults. A bulk sample collected underground from ‘A’ Zone weighing 415 lb was shipped to Hazen Research, Inc., Lakewood, Colorado, for a metallurgical bench test.

During September 29-30, 2008 the QP inspected the methodology of the sampling methods and approaches during the processing of core from the 2008 Workman’s Bench exploration program. In contrast to the 2007 exploration drill program on both Pringle and Workman’s Benches, where 5.0 foot lengths of core were systematically assayed along with selected mineralized zones, sample intervals selected during the 2008 drill program on Workman’s Bench was entirely focused on the relatively thin mineralized veins intervals in core. Five foot intervals in core were not assayed if veinlet mineralization was not recognized. This Silverado decision reflects the desire to focus exclusively on relatively small, high grade, antimony-gold veinlet zones in core. As a result, the total number of assay intervals during the 2008 drill program (627) was only 52 percent of the 2007 drill program total (1,195) despite the fact that drill footage in 2008 (11,597 ft) exceeded the drill footage in 2007 (4,555 ft) by about 160 percent.

During June 13-14 and September 29-30, 2008, the author examined nearly all of the mineralized drill intervals selected for assay from the 2007 and 2008 drill programs. Based on these observations, the QP judges that the sampled intervals are representative of the mineralization tested.

Figure 0.1 Location of underground development and channel samples, Workman’s Bench

Portal
A Crosscut
B Crosscut
C Crosscut
D Crosscut
SCALE
0 10 20 30 40 50 60 70 80 feet
0 5 10 15 20 25 meters
Main high grade
Sb-Au bearing zone
203450 (bench test)
#203797 Au 0.036 Ag <2 As 67 Pb 275 Sb 3608
#203795 Au 12.300 Ag 4 As 52 Pb <2 Sb 403500
#203794 Au <0.010 Ag <2 As 106 Pb 290 Sb 397
#203808 Au 41.000 Ag 2 As 52 Pb <2 Sb 436350
begin major stockwork concentration
203409 (bench test)
#WBUG3 S1 Au 23.300 Ag 0.89 As 0.5 Pb 1.1 Sb 521000
#WBUG3 S2 Au 11.30 Ag 0.75 As <0.1 Pb 0.5 Sb 579900
#WBUG3 S3 Au 1.070 Ag 0.08 As 3010 Pb 18.2 Sb 60900
#WBUG3 S4 Au 15.550 Ag 0.78 As 1.3 Pb 0.4 Sb 557100
#WBUG3 S5 Au 15.300 Ag 0.03 As 2520 Pb 4.5 Sb 11100
#203789 Au 19.200 Ag 19 As 4152 Pb 141 Sb 224650
#203791 Au 12.500 Ag 4 As 1163 Pb <2 Sb 397350
#WBUG5 S1 Au 1.805 Ag 0.34 As 46.5 Pb 0.4 Sb 210200
#WBUG5 S2 Au 35.800 Ag 0.67 As 0.7 Pb 0.2 Sb 500400
#WBUG5 S3 Au 1.685 Ag 0.24 As 11.8 Pb 0.3 Sb 133800
67 veins, 21 with Sb_2S_3
79 veins, 22 with Sb_2S_3
edge of major stockwork concentration
#203802 Au 0.076 Ag 5 As 68 Pb <2 Sb 377850
203488 (bench test)
WBUG8 S1 Au 12.400 Ag 0.73 As 1 Pb <0.2 Sb 575200
#WBUG8 S2 Au 5.030 Ag 0.73 As 0.7 Pb <0.2 Sb 587600
#WBUG8 S3 Au 24.000 Ag 1.26 As 2.5 Pb <0.2 Sb 580200
#WBUG9 S1 Au 2.920 Ag 0.45 As 18.8 Pb <0.2 Sb 339200
#WBUG9 S2 Au 4.470 Ag 0.19 As 459 Pb 0.4 Sb 173400
#WBUG9 S3 Au 3.230 Ag 0.05 As 2530 Pb 3.8 Sb 87400
#WBUG9 S4 Au 17.750 Ag 0.18 As 5590 Pb 2.3 Sb 73400
#WBUG9 S5 Au 1.775 Ag 0.03 As 4680 Pb 4.9 Sb 400
#203810 Au 24.000 Ag 3 As 66 Pb <2 Sb 410400
203788 (bench test)
A Zone
B Zone
C Zone
minor Sb_2S_3
end of vein swarm
LEGEND
Quartz veins, +/- sulfides, showing dip (GRAPHIC DEPICTION)
Quartz-stibnite veins showing dip (GRAPHIC DEPICTION)
Dark gray, locally sulfide bearing phyllitic schist
Strike and dip of foliation
Sample analyses from NE striking vein faults; data are reported in parts per million
Sample analyses from NW fractures and wall rocks; data are reported in parts per million
Sample analyses from veins; collected by Dr. Karsten Eden; data are reported in parts per million

Table 12.1 Table of selected sample composites , illustrating composited assay information and true widths of mineralized structures from 2008 Workman’s Bench core drilling program.

Sample Control #	Drill Hole # (Assay Intervals)	Underground or Surface Channel Samples	Stibnite Target Vein Zone	From (feet)	To (feet)	Width (feet)	Sb (%)	Au (oz/ton)	Brief Description
1	08SH02		West of ‘A’ Zone	160.0	160.6	0.6	23.30	0.031	Quartz–Stibnite vein about 2.0 inches wide (visual by Bundtzen)
2	08SH02		‘A’ Zone	186.5	187.5	1.0	37.92	0.091	5 inch (true thickness) quartz– stibnite vein with semi– massive stibnite in medial portion
3	08SH02		‘B’ Zone	193.0	193.8	0.8	7.11	0.190	2 parallel quartz–stibnite veins totaling about 4 inches in thickness
4	08SH03		West of ‘A’ Zone	41.3	42.5	1.2	37.91	0.301	Sheared stibnite–quartz zone; about 1 foot true thickness; textures look like ‘A’ zone (offset?)
5	08SH03		‘A’ Zone	115.9	117.0	1.1	26.73	0.410	Several closely spaced, quartz–stibnite veins at vertical orientations.
6	08SH03		Hanging wall ‘A’ zone	117.0	117.5	0.5	0.07	0.360	Hanging wall with 0.86 % As; trace stibnite in quartz
7	08SH03		‘B’ Zone	130.3	130.9	0.6	13.65	0.130	Stibnite–quartz vein zone with visible siderite
8	08SH03		‘C’ Zone	195.5	196.1	0.6	0.70	0.130	Quartz–stibnite zone; 10 % Sb2S3; possibly ‘C’ zone
9	08SH01B		West of ‘A’ Zone	33.8	35.2	1.4	53.44	0.280	Massive stibnite with only minor quartz; QP estimate is 11 inches true width

13 Sample preparation, analyses, and security

13.1 Independence of sample preparation and analysis

To the QP’s knowledge, all primary sample preparation from both lode and placer mineral exploration programs at Nolan Creek was conducted by professional geologists employed by Silverado. All work completed on behalf of Silverado was completed by or under the supervision of a contractor of Silverado. Officers, directors, and associates of Silverado were not involved in sample preparation. Independent, off site analytical laboratories perform addition sample preparation of samples from the lode-style deposits.

Analysis of placer samples is performed on site by Silverado contractors. Analysis of lode-style deposit samples (core, percussion, trench, and underground channel) is performed by independent, off site laboratories.

13.2 Sample preparation and analytical procedures

Samples from placer deposits are analyzed in their entirety (i.e., no sub-sampling) to minimize potential bias from sub-sampling of material with such a large proportion of gold nuggets. The primary sample is processed through a gravity separation technique at the drill rig to separate gold nugget, fine gold, and heavy minerals from the host gangue material. A systematic procedure was developed by Tricon Mining geological staff for the collection and preparation of percussion drill hole samples. The sample is emitted from the drill and immediately submitted to a drill-mounted cyclone to dissipate the sample velocity, and then passed through a JonesTM splitter. The split sample is then processed through a Denver Gold SaverTM. The oversize exits the revolving drum screen to a picking plate where +¼ inch nuggets are hand-picked. The – ¼ inch undersize reports to a Teflon lateral action sluice and the resultant heavy mineral concentrate is hand-panned. The gold in the concentrate is then picked with tweezers. The remaining fine heavy concentrate is treated with amalgamation and the resultant gold bead is weighed along with the hand-picked gold with a ChampTM electronic balance.

The company (and the QP) judges that the combined weight of the hand-picked gold and the fine gold represents most of the gold in the sampled interval. Because there will always be some loss of gold during this analytical procedure, the gold grade in the sample is not likely to be overstated.

Silverado conducted volume measurements of samples collected during 2003 and 2004 drilling programs. Results of these measurements showed that a 5 ft sample from the Nolan Deep Channel averaged 14.80 gallons, whereas a 5 ft sample from the Mary’s East Bench deposit averaged 19.20 gallons. The Nolan Deep Channel deposits contain significant amounts of silt, sand, and clay, whereas the left limit bench deposits such as those at Mary’s East are much coarser grained. Determination of volumetric measurements results in a more accurate estimate of gold grade in the placer deposit. Hence each placer deposit has been volume-characterized by Silverado contractors during exploration.

Sample grades for placer deposits are expressed as gold content per bank volume of material where bank volume is the in situ volume of material. To calculate the bank volume the sample volume must be factored using a predefined swell factor that quantifies how much the volume of the sample increases as a result of extraction. Swell factors for mine operations were estimated by Murton (2004) to be 130%, whereas the calculated swell factor during the 2003 to 2004 rotary drill programs was calculated by Flanigan (2004) to be 117%. The weight of the gold extracted from the sample (the method of recovery which was described previously) is divided by the bank volume of the sample to determine the grade of the sample expressed in oz/cu yd Au.

Two methods are traditionally used by Silverado to estimate gold grades in a placer resource. One method is to calculate the amount of gold present in a bank cubic yard or ounces gold/cubic yard. When all of the values are on or near the bedrock-gravel interface, an alternative method of estimating gold quantities in a placer deposit is the amount of gold present on one square foot of surface area on bedrock—known as a bedrock square foot or ‘brsf’. Because most of the placer gold in the Nolan Deep Channel and in left limit benches are ‘bedrock placers’, some Silverado geologists have expressed gold values in exploration drill programs in ‘brsf’. This value varies with the thickness of auriferous materials both above and below the bedrock-gravel interface. Silverado has established conversion factors for converting ounces gold/brsf to ounces gold/cubic yard, which systematically varied from valley floor and bench deposits. For this summary, the QP expressed all drill hole grade data in ounces gold per cubic yard.

Sample recovery calculations have been implemented by Silverado geological staff and described by Flanigan (2003 d; 2004 c, e). The QP could not verify every sample or the reported results for authenticity, but he is reasonably confident that sampling programs were carried out in a professional manner by competent, qualified individuals.

Diamond core samples are split in half on site by Silverado personnel using a core saw. Half of the core is submitted to external laboratories for analysis and half is retained on site. Samples from RC drilling are split with a splitter and surface samples are split by contracted laboratory personnel.

ALS Chemex of Vancouver, Canada, an ISO 9001:2000 accredited laboratory, has analyzed most of the Silverado sample stream from lode-style deposits. More recently, Alaska Assay Laboratories LLC of Fairbanks, Alaska, an ANS/ISO/IEC Standard 17035:2005 accredited laboratory, has been used by Silverado for analytical work. Both laboratories produce a coarse split from which a finely ground material to 150 mesh is analyzed. The pulverized material and the coarse reject are stored by the laboratories for possible re-analysis.

Trench and drill core samples submitted to ALS Chemex are analyzed by the following methods: ME-MS41 (41 multi element), Au-AA23 (fire assay gold to 5 ppb level), and Sb-AA65 (> 1% antimony or referred to as ‘ore grade’ antimony). Soil samples shipped to ALS Chemex are analyzed by the ME-ICP41 (41 multi-element) and Au-ICP21 methods.

The 23 samples of mineralization collected by the QP and submitted to Alaska Assay Laboratories LLC were analyzed using the following methods: Au-30 element (multi-element), fire assay AA for gold and silver, and ICP-4A (ore-grade antimony). The packages from each laboratory are roughly comparable in both elemental suite and analytical methods.

13.3 Quality control and quality assurance

Quality control and quality assurance (QAQC) is routinely performed by Silverado exploration contractors. Standards have been obtained from Shea Clark Smith, (Minerals, Exploration, and Environmental Geochemistry) in Reno, Nevada that supplies standards for mining companies. For core intervals intersecting vein zones, two standards and one blank are randomly inserted in batches of twenty (20) sample intervals. One standard contains 0.174 oz/ton gold. The other standard contains 0.261 oz/ton gold. For core penetrating mainly wall rock zones, one standard and one blank are randomly inserted into batches of twenty (20) samples, with the standard used containing 0.174 oz/ton gold. The standards for gold that were inspected by the QP all appear to be within a narrow 1.0 percent of the values.

Core recovery is checked in every box coming off the drill rig. The QP witnessed core loggers estimating core recovery during 2007. During 2008, Silverado's geological contractors have reported that core recovery is averaging 95% since the exploration drilling switched to NQ core. During his October 22-23, 2007, June 13-14, 2008, and September 29-30, 2008 site visits, the QP notes that core recovery is consistently very high and averages >90 percent.

The QP considers that Silverado contractors have competently prepared samples analysis and dispatch to external laboratories. The QP has observed sampling procedures and QAQC issues since about 2003. The QP examined unpublished company reports (i.e., House, 1995 a,b,c), and completed one phone and one on-site interview (in Vancouver) with the RC drill program exploration manager during the mid-1990s. After interviewing the manager, the QP was satisfied that adequate QAQC procedures were carried out by Silverado and their contractors during the mid-1990s placer drilling campaigns. Sample preparation and analytical procedures conducted prior to 1993 are unknown.

Sample security is maintained by geological contractors. Samples are stored in a secure trailer at Nolan Camp. Individual samples are composited into larger rice bags and sealed with plastic tape. Samples are then transported by contractors to the ALS Chemex preparation laboratory in Fairbanks, Alaska.

During the April inspection of the Workman’s Bench underground workings, the QP suggested some modifications to Silverado contactors during the collection of channel samples underground, which included covering the floor of the drift with a tarp to collect the samples and to prevent contamination and using larger sample bags than were being used.

The analytical package selected from external assay laboratories is adequate and reflects the need to: obtain precise antimony and gold values, obtain information on trace metals such as bismuth, lead,

arsenic, cadmium, and selenium, and to seek to understand background levels of other elements for environmental monitoring reasons. Because Silverado is evaluating the lode resources of the area for potential development, it is useful for Silverado to take a broad look at the elemental suite present in the affected environment in order to better design an environmental monitoring program. Data from Workman’s Bench shows Ca values as high as 17.50 percent. This may indicate a high CaCO3 content of some sample intervals.

For the 2008 program, only mineralized sample intervals were assayed leaving the bulk of the core volume not submitted for assay. The QP suggests that a selected portion of the unanalyzed core should be submitted for acid-base accounting (ABA) in the future, in order to better predict the acid generating capacity (AGC) of the site during development and for permitting requirements.

In addition, marketability issues are being addressed. Some metals are considered to be deleterious in antimony purchases. For example, most antimony smelters will not accept material that exceeds 0.5% combined lead and arsenic. Smaller amounts of selenium and bismuth also pose potential limitations and may invoke smelter penalties. Hence a broader suite of elemental information has been acquired during the exploration of what is basically an antimony-gold-arsenic system.

14 Data verification

14.1 Data verification by qualified person

The QP observed core logging and trench samples being prepared for shipment from Nolan Creek during October 22 to October 23, 2007. The QP also observed Silverado contractors preparing placer samples for separation of placer gold, the subsequent weighing of recovered gold and calculation of gold per unit volume of material. Concentrate splits are stored at Nolan Camp. The QP inspected these records during 2003 to 2004 and also looked at chip trays collected during 2006 to 2007. The QP observed placer exploration conducted by Silverado contractors during underground development of Swede Channel in 2006. The QP is confident that Silverado contractors conducted a sound panning program that was directly factored into the development of drifts and crosscuts.

Selected field duplicates of sampled intervals, two from underground channels, and one from a trench, were submitted by the QP to an umpire laboratory (Alaska Assay Laboratories LLC) to check analytical results from ALS Chemex. In as much that the samples are collected by different individuals at different times and analyzed by different labs, the QP judges that results from this limited comparison indicate acceptable levels of bias and accuracy for gold and antimony values (Table 14.1) .

Table 14.1 Duplicate analytical comparisons between QP and Silverado contractor samples

Sampler	Sample #	Sb (%)	Au (oz/ton)	Description
QP	203808	43.64	1.190	Underground sample, Alaska Assay Laboratories
Karsten Eden	WBUG5-S2	50.04	1.040	Underground sample, ALS Chemex
QP	203810	41.00	0.696	Underground sample, Alaska Assay Laboratories
Karsten Eden	WBUG8-S3	58.02	0.696	Underground sample ALS Chemex
QP	267397	36.51	0.793	Trench Sample, Alaska Assay Laboratories
Silverado Contractor	Trench J1	29.30	0.120	Trench Sample, ALS Chemex

During 2008, Silverado submitted sixty-one (61) duplicate samples of mineralized core to ALS Chemex, and analyzed them for the Au-GRA21 and Sb-AA65 packages (Table 14.2) . The QP did not rigorously compare the data but generally found that, by visual inspection, the assay results for both antimony and gold compared, in the average within 2.5 percent.

During April 8-9, and June 13 to June 14, 2008, the QP visited Nolan Camp and examined all significantly mineralized core and surface and underground intervals acquired from the 2007 exploration of the Workman’s Bench property. During September 29-30, 2008, the QP examined all significant mineralized intervals intercepted by the 2008 drill program. A grand total of 124 mineralized core sample intervals (182 assay intervals) were examined from the Workman’s Bench lode. During October 22-24, 2007, the QP also briefly examined surface exposures of mineralization in snow-covered trenches on Pringle Bench but did not examine core intervals from the drill program that took place there.

Table 14.2 List of Duplicate Samples Workman’s Bench Drilling Program 2008

Total: 61 duplicate samples

FA08083476	08SS215
08SS13	08SS218
08SS14	08SS227
08SS18
08SS25	FA08100110
08SS177
FA08086192	08SS182
08SS33	08SS190
08SS46
08SS51	FA08100111
08SS158
FA08093001	08SS159
08SS102	08SS170
08SS106
08SS111	FA08093000
08SS73
FA08093002	08SS80
08SS119
08SS122	FA08127442
08SS123	08SS313
08SS124	08SS326

FA08076587	FA08127448
08SS02	08SS302
08SS09	08SS305

FA08093003	FA08130451
08SS52	08SS342
08SS67	08SS351
08SS68
08SS70	FA08135958
08SS353
FA08095943	08SS372
08SS138
08SS147	FA08135959
08SS149	08SS375
08SS150	08SS386

FA08117975	FA08136610
08SS235	08SS393
08SS241	08SS398
08SS242
FA08137318
FA08117976	08SS413
08SS254	08SS426
08SS255
08SS192	Analytical Methods:
Au-GRA21
FA08117977	Sb-AA65
08SS281
08SS283
08SS287
FA08108706
08SS195
08SS196
08SS212

FA08108707

In the vast majority of cases (>97%), the mineralized zones had corresponding elevated values of antimony and frequently (but not always) gold. In four (4) examples (2.2 percent of the total 182 sample assay intervals), where stibnite-quartz and trace visual gold was identified in core, analytical results did not indicate correspondingly high metal values; i.e., sample intervals 08SS216 (DDH 08SH14), 08SS379 (DDH 08SH32), 08SS380 (DDH 08SH32), and 08SS243 (DDH08SH17). The QP has requested that these intervals be rerun by ALS Chemex. Data from those re-analyzed intervals have not been completed for this report. In the remaining 97.8 percent of the assay intervals, analytical results seemed to correspond with estimated amounts of mineralization; i.e. estimated content of stibnite and occasional visible gold. Appendix II provides additional sample interval notes and assay information for inspection by the reader.

14.2 Exploration data limitations

Although drill core intervals can be checked through re-assay activities, placer intervals cannot be checked as the sample material is completely consumed. After interviews with Silverado contractors involved with the 1990s placer exploration programs, the QP is satisfied that exploration data acquired during that time is reliable. The QP interviewed Silverado contractors involved in placer drill hole sampling during the 2003 to 2004 programs. The QP is satisfied that this placer sampling was carried out in a sound manner.

The QP cannot comment on the validity of sampling and analysis performed prior to the mid 1990s, because he was not present during the exploration programs. The early RC drill programs directed at assessing lode mineral potential in the Nolan Creek area are not very well documented. For example, the specific locations of drill hole collars on the Thompson Pup area could not be found. Although the QP’s review has benefited by observing paper results from RC drilling in prior to 1993, the most important data set has been that collected since about 1995.

15 Adjacent properties

No modern lode mineral exploration work of significance has been conducted on adjacent lands. Doyon Limited (Doyon), a native regional corporation based in Fairbanks, has selected lands 2.0 mi to the west of Nolan Creek that contain base metal prospects and some placer gold in nearby streams (e.g., lead and zinc mineralization has been identified in calcareous schist thought to be base metal occurrences). The QP is not aware of any deposit types like those known at Nolan Creek that have been documented on the Doyon-owned lands. Antimony-gold vein deposits were discovered by ADNR geologists at Sukupak Mountain about 20 mi northeast of Nolan Creek Camp (Dillon, 1989; Mull, 1989). This occurrence is similar to the mineralization found at Workman’s Bench and Pringle Bench, but very little data for the Sukapak Mountain occurrence is available except for assays from a few surface samples. Because of this, no data from lode prospects in adjacent areas was used in this analysis. The privately funded structural analysis by Proffett et al (1982) and Driscoll (1987) has been useful in this analysis in understanding the structural regime of the area.

There are significant placer gold prospects immediately flanking the Nolan Creek and Hammond River claims held by Silverado. The QP has relied on the synopsis published by Kurtak and others (2002 a, b) of the USBLM for pertinent information concerning placer potential on Silverado’s claim groups.

The QP has been unable to verify any of the information with respect to adjacent properties and that information is not necessarily indicative of the mineralization on the Nolan Creek property.

16 Mineral processing and metallurgical testing

16.1 Placer deposits

On July 29th, 2008, the QP released the NI 43-101 Report ‘Estimation of Lode and Placer Mineral Resources, Nolan Creek, Wiseman B-1 Quadrangle, Koyukuk District, Northern Alaska’, which describes mineral processing and metallurgical testing of placer gold deposits held by Silverado in the Nolan Creek area. No new information concerning mineral processing and metallurgical testing of placer deposits has been generated for Nolan Creek project since that release of that information, which was filed on SEDAR (www.sedar.com) and can be accessed @ http://www.silverado.com/.

16.2 Lode Deposits

Until very recently, Silverado has not completed mineral processing or testing of lode mineralization in the Nolan Creek area. Silverado has acquired a permit from the USBLM to collect and process a maximum 1,000 cu yd of material from the Workman’s Bench lode for metallurgical testing. This large bulk sample will be collected to determine further grinding, flotation, and other processing and mineralogical characteristics of stibnite.

In April 2008, the QP collected a 414 lb bulk sample of semi-massive to massive stibnite, vein quartz, and wall rock gangue all from the defined mineralized ‘A’ Zone in the Workman’s Bench underground workings (see Bundtzen (2008c). The purpose was to determine the mineralogical nature of the antimony mineralization and the source of significant gold values. There is much variation in gold content of the stibnite zones even within constrained sample collection areas. The bulk sample was sent to Hazen Research Labs Inc. (Hazen) in Golden, Colorado, USA in order to discover the most optimal grind for potential marketing of a stibnite product, identify the mineralogical nature of gold and antimony values.

Two reports were produced by Hazen in September: 1) Report #1-Flotation and Gravity Results, Workman’s Bench Stibnite-Gold Deposit, Wiseman District, Alaska; and 2) Report #2-Mineralogical Examination, Workman’s Bench Stibnite-Gold Deposit, Wiseman District (Hazen Research, 2008 a, b). Both yielded a wealth of information. Hazen tested both gravity and flotation separation technologies, provided for heavy mineral components of the ore, predicted recovery of both stibnite and free gold, and suggested recovery technologies to be used in a future operation. The Hazen tests also provided Silverado with technical data used by Sepro SystemsTM to provide a preliminary design of a mill flow sheet featured in Figure 18.10 and discussed in Chapter 18.3 (Processing; pages 118-123).

Importantly, the bulk sample demonstrated that stibnite can be effectively separated from the other heavy mineral components such as gold and arsenopyrite, which report separately in the rougher concentrate table testing (see Figure 16.1) . Hence the two economic products of the proposed mineral development, stibnite (antimony) and native gold, can be successfully separated. The stibnite concentrates can be upgraded to market quality and most of the gold (90 percent according to Hazen test results) can be recovered at mine site.

Figure 16.1 Tabled Rougher Concentrate from bulk sample from Workman’s Bench Deposit submitted by QP to Hazen Research Labs, Inc.

Project 10823
Cleaner 1 Table Test
Arsenopyrite
with free gold ---->
Stibnite
Gangue

In Report #1 (Hazen Research, 2008a), rod mill grinding followed by two rougher stages yielded a gold recovery of 98% and an antimony recovery of nearly 100% in 37.8 percent of the weight, which strongly indicates flotation may be a viable process for recovering gold and antimony at Workman’s Bench. The gold and antimony grades from the sample were 0.546oz/ton (as stated, 18.7 g/t) and 36.7 present respectively, which compare fairly closely to the average inferred resource grades of 39.13 % antimony and 0.395 oz/ton gold from ‘A’ Zone (see Bundtzen, 2008c). Gravity separation using a quarter DeisterTM shaking table produced a second, cleaner gold and arsenopyrite concentrate that that assayed 9.4 oz/ton (as stated, 356.0 g/t) gold (Figure 16.1) . This test work indicates that coarse gold and coarse stibnite can likely be recovered by gravity separation; however, fine grained components of both mineralogical products may require flotation. Given the tendency for stibnite to ‘slime’, a flotation circuit may be an important prerequisite for a recovery system. Using gravity-only methods would result in a stibnite recovery of approximately 85 percent, and gold recovery of about 90 percent.

Report #2 (Hazen Research, 2008b) was designed to learn more about the mineralogical constituents of the bulk sample. In an effort to determine the nature of the gold occurrence, gravity concentration was carried out using heavy liquid, to enable detection and to allow examination of a statistically valid number of gold particles and also to obtain preliminary information on response to gravity separation. A 500-g split from the minus 10-mesh head sample was dry-screened at 35-mesh, and the oversized material was stage-crushed to minus 35-mesh for the gravity separation and the mineralogical work on the separated fractions. For the separation, the minus 35-mesh split was wet-screened at 500 mesh. The minus 35 mesh fraction was separated with heavy liquid using acetylene tetrabromide at a specific gravity of 2.96 to upgrade the heavy minerals and concentrate the gold. Figure 2 shows the flowchart of the separation process.

Figure 16.2 Hazen mineralogical separation process flowchart , Workman’s Bench bulk sample.

The heavy liquid sink product contained as predicted, dominantly stibnite, but also other minerals as summarized in table 16.1 below.

Table 16.1. Composition of the Heavy-Liquid Sink Product

Estimate
Constituent	Area, %
Stibnite	85
Gangue	10
Pyrite (including marcasite)	3
Arsenopyrite	2
Rutile	1
Chalcopyrite	Trace
Covellite	Trace
Gold	Trace

Small gold inclusions (less than 20 µm) in stibnite were observed in the sink product. The identification was confirmed by EMP which shows 100 percent Au. Also, fine microcrystalline gold was observed associated with stibnite. The EMP analysis of these particles also showed 100 percent Au. Figure 16.3 illustrate this gold inclusions in stibnite.

Figure 16.3 Gold (bright color) in stibnite (gray grain), Workman’s Bench Bulk sample.

A split portion of the concentrate from the shaking table was panned to concentrate the gold even further. Several gold particles were observed ranging in size between 500 µm to about 2 mm. Figures 16.4 and 16.5 illustrate the gold in the shaking table concentrate; note the coarse nature of the gold particles in the sample.

In the QP’s judgment, the Hazen work on the bulk sample, coupled with his own mineralogical work derived from his underground sampling, provide enough information to initiate design and operations for recovery of gold and stibnite.

Figure 16.4 Stibnite-gold concentrate from table product—example 1

Figure 16.5 Stibnite-gold concentrate from table product—example 2

16.3 Trace element content in mineralization for metallurgical considerations

Trace element content of the stibnite mineralization in the Nolan Creek area will affect potential marketability. Amalgamet-CanadaTM provides specifications for threshold concentrations of trace elements in stibnite ores, which if exceeded, could result in penalties. The metals of concern are mercury, lead, arsenic, selenium, tellurium, tin, and bismuth. Three of these elements, mercury, lead, and arsenic, are included in Appendix I, because they are usually the most scrutinized during metallurgical and environmental evaluation of stibnite ores. Silverado has analyzed for all of these elements during their Workman’s bench exploration program. When the QP released his July 29, NI 43-101 Technical Report (Bundtzen, 2008c) to Silverado, he indicated that mercury analyses did not exist for 2007 and earlier exploration sampling programs, and recommended that mercury analyses be given a priority, given the need to document mercury levels in stibnite-gold mineralization for metallurgical and marketing issues. Silverado responded to this recommendation and added mercury analyses to the analytical package for the 2008 core drilling campaign on Workman’s bench.

Table 16.2 compares a selected roster of industry standard trace impurities with trace elements identified from the Workman’s Bench stibnite zones. Arsenic, mercury, lead, selenium, bismuth, tellurium, and tin, all pass accepted industrial criteria (maximum quantities) for those metals. The average levels for all of the trace metals in the assay intercepts fall below the Amalgamet-Canada metal specifications, which were used as a standard to test the metallurgical nature of the Workman’s bench mineralization.

The Silverado data set includes mercury results from 134 mineralized assay intervals used in the resource analysis, or about 74 percent of those used in the probable reserve estimates. For specific clarification, mercury assays exists for all holes drilled in 2008, but does not exist for the 2007 drill holes, nor in surface trench samples and underground channel samples collected prior to April, 2008. However, the 2008 drill holes and respective intercepts into mineralized zones flank laterally and vertically the 2007 drill core intercepts described in the July, 29 Technical Report. The 2008 drill intercepts represent approximately 3/4 of all mineralized intercept data acquired on Workman’s Bench. Figure 16.6 illustrates where mercury data is available in mineralized intervals. Mercury values from the 2008 drill-indicated intervals range from nil to a maximum value of 8.12 ppm and average 0.774 ppm mercury (n=134). Twenty one (21) or 16 percent of the intervals contained>1.00 ppm mercury whereas 113 or 84 percent of the intervals contained less than 1.00 ppm mercury. The QP is confident that the mercury results from the 2008 core drilling program provides adequate information for the metallurgical testing summarized in this Technical Report.

Lead and arsenic values exist for all 2007 and 2008 drill core intervals, but not trench or chip samples samples. About 95 percent of the mineralized intercepts have Pb and As control.

Figure 16.6 Drill plan showing the locations of mercury analyses on 2008 core drilling program

07SH17
08SH08
08SH25
08SH31
08SH29
08SH09
08SH28
08SH26
08SH27
08SH21
08SH18 - 472'
and
08SH19 - 307'
08SH20
07SH16
252'
08SH07
08SH10
08SH22
08SH24
08SH23
07SH15
07SH14
08SH11
07SH13
08SH12
Portal
2008 Underground
Drift
07SH18
08SH13
08SH06
08SH32
08SH33
07SH01
08SH02
(Flow Direction)
Smith Creek
08SH01B
08SH15
08SH01A
08SH14
08SH17
08SH03
'West' Zone
'A' Zone
'B' Zone
'C' Zone
08SH16
618500 mE
7486300 mN
618600 mE
7486400 mN
618700 mE
7486500 mN
North
07SH17
252'
Drill Collar
&
Drill Number
End of Hole
Footage
0'
125'
250'
375'

For 159 or 87 percent of the analyses, arsenic levels average 2,240 ppm (0.224 percent) and lead values are very low, averaging just 19.7 ppm. The highest lead value was 275 ppm, indicating that lead only exists in very small amounts in the mineralized rock. However, for 15 or 8 percent of the mineralized intercepts, arsenic values are >1.00 percent. Arsenic levels in zones of >10 percent antimony average about 0.18 percent. The maximum arsenic value for these higher grade Sb intervals (n=55) is 0.31 percent (#203789; Appendix I).

During development of milling technologies, Silverado’s work will focus on the most effective removal of arsenopyrite from the stibnite concentrate prior to marketing. This is discussed further in Chapter 18.3 of this Technical Report. The metallurgical data shown by the Hazen Research on the Bulk Sample (see figure 16.1) shows that arsenopyrite and gold report to separate mill circuits during gravity processing.

The QP reviewed tin, bismuth, selenium, and tellurium values. For the majority of the mineralized zones, values were below limits of detection as indicated in Table 16.2, indicating that they do not constitute a significant metallurgical contaminate.

Table 0.2 Selected stibnite quality characteristics from Amalgamet-Canada versus values determined from Workman’s Bench samples.

Amalgamet-Canada Threshold of Concern Specifications for Stibnite Ores	Average Content Workman’s bench Mineralized Zones
<0.50 % Pb+As	0.224 % arsenic for 87 percent of intervals; and 19.7 ppm lead
Trace Selenium (<30 ppm)	5.0 ppm selenium
Trace tellurium (<10 ppm)	<2.0 ppm tellurium
Trace tin (<10 ppm)	<4.0 ppm tin
Trace bismuth (<10 ppm)	<3.0 ppm bismuth
Trace mercury (<20 ppm)	0.774 ppm mercury (maximum value is 8.12 ppm)(1)

(1) mercury data available for 134 mineralized intervals from 2008 core drilling program

17 Mineral resource and mineral reserve estimates

17.1 Summary

Silverado’s placer gold resources and the mineral resources and reserves for the lode stibnite-gold deposits in the Nolan Creek area are reported in Table 17.1, Table 17.2, and Table 17.3.

Table 17.1 Silverado’s placer deposit mineral resources, Nolan Creek

	Cut-off grade	Quantity	Grade	Metal
Resource category	(oz/cu yd Au)	(cu yd)	(oz/cu yd Au)	(oz Au)
Indicated	0.06	66,800	0.095	6,250
Inferred	0.01	185,670	0.033	6,177

Notes:

-	The effective date of these resources is July 2, 2008
-	Rounding may result in some discrepancies.
-	No processing recovery factors have been applied to these resource figures.
-	The industry standard unit of quantity for Alaskan placer deposit is cubic yards. The weight of a cubic yard varies, but averages about 2.4 short tons.

Table 17.2 Silverado’s probable lode mineral reserves, Nolan Creek area

Reserve Category	Cut-off grade (% Sb)	Quantity (ton)	Grade (% Sb)	Metal (ton Sb)	Grade (oz/ton Au)	Metal (oz Au)
Probable	4.0	42,412	28.00	11,880	0.408	17,300

Notes:

-	The effective date of these resources is January 1, 2009
-	Rounding may result in some discrepancies.
-	No processing recovery factors have been applied to these reserve figures.
-	The unit ton refers to short tons.
-	Cut-off grade is 4.0% Sb ‘equivalent’, which the combined values of gold plus antimony expressed in terms of antimony alone

Table 17.3 Silverado’s inferred lode mineral resources, Nolan Creek area

Resource Category	Cut-off grade (% Sb)	Quantity (ton)	Grade (% Sb)	Metal (ton Sb)	Grade (oz/ton Au)	Metal (oz Au)
Inferred	4.0	24,077	12.45	2,997.6	0.245	5,894.7

Notes:

-	The effective date of these resources is January 1, 2009; amended June 1st, 2009
-	Rounding may result in some discrepancies.
-	No processing recovery factors have been applied to these resource figures.
-	The unit ton refers to short tons.
-	Cut-off grade is 4.0% Sb ‘equivalent’, which the combined values of gold plus antimony expressed in terms of antimony alone.

17.2 Disclosure

The mineral resource estimates reported in this section were prepared by Mr. Thomas K. Bundtzen, President of Pacific Rim Geological Consulting Inc. and AIPG Certified Professional Geologist. Mr. Bundtzen is the QP and is independent of Silverado as defined by NI 43-101.

In accordance with CIM Definition Standards (2005), a mineral resource may be sub-divided in order of increasing geological confidence, into Inferred, Indicated, and Measured categories. “Measured and Indicated mineral resources” are that part of a mineral resource for which quantity and grade can be estimated with a level of confidence sufficient to allow the application of technical and economic parameters to support mine planning and evaluation of the economic viability of the deposit. An “Inferred mineral resource” is that part of a mineral resource for which quantity and grade can be estimated on the basis of geological evidence and limited sampling and reasonably assumed, but not verified, geological and grade continuity (CIM, 2005).

17.3 Known issues that materially affect mineral resources and mineral reserves

The QP is unaware of any issues that materially affect the mineral resource in a detrimental sense, and has checked agency records, company correspondence with regulatory agencies and reviewed regulatory agency websites. In addition:

  To the best of the QP’s knowledge, there are no known material exploration, legal, marketing, socio-economic, political, title, permitting, or taxation issues;

  To the best of the QP’s knowledge, apart from the usual environmental aspects that require consideration as part of any mineral exploration project, there are no known material specific environmental issues; and

  To the best of the QP’s knowledge, there are no known material mining, metallurgical, or infrastructure issues other than those discussed in this Technical Report.

17.4 Assumptions, methods, and parameters

The QP estimated mineral resources using the following steps:

  Personal inspection of both Workman’s Bench lode-style and the Nolan Creek placer- style gold properties during 1994, 1999, 2004, and 2006 to 2008.

  Database compilation and data validation.

  Geological interpretation and modeling.

  Compositing assay intervals to a common length.

  Determination of average material density for both lode and placer properties.

  Analysis of grade variability.

  Polygonal estimation of grade by compositing of sample assay information taken within designated widths and lengths of mineralized zones.

  Assignment of appropriate cut-off grades, the lowest grade that can be mined economically.

  Classification of confidence in the estimates with respect to CIM (2005) guidelines.

  Mineral resource tabulation and validation of the resource estimate.

17.5 Placer gold resources estimation

On July 29th, 2008, the QP released the NI 43-101 Report ‘Estimation of Lode and Placer Mineral Resources, Nolan Creek, Wiseman B-1 Quadrangle, Koyukuk District, Northern Alaska’, which describes indicated and inferred gold resources in placer deposits held by Silverado in the Nolan Creek area (see table 17.1) . No new information concerning either indicated or inferred placer gold resources has been generated for the Nolan Creek project since the release of those estimates in July, 2008, which are filed on SEDAR (www.SEDAR.com); also accessed @ http://www.silverado.com/.

17.6 Workman’s Bench lode resource and reserve estimations

On July 29th, 2008, the QP released NI 43-101 Report: ‘Estimation of Lode and Placer Mineral Resources, Nolan Creek, Wiseman B-1 Quadrangle, Koyukuk District, Northern Alaska’, which presents inferred antimony and gold resource estimates in the Workman’s Bench lode deposit in the Nolan Creek area. A significant diamond drill program has taken place on Workman’s Bench since those resource estimates were made, which changes what is now known about resources there. Hence, resource estimates in Tables 17.2 and Table 17.3 supersede the inferred resource estimates filed on SEDAR (www.SEDAR.com); and are also accessed @ http://www.silverado.com/.

Silverado has defined the Pringle Bench and Workman’s Bench areas with eleven (11) diamond drill holes (2,715 ft) and forty-one (41) diamond drill holes (11,597 ft), respectively. During analysis of the drilling data and subsequent underground exploration, Silverado noted that stibnite bearing zones on the Workman’s Bench property contained zones of massive stibnite locally up to 15 in thick and contained consistently high gold grades (up to 2.86 oz/ton Au) in drilling core intercepts of stibnite veins. Silverado has subsequently focused exploration definition on the Workman’s Bench deposit.

A total of 1,158 assay intervals were obtained from the 2007-2008 Workman’s Bench diamond drill core program. Table 17.3 summarizes the sample control available at Workman’s Bench.

Table 0.4 Summary of sample assay intervals from Workman’s Bench deposit, Nolan Creek

Sample type	Sample
count
Workman’s Bench underground 2008	119
1994 RC drilling	156
2007 core drilling	531
2008 core drilling	627
Surface trench samples	8
Total	1,441

In late November and December of 2007, mine crews drove 570 ft of drifts and cross cuts into the Workman’s Bench mineralized area. The underground mine workings intersected the northeast-trending, quartz-stibnite-gold veinlet zone identified in surface exposures and in core drilling intercepts. The purpose of Silverado’s work was to test the stibnite-quartz-gold system at a position approximately 50 ft to 62 ft vertically below the surface exposures and about 120 ft to 135 ft above the 2007 drill hole core intersections.

To date, the drilling program, coupled with the underground sampling and mapping program, has helped to identify four (4), northeast-striking, steeply dipping stibnite-quartz vein-faults that are discernable from the wider stockwork vein swarm that contains elevated gold and antimony values. These four zones, hereafter referred to as A Zone, B Zone, C Zone, and West Zone, contain subsidiary but persistent zones of semi-massive to massive stibnite, which are the focus of the resource evaluation efforts.

Figure 17.1 Surface view of Workman’s bench mineralized zones, showing locations of underground workings, drill hole control, and interpreted extensions and overall widths of A, B, C and West Zones.

(Flow Direction)
Smith Creek
Portal
2008 Underground Drift
'West' Zone
'A' Zone
'B' Zone
'C' Zone
07SH17
07SH16
08SH08
08SH25
08SH31
08SH29
08SH28
08SH09
08SH26
08SH27
08SH21
08SH19
08SH20
08SH07
08SH10
08SH22
08SH24
08SH23
07SH15
07SH14
07SH13
08SH12
07SH18
08SH13
08SH06
08SH32
08SH33
07SH01
08SH02
08SH01B
08SH15
08SH01A
08SH14
08SH17
08SH03
618500 mE
7486300 mN
618600 mE
7486400 mN
618700 mE
7486500 mN
North
0'
125'
250'
375'
07SH17
252'
Drill Collar & Drill Number
End of Hole Footage

The focus of the QP’s analysis of data from Workman’s Bench lode is to provide new probable reserve and inferred resource estimations of the amount of high grade antimony (gold) mineralization present in three principal stibnite-bearing vein zones exposed in drill core, surface exposures, and in underground workings.

The QP is familiar with the extent and character of the stibnite mineralization present in the underground workings. The QP, accompanied by Silverado’s contractors, traveled to Nolan Camp during June 13 to June 14, 2008 and reviewed significant intercepts of stibnite mineralization in the 2007 drill hole core library as well as all available certified assay results as completed by ALS Chemex. On July 29th, 2008, the QP produced the NI 43-101 Technical report: Estimation of Lode and Placer Mineral Resources, Nolan Creek, Wiseman B-1 Quadrangle, Koyukuk Mining District, Northern Alaska, July 29, 2008 (Bundtzen, 2008c). This Technical Report provided estimates for inferred resources of antimony and gold from two identified mineralized vein-faults on Workman’s Bench, based on surface trench, underground channel, and drill hole intercept data. The mineralized intercept data was acquired on or before April, 2008 and all of the drill hole data was derived from a 2007 core drilling program completed by Silverado.

Because the focus of the 2008 drill program was to better define the resources of Workman’s bench, the QP participated with then Silverado Chief Geologist Karsten Eden in the design of the 2nd phase 2008 core drilling program, which sought to provide closer and especially more evenly spaced drill intercepts of the main target mineralized zones identified in the 2007 drill program. Drill footage increased from 2,140 feet in 2007 to 11,597 feet in 2008, an increase of 440 percent. Drill hole intercepts of the identified mineralized zones at Workman’s bench increased from 38 in 2007 to 124 in 2008, an increase of 278 percent. The 2008 drill collars and orientations provide generally evenly spaced drill collar spacing (except in the extreme northeastern portion of the vein-fault system), which is illustrated in Figure 17.1 of this Technical Report. In the drill program design, an even spacing in lateral and vertical control has been accomplished with the 2008 drill program. In some portions of the drill-vein structures, the spacing is much closer, reflecting the increased density of drill holes in the northeast extension of the vein, coupled by utilization of the 2007 drill intercepts and the closely spaced sampling in the underground drifts completed in April, 2008.

Every drill hole (41 in number) drilled on Workman’s Bench except drill hole 08SH28, which defined the SW limit of Workman’s bench, intercepted the main ‘A zone’. This fact provides added confidence to the resource estimates calculated and presented in this Technical Report by the QP. Subsidiary, but never-the-less persistent mineralized intercepts occur in the B, C, and West Zones, which are documented over lesser strike length than the remarkable consistency observed in ‘A Zone’.

For average grades of antimony and gold, the QP recognized that some channel intervals as represented in drill core and surface and underground workings were of uneven length. Each channel interval was weighted by an interval of influence as well as a width in order to obtain an area of influence. The QP used the customary procedure in which the interval of influence is half the distance to each control point, and, in the case of much of the structures, the drill hole points.

Upon completion of the 2008 core drilling program, The QP also traveled to Nolan Camp during September 29-30, after the 2008 drill program had ended, and reviewed all significant core intervals. The September visit added to the QP’s understanding of the Workman’s Bench mineralized system, and helped the QP to improve the accuracy of resource predictions.

The QP uses a polygonal estimation technique, described by Peters (1978) and Storrar (1981), to estimate both probable reserve and inferred resource estimates for mineralized zones in the Workman’s bench deposit. This is the same method utilized in the Technical Report on the Nolan Lode properties released on July 29th, 2008. Figure 17.2 -to-17.4 shows polygonal blocks for the indicated resource calculations for the ‘A’, ‘B’, and ‘West’ zones, for which probable reserves have been calculated. Tables 17.4 -to-17.6 show the polygonal block calculations for the probable reserve estimates. Table 17.7 shows data for each mineralized zone on Workman’s Bench where probable reserves could be calculated.

In order to complete the polygonal resource calculations, the QP rigorously calculated tonnage factors for the inferred and indicated resources presented in this Technical Report. Thrush et al (1968) specifies specific gravity estimates for pure stibnite (4.52), for quartz gangue (2.70), and for pelitic schist (2.66) . A tonnage factor was calculated using the equation provided by Peters (1978). Pure stibnite would have a tonnage factor of about 7.1 cu ft/ton. The tonnage factor was individually calculated for each polygon using the equation of Peters (1978). The equation is: Tonnage Factor=2000/specific gravity X 62.5=cubic feet per ton. Pure stibnite is 71.5 percent antimony. As an example for polygon # 5 of A Zone (Table 17.5; Figure 17.2), which contains 29.6 percent antimony (41.4 percent stibnite) the average calculated specific gravity of the polygonal zone is 3.89. The tonnage factor for this polygon is 2000/3.89X62.5=8.20 cubic feet/ton. For a lower grade zone; i.e., polygon 29, which assays 18.19 percent antimony (25.4 percent stibnite), then the specific gravity of the polygon is 3.82. The tonnage factor is 2000/3.82X62.5=8.39 cubic feet/ton. The QP calculated the tonnage factor for each polygon and arrived at an average tonnage factor of 8.21 cubic feet/ton—rounded to 8.20 cubic feet/ton for the Technical Report analysis.

Two control samples of mineralized vein intervals and one sample of wall rock from Workman’s bench underwent specific gravity (SG) and absorption measurements (ASTM C 127) at the laboratory of Shannon and Wilson Inc. in Fairbanks. Table 17. 5 summarizes the results and compares them to SG calculated using methods described above. High grade nearly massive stibnite that assayed 56.88 percent Sb from station #203804 yielded a SG of 4.38 and a tonnage factor of 7.31. In contrast, much lower grade material from the bulk sample that assayed 9.10 percent Sb, yielded an SG of 3.45, and a tonnage factor of 9.27. The average tonnage factor for the high and low grade stibnite zones, which have an average assay of 33.04 percent Sb, is

8.29. These limited physical SG measurements are consistent with SG values calculated from assay data and inferred SG of country rock material and used in the QP’s resource calculations.

Table 17.5 Specific gravity (SG) measurements (ASTM C 127) from selected mineralized intervals, Workman’s bench; laboratory analyses by Shannon and Wilson, Inc.

Sample #	Sample Description	Measured Specific gravity (SG)	Absorption (%)	Tonnage Factor	Antimony (%) Appendix I	Calculated SG using assay data	Difference between SG Values (%)
203804	Massive stibnite interval in ‘A’ Zone	4.38	0.33	7.31	56.88	7.34	0.40
HR51856-1	Bulk sample stibnite gravity concentrate	3.45	1.50	9.27	9.20	9.31	0.43
HR51856-2	Wall Rock Gangue from Hanging Wall A Zone	3.04	0.33	10.50	NA	NA	NA

Subsequently and upon completion of a pre-feasibility study in this Technical Report, there is enough information to estimate probable reserves. Previously the QP made inferred resource estimates for the Workman’s Bench deposit on the basis of 35 drill core and surface sample intervals. The assay interval data used in the indicated and inferred resource estimates presented here (See Appendix II) includes 124 samples from forty-one (41) diamond core drill holes, eight samples from trench exposures, and 16 samples from underground exposures. Although wider zones of low-grade stibnite mineralization have been documented during exploration, the QP focused on estimation of the narrow higher grade intervals, just as done in the previous inferred resource estimates. During 2008, Silverado located drill collars with the goal of obtaining more detailed, regularly spaced drill control (50 ft spacing) than what was available when the inferred resource estimates were released by the QP on July 29th, 2008.

The QP used two principal factors in determining cut-off grade of 4.0 percent ‘equivalent’ antimony, the main being calculated value in US dollars. The base prices assumed during this evaluation (see chapter 19 of this technical report ) was $2.25/pound for antimony and $700/ounce for gold. Under these assumptions, the 4.0 percent antimony cutoff, assuming an 85 percent Sb recovery, is equivalent to a value of $153/ton. Calculation of mine costs, assuming dilution, in Chapter 19 was $97/ton (see Chapter 18.8.3) . Processing costs, combined with monthly operating costs adds $48/ton to costs (see Chapters Project Operating Costs and Process operating Costs; 18.8.2; 18.8.4) . The total cost, $145/ton, reflects the estimated cost of mining and processing ore averaging 4.0 percent antimony.

Lower grades of antimony could be upgraded to a gross value of $153/ton with gold values. For example, a 2.0 percent antimony grade plus a contained interval gold value of 0.132 oz/ton gold would produce a gross value of $153/ton deploying stated recovery factors, which would equal the cutoff grade assigned by the QP of a 4.0 percent antimony equivalent interval.

A subsidiary factor corroborated the economic cutoff grade of 4.0 percent equivalent antimony. Upon inspecting core and assay interval information, the QP observed that a 4 percent antimony value (7 percent stibnite) generally reflects sharp metallogenic boundaries of the mineralized veins being investigated. The drop-off is distinct in most assay intervals (see Appendix I). For the majority of drill hole intercepts used in resource calculations, significant Sb values begin at about 4 percent Sb and above.

Figure 17.2 Probable reserve polygons for ‘A’ Zone, Workman’s bench, Nolan Creek Area

Southwest
Northeast
1800'
1750'
1700'
1650'
1600'
1550'
1500'
1450'
1400'
Ground Surface
Portal Level
Trench J 52
Trench W 399
267396
203409
WBUG3S1
203808
203795
203450
WBUG8S3
203709
08SH27
08SH31
08SH26
08SH09
08SH25
08SH21
08SH18
08SH29
08SH19
08SH08
08SH20
08SH16
08SH23
08SH22
08SH10
08SH13
08SH14
08SH12
08SH11
08SH24
08SH07
08SH15
08SH16
08SH13
08SH33
08SH32
08SH01
08SH14
08SH03
08SH13
08SH02
08SH17
0'
125'
250'
375'

08SH22	drill hole intercepting 'A' Zone
WBUG09S1 or 203808	location of underground or surface rock sample intercepting 'A' Zone
Trench J 52	location of surface channel sample intercepting 'A' Zone
(7)	polygon designation (see table)

Table 17.6 Polygonal probable reserve block summary for ‘A’ Zone, Workman’s Bench

Polygon	Tons	Antimony (%)	Antimony (tons)	Gold (oz/ton)	Gold (ounces)
1	365	4.70	17.2	0.056	20.4
2	337	4.20	14.1	0.120	40.4
3	445	22.80	101.5	1.090	485.1
4	484	22.85	110.5	1.070	517.8
5	602	29.60	178.2	1.120	674.2
6	508	23.09	116.8	0.056	28.4
7	390	50.89	198.4	1.109	432.2
8	379	31.40	119.0	1.115	422.6
9	305	28.03	85.4	0.987	301.0
10	195	13.47	26.2	0.146	28.5
11	950	22.36	212.4	0.193	183.4
12	175	27.94	48.9	1.097	191.9
13	125	10.66	13.3	0.970	121.3
14	105	16.17	33.9	0.102	10.7
15	535	19.73	105.5	0.300	160.6
16	335	31.68	106.1	0.307	102.8
17	452	34.24	154.7	0.334	150.9
18	152	24.68	37.5	0.486	73.8
19	109	21.43	23.3	0.240	26.1
20	485	24.40	118.3	0.323	156.6
21	855	24.73	211.4	0.196	167.5
22	245	19.90	48.7	0.256	62.7
23	140	17.48	24.4	0.250	35.0
24	65	16.50	10.7	0.160	10.4
25	85	18.86	16.0	0.166	14.1
26	101	18.19	18.4	0.150	15.1
27	100	15.77	15.8	0.143	14.3
28	146	14.18	20.7	0.170	24.8
29	389	36.55	141.9	0.322	125.2
30	716	35.86	256.7	0.340	243.4
31	384	23.49	90.2	0.141	54.1
32	345	23.10	79.7	0.181	62.4
33	107	24.18	25.8	0.217	23.2
34	330	32.04	106.0	0.267	88.0
35	780	39.10	304.9	0.681	531.2
36	840	36.57	307.1	0.492	413.2
37	2,050	48.74	999.0	0.416	853.0
38	2,490	48.68	1,212.0	0.453	1,128.0
39	2,300	54.59	1,255.0	0.725	1,667.0
40	459.0	21.00	96.3	0.459	210.6
41	1,180	39.43	465.0	0.201	237.0
42	550	30.66	165.0	0.130	72.0
43	185	20.50	37.9	0.106	19.6
44	820	28.02	229.6	0.114	93.4
45	353	18.14	64.0	0.107	37.8
46	697	7.93	55.2	0.123	85.7
47	998	17.53	174.9	0.101	100.7
48	157	20.93	32.8	0.106	16.6
49	140	14.49	20.3	0.056	7.8
50	450	10.80	48.6	0.098	44.1
51	135	28.76	38.8	0.140	18.9
52	100	29.58	29.6	0.130	13.0
53	85	29.60	25.1	0.120	10.2
54	454	23.74	107.8	0.171	77.6
55	423	24.02	101.6	0.516	218.2
56	228	23.02	52.5	0.463	105.6
57	235	20.02	47.0	0.413	33.6
58	338	26.46	89.4	0.463	156.4
59	564	21.44	120.9	0.526	296.6
TOTAL/AVERAGE	28,452	31.52	8,967.9	0.405	11,516.7

Figure 17.3 Probable reserve polygons for ‘B’ Zone, Workman’s bench, Nolan Creek Area

Table 17.6 Polygonal block summary for ‘B’ Zone, Workman’s Bench Table 2 Polygonal Probable reserves Calculations for ‘B’ Zone, Workman’s bench, Nolan Creek Area, Alaska

Polygon	Tons	Antimony (%)	Antimony (tons)	Gold (oz/ton)	Gold (ounces)
1	185	34.32	64.0	0.298	55.0
2	237	40.13	95.0	0.618	146.0
3	175	39.36	69.0	0.507	89.0
4	475	47.50	226.0	1.105	524.0
5	590	41.42	244.0	0.652	384.0
6	574	45.32	260.0	1.060	608.0
7	195	31.32	61.0	0.425	83.0
8	289	17.59	50.8	0.154	44.5
9	830	37.15	308.0	0.802	666.0
10	675	34.97	236.0	0.724	489.0
11	116	21.73	25.2	0.123	14.3
12	79	19.76	15.6	0.130	10.3
13	160	10.10	16.2	0.313	50.1
14	186	21.60	40.2	0.451	83.9
15	487	15.25	74.2	0.430	209.4
16	875	25.54	223.4	0.317	277.3
17	95	16.51	15.7	0.241	22.9
18	331	16.06	53.1	0.244	80.8
19	209	4.59	9.6	0.067	14.0
20	107	5.16	5.5	0.070	7.5
21	145	13.82	20.0	0.063	9.1
22	155	13.58	21.1	0.050	7.8
23	365	7.98	29.1	0.160	58.4
24	385	5.65	21.7	0.083	31.9
25	567	8.30	47.0	0.310	175.8
26	269	4.77	12.8	0.256	68.8
TOTAL/AVERAGE	8,756	25.63	2,244.2	0.480	4,210.8

Table 17.7 Polygonal probable reserve Calculation for ‘West’ Zone, Workman’s Bench, Nolan Creek area, Alaska

Polygon	Tons	Antimony (%)	Antimony (tons)	Gold (oz/ton)	Gold (ounces)
1	565	2.86	16.1	0.908	513.0
2	446	2.39	10.6	0.108	48.2
3	450	3.12	14.0	0.921	414.5
4	359	2.64	9.5	0.121	43.4
5	131	3.36	4.4	0.140	18.3
6	73	9.30	6.8	0.143	10.2
7	210	9.81	20.6	0.124	26.0
8	297	18.09	53.7	0.105	31.2
9	110	19.06	20.9	0.261	28.7
10	95	12.10	11.5	0.225	21.3
11	109	14.53	15.8	0.215	23.4
12	166	13.13	21.8	0.229	38.0
13	286	18.35	52.4	0.293	83.8
14	397	11.75	46.6	0.098	38.9
15	175	21.56	37.7	0.146	25.6
16	537	19.82	106.4	0.140	75.2
17	160	23.59	37.7	0.143	22.8
18	192	35.32	67.8	0.230	44.2
19	75	31.78	23.8	0.196	14.7
20	115	21.74	25.0	0.113	13.0
21	256	25.28	64.7	0.147	37.6
TOTAL/AVERAGE	5,204	12.80	667.8	0.302	1,572

Figure 17.4 Probable reserve polygons for ‘West’ Zone, Workman’s bench, Nolan Creek Area

Table 17.9 Summary data for probable reserves in ‘A’, ‘B’ and ‘West’ Zones, Workman’s Bench, Nolan Creek area, Alaska

Physical Parameters	‘A’ Zone	‘B’ Zone	‘West’ Zone	Total or
For Resource				Average
Calculations
Total Strike Length of Vein Used in Resource Calculation	980	525	900	980
Maximum Depth (Vertical) of Vein Used in Resource Calculation	355	355	225	355
Average Sample Interval Width	0.95	0.65	0.60	0.73
Number of Drill Hole Intercepts and Channel Sample Locations Used	48	22	19	89
Number of polygons Used in Indicated Resource Calculation	59	26	21	106
Calculated Tons of Mineralization	28,452	8,756	5,204	42,412
Calculated Average Grade Sb (%)	31.52	25.63	12.80	28.00
Total Tons, Contained Antimony	8,967.9	2,244.2	667.8	11,875
Calculated Average Grade Gold (oz/ton)	0.405	0.480	0.302	0.408
Contained Gold (oz)	11,516.7	4,210.8	1,572.0	17,300

(total or average figures are rounded)

Inferred resource estimates were also calculated for the Workman’s Bench mineralized zones. An “Inferred mineral resource” is that part of a mineral resource for which quantity and grade can be estimated on the basis of geological evidence and limited sampling and reasonably assumed, but not verified, geological and grade continuity (CIM, 2005), mainly in this case to the lengthened and uneven drill spacing. The inferred resource estimates are those that extend the mineralized laterally and vertically the ‘A’, ‘B’, and West Zones. One additional zone was identified—the ‘C’ Zone, the eastern-most, northeast-striking, vertically dipping mineralized vein. This zone was intersected by eleven (11) holes, which are spaced in such a manor to consider them as an indicated resource. However, the average antimony content is quite low--just making the minimum 4% cut-off--and the zone is quite thin, averaging only 0.45 feet. Because of this, the QP regards this zone contains only an inferred resource of antimony and gold. Figures 17.5 -to-17.8 summarize inferred resources on Workman’s Bench. Tables 17.8 to 17.11 show the calculations of the resource polygons depicted for the inferred resource estimates on Workman’s Bench. Table 17.12 summarizes inferred resource estimates on Workman’s Bench.

Figure 17.5 Inferred Resource polygons for ‘A’ Zone, Workman’s bench, Nolan Creek Area

Figure 17.6 Inferred Resource polygons for ‘B’ Zone, Workman’s bench, Nolan Creek Area

Figure 17.7 Inferred Resource polygons for ‘C’ Zone, Workman’s bench, Nolan Creek Area

Figure 17.8 Inferred Resource polygons for ‘West’ Zone, Workman’s bench, Nolan Creek Area

Table 17. 10 Polygonal Block Inferred Resource Estimate for ‘C’ Zone, Workman’s Bench, Nolan Creek

Polygon	Tons	Antimony (%)	Antimony (tons)	Gold (oz/ton)	Gold (ounces)
1	98	0.05	0.5	0.055	5.4
2	84	2.96	2.5	0.103	8.7
3	234	3.83	9.0	0.054	12.6
4	325	6.74	21.9	0.103	33.4
5	201	6.72	13.5	0.080	16.1
6	98	6.50	6.4	0.085	8.3
7	314	3.26	10.2	0.049	15.4
8	216	3.49	7.5	0.079	17.1
9	351	0.03	1.0	0.160	56.2
10	538	3.79	20.4	0.157	84.5
11	146	0.29	0.5	0.070	10.2
12	85	6.22	5.3	0.123	10.5
13	173	5.98	10.3	0.210	36.3
14	74	0.05	0.5	0.157	11.6
15	140	6.54	9.2	0.213	29.8
16	313	0.59	1.8	0.183	52.3
17	787	3.79	29.8	0.184	144.8
18	55	6.77	3.7	0.127	7.0
Total/Average	4,232	3.64	154.0	0.132	560.2

Table 17.11 Polygonal Block, Inferred Resource Estimate for ‘A’ Zone, Workman’s Bench, Nolan Creek

Polygon	Tons	Antimony (%)	Antimony (tons)	Gold (oz/ton)	Gold (ounces)
1	1,404	12.77	179.3	0.297	416.9
2	826	11.87	98.0	0.260	214.7
3	1,524	9.36	142.6	0.213	324.6
4	2,737	19.13	523.5	0.266	728.0
Total/Average	6,491	14.53	943.4	0.259	1,684.2

Table 17.12 Polygonal Block, Inferred Resource Estimate for ‘West’ Zone, Workman’s Bench, Nolan Creek

Polygon	Tons	Antimony (%)	Antimony (tons)	Gold (oz/ton)	Gold (ounces)
1	164	14.03	23.0	0.069	11.3
2	152	7.44	11.3	0.068	10.3
3	774	12.38	95.8	0.075	58.1
4	643	19.49	125.3	0.067	43.1
5	595	14.86	88.4	0.055	32.7
6	2,536	10.94	277.4	0.928	2,353.4
7	470	3.64	17.1	0.107	50.3
Total/Average	5,334	11.96	638.3	0.507	2,704.4

Table 17.13 Polygonal Block, Inferred Resource Estimate for ‘B’ Zone, Workman’s Bench, Nolan Creek

Polygon	Tons	Antimony (%)	Antimony (tons)	Gold (oz/ton)	Gold (ounces)
1	1,331	24.95	332.1	0.103	137.1
2	1,168	13.66	159.5	0.122	142.5
3	135	15.37	20.7	0.137	18.5
4	965	8.28	79.2	0.347	334.9
5	1,733	15.20	263.4	0.147	254.8
Total/Average	5,332	16.03	854.9	0.167	887.8

Table 17.14 Summary of Inferred Antimony and Gold Resources From ‘A’, ‘B’, ‘C’, and West Zones, Workman’s Bench Lode, Nolan Creek Area.

Category	Cut-Off Grade (% Sb Equivalent)	Quantity of Mineralization (Short Tons)	Grade (% Sb)	Metal (ton Sb)	Grade (oz/ton Au)	Metal (oz gold)
‘A’ Vein Inferred	4.0	6,491	14.53	943.4	0.259	1,684.2
‘B’ Vein Inferred	4.0	5,332	16.03	854.9	0.167	867.8
‘C’ Vein Inferred	4.0	4,232	3.64	154.0	0.132	560.2
‘West Vein Inferred	4.0	5,334	11.96	638.3	0.507	2,704.4
Totals	4.0	21,389	12.11	2,590.6	0.272	5,816.6

17.7 Pringle Bench inferred resource estimates

The QP examined trench and drill data from the Pringle Bench mineralized system that was explored in 2007. It became apparent during the 2008 exploration program that some of the same mineralized zones that occur on Workman’s Bench line up with and are believed to be equivalent to those exposed on Pringle Bench. The QP recognized the ‘A’ and ‘West’ Zones on Pringle Bench. Mineralized interval data is confined to intervals from eight (8) shallow diamond core drill holes, four (4) trenches, and one RC hole. In 2007, the exploration program was just getting started on Smith Creek, and as such, sampling procedures were just being defined. Only one drill hole, a RC hole completed in 2006, reaches to depths sufficient for estimating vertical extent. Most other drill holes intersect the zone at less than 75 feet vertically from the surface. Drill 06SH01 intersected A Zone at a depth of 200 vertical feet below the surface (see Figure 17.10) . However, the QP after deliberation, chose to modify earlier inferred resource estimates and eliminated this data point (06SH01) and resource polygons. Tables 17.15, 17.16, and Table 1.3 and Figure 17.10 have been amended. Figures 17.9 is a surface plan of the Pringle mineralized system. Figures 17.10 and 17.11 are resource polygons constructed for the ‘A’ and West’ Zones. Other mineralized zones identified in drill core and trenches could not be identified. Table 17.13 summarizes the inferred resource estimates from the ‘A’ and ‘West’ Zones on Pringle Bench. Tables 17.14 and 17.15 show details of the calculated polygonal resource blocks from Pringle Bench. The average thickness of the Pringle bench ‘A’ zone (0.55 feet) is thinner on average than the average ‘A’ zone thickness (0.95 ft) identified on Workman’s Bench. Also of note is the lower values of both antimony and gold in the sample intervals and calculated resource polygons at Pringle Bench as compared to values encountered on Workman’s Bench (table 17.13) . There is insufficient data to conclude reasons for these lower metal values. More drilling is needed to confirm or refute the QP’s speculation.

Table 17.15 Summary of Inferred Antimony and Gold resources from ‘A’ and ‘West’ Zones, Pringle Bench (1)

Category	Cut-Off	Quantity	Grade	Metal (ton	Grade	Metal
	Grade (% Sb)	(tons)	(% Sb)	Sb)	(oz/ton Au)	(oz gold)
‘A’ Vein	4.0	737	29.13	214.7	0.113	83.4
Inferred
‘West’ Vein	4.0	1,951	9.86	192.3	0.049	94.7
Inferred
TOTALS	4.0	2,688	15.14	407.0	0.067	178.1

(1) Amended May 25th, 2009

Figure 17.9 Surface view of Pringle Bench mineralized zones, showing locations of drill hole and trench control, and interpreted extensions of A and West Zones.

Trench F
297'
284'
Trench I
Trench M
Trench H
212'
Trench L
207'
182'
139'
102'
'West' Zone
07SH05
'A' Zone
300'
92'
07SH04
07SH03
07SH02
07SH06
07SH07
07SH08/09
Trench D
North
06SH01
616800 mE
618900 mE
7486700 mN
619000 mE
7486800 mN
7486500 mN
0'
125'
250'
375'
07SH02
297'
Drill Collar
&
Drill Number
End of Hole
Footage
Trench with zones of
mineral veining
High angle fault
showing offset

Figure 17.10 Inferred Resource polygons for ‘A’ Zone, Pringle Bench, Nolan Creek Area

Northeast
1950'
1900'
1850'
1800'
1750'
1700'
1650'
1600'
Southwest
Trench I
Trench M
Trench D
07SH06
Trench F
Ground Surface
07SH03
07SH02
07SH07
07SH08
07SH09
06SH01
1
2
3
4
5
6
0'
50'
100'
150'
08SH22 drill hole intercepting 'A' Zone
Trench D location of surface channel sample intercepting 'A' Zone
4 polygon designation (see table)

Plan view of Pringle Bench 'A' Zone Inferred Resource Polygons

Figure 17.11 Inferred Resource Polygons for ‘West’ Zone, Pringle Bench, Nolan Creek Area

Northeast
Southwest
1950'
1900'
1850'
1800'
1750'
1700'
1650'
1600'
Trench I
Trench M
Trench D
Trench F
Ground Surface
07SH04
07SH02
07SH06
07SH07
07SH09
1
2
3
4
5
6
7
8
0'
50'
100'
150'
07SH04 drill hole intercepting 'West' Zone
Trench D location of surface channel sample intercepting 'West ' Zone
7 polygon designation (see table)

Table 17.16 Polygonal block inferred resource calculation for ‘A’ Zone, Pringle Bench

Polygon	Tons	Antimony (%)	Antimony (tons)	Gold (oz/ton)	Gold (ounces)
1	63	12.78	8.1	0.037	2.3
2	134	26.27	35.2	0.019	2.5
3	205	31.49	64.6	0.119	24.4
4	138	36.67	50.6	0.112	15.5
5	82	26.67	21.9	0.127	10.4
6	115	29.80	34.3	0.246	28.3
TOTAL/AVERAGE	737	29.13	214.7	0.113	83.4

Table 17.17 Polygonal block inferred resource calculation for ‘West’ Zone, Pringle Bench

Polygon	Tons	Antimony (%)	Antimony (tons)	Gold (oz/ton)	Gold (ounces)
1	80	14.11	11.3	0.061	4.9
2	160	11.37	18.2	0.036	5.8
3	206	12.12	25.0	0.044	9.1
4	99	18.68	18.5	0.051	5.0
5	615	3.91	24.0	0.021	12.9
6	290	9.46	27.4	0.028	8.1
7	182	15.47	28.2	0.095	17.3
8	319	12.43	39.7	0.099	31.6
TOTAL/AVERAGE	1,951	9.86	192.3	0.049	94.7

17.8 Mineral Reserve Statement

On the basis of the information presented in Section 18 of this report, the economic viability of the proposed extraction and treatment of the probable reserve defined in the Workman’s Bench lode system has been demonstrated. Modeling of the Workman’s Bench lode system has been undertaken in such a manner that the resource tonnage and grade estimates already provide sufficient allowance for grade dilution and losses in mine recovery; hence, no further modifying factors are required before reporting these as a mineral reserve. The QP therefore considers a portion of the Workman’s Bench lode system to be a probable mineral reserve in terms of the CIM definition.

Table 17.16 sets out the mineral reserves in the Workman’s Bench lode deposit. These reserves are valid as of January 1, 2009.

Table 17.18 Mineral reserve estimate, Workman’s Bench lode

Zone	Reserve Class	Cut-off grade (% equivalent Sb)	Quantity (tons)	Grade (% Sb)	Metal (ton Sb)	Grade (oz/t Au)	Metal (oz Au)
A Zone	Probable	4.0	28,452	31.52	8,950	0.405	11,520
B Zone	Probable	4.0	8,756	25.63	2,240	0.480	4,210
West Zone	Probable	4.0	5,204	12.80	665	0.302	1,570
Average/Total	Probable	4.0	42,412	28.00	11,875	0.408	17,300

(total values are rounded)

18 Other Relevant Data and Information

18.1 Prefeasibility study, Workman’s Bench antimony and gold resources-introduction

Silverado asked the QP to complete a prefeasibility study in order to evaluate the merits of extracting antimony and gold from Workman’s Bench, frequently referred to in this chapter as the ‘Nolan lode development’, using the probable reserve base demonstrated in Chapter 17 of this report. The conceptual work plan would involve the selective underground extraction of high quality vein mineralization, processing of ore with a nearby surface plant using gravity (and possibly flotation) technologies, recovering most of the gold value on site at Nolan Creek, and shipping a metallurgical grade stibnite concentrate to overseas buyers; either Asian (China) or European (Rotterdam, Netherlands) markets. Figure 18.1 provides a simplified location map showing current and planned basic facilities described in this report that will be referenced throughout this chapter.

Figure 18.1 Simplified outline illustrating mine infrastructure for proposed Nolan lode mine development.

Mining 18.2

18.2.1 Underground mine design

Mining methods in the Workman’s Bench deposit selected by the QP in discussions with Silverado will deploy a modified cut-and-fill stoping method. Figure 18.2 provides a plan view that would initially access ‘A’ Zone mineralization from the existing underground drifts and crosscuts completed in 2008.

Figure 18.2 Simplified surface plan view, proposed Workman’s Bench underground development, with an initial focus on ‘A’ Zone mineralization (in red).

The vein structures will be accessed through a 12-15 degree spiral decline that will provide subsurface access to the ‘A’, ‘B’, and West vein structures, but beginning with the main ‘A’ Zone, where nearly 70 percent of the indicated resources reside. Figure 18.3 provides a plan for the spiral decline and a diagram showing how the mineralized ‘A’ Zone vein material would be extracted. The first level would parallel ‘A’ Zone through waste rock at a minimal width in the range of 6.5 feet to 7 feet in width and 10 feet high. Stopes will be driven at a 17% decline paralleling the vein to a depth of 150 vertical feet, then level off and driven to a lateral length of approximately 400 feet or less, with the first level 10 feet below the level on which the first ore extraction would take place. Once the stope is driven, the vein structure will be shot off the rib at an expected width of 2 feet and mucked out for processing. Figure 18.3 illustrates the back-in concept for extraction at the mineralized face. Waste would be breasted down and placed in the level below the working face. Ore would then be shot and transported to the surface and stored for processing. Extraction would take place from the hanging wall side of the vein structure, or from the eastern edge of the vein. The spiral decline depicted figure 18.3 is focused on extraction of ‘A’ Zone; however, it would also contain draw-off points to access ‘B’ and West Zones as well, which also contain indicated resources.

When extraction from the entire level has been completed, than mine crews will back up to the decline and breast down the back using the waste rock as fill, gaining 10 feet in elevation and preparing the next section of the ‘A’ Zone vein to be shot off and retrieved (Figure 18.4) .. This process will continue until mine crews get to the same elevation of both C and D access levels. The upward vertical limit of the extraction process will likely depend on ground conditions, especially the presence or absence of live water (figure 18.5) . In either case, if water is encountered or ground conditions falter, then the upward limit of mining will have been reached. The mine method as designed will allow Silverado Mine crews to leave waste rock in the mine and only dealing with the initial waste rock and swell factor removed and stored on the surface.

Stope access driven at 6.5 feet wide by 100 feet long by 10 feet high will result in 6,500 cubic feet (600-650 tons) of rock in place per single working level. At a 27 percent swell factor, which is what has been experienced during the past 2 years at Nolan Creek, the in-place extracted material equals 8,500 cubic feet (of loose broken rock. Removal of the ore at 2 feet wide by 10 feet high by 100 feet long will provide approximately 2,000 cubic feet of additional area to accommodate the material swell factor.

Figure 18.3 Spiral decline into Workman’s Bench deposit; B-simplified diagram showing relationship of working face in drift to mineralized vein.

'A' Mineral Zone
Intercept of vein, lower level - 75 vertical feet below tunnel 'A'
Lower stope
4' x 4' compartment for ventilation unit and secondary escape way to surface
10' x 10' decline at 15° or less
North
Remuck and continuation
D
A
End of existing tunnel 'A'
B
C
50'
100'

Figure 18.4 Simplified concept of the working face, Workman's Bench deposit.

Ground control will consist of split sets, wire mesh, and timber as needed. All of the underground workings to date have encountered permafrost, which has resulted in exceptionally stable ground conditions. Water has frozen into cracks, which has kept roofs, sidewalls, and working faces completely competent. Ground temperature control will be crucial to maintaining stable underground conditions.   Underground equipment will consist of MSHA approved loaders (RDH) and haul trucks. Jack legs and pneumatic rock penetration units will constitute the principle drill hardware used on the project.

Mine ventilation will be accomplished by deployment of a 40 hp fan placed 100 or more feet from the portal, forcing fresh air into a 24 inch vent line run into the stoped areas. Exhaust air will return out through the drift and out the portal, resulting in positive ventilation. This ventilation design has been successfully deployed by Silverado during underground drift mining activities on the left limit placer benches of Nolan Creek since 1994. It has been inspected and approved by the U.S. Mine Safety and Health Administration (MSHA) since the time it was first deployed. Figure 18.6 illustrates the ventilation design for Workman’s Bench.

Power supply will be located in the existing location of the mine. Mine supply facilities will be located on Workman’s Bench. Tailings storage will be properly permitted and secured on a level, cleared-off area at several locations of the Nolan Creek left limit bench. Transportation of the ore from the mine site to the processing site will be by a 20 ton capacity haul trucks.

Figure 18.5 Side panel of proposed Workman’s Bench mine plan showing method in which previously mined levels would be back-filled

Figure 18.6 Side panel of proposed Workman’s bench mine showing sequential upward cut and fill method deployed in C and D zones

Figure 18.7 Ventilation design, proposed Nolan lode development.

18.2.2 Geotechnical Studies

Geotechnical studies of the Workman’s and Pringle Bench have been mainly confined to core logging by Silverado geological contractors completed during the definition of ore zones. The QP has examined the underground workings on Workman’s bench during April 7-10, 2008, and measured joint sets, foliation and compositional banding, and inspected fault zones. Foliation and compositional banding strikes northeast (025-045o) and generally dips shallow to the southeast ranging from 05-to-015o. At some stations, compositional banding and foliation is horizontal. Figure 18.6 illustrates the near-horizontal nature of compositional banding in phyllitc schist in the ‘A’ Crosscut. Northwest striking high angle faults offset the northeast veins in small amounts.

All mineralized zones at Workman’s Bench are near-vertical ‘vein-faults’ that strike in a northeasterly direction. Most of the northeast-striking joint sets have some silica vein selvage infilling. The northwest striking joints and fractures have both vein filling but are also frequently barren. The main ‘A’ zone shows slickensides in a horizontal configuration, indicating mostly lateral low angle slip planes. The ‘B’ and ‘West’ Zones also occur along fault planes, but do not show obvious evidence of lateral movement. Mine planning takes into account the fault structure of ‘A’ Zone and has avoided driving along it’s projected surface to prevent wall rock instability. Silverado geological contractor Karl Sharp is conducting a joint set survey using underground data, which should soon be available.

Wall rocks enclosing the stibnite-quartz lodes contain significant pyrite and pyrrhotite, which could result in Acid Rock Drainage issues (ARD). PRGCI geological contractor R.C. Swainbank estimated sulfide content in 18 drill holes from Pringle and Workman’s bench that were completed in 2007 (Figure 18.7) . Phyllitic schist contains the highest sulfide content. The QP has recommended to Silverado that a plan of action for lode mineral development incorporates the characterization of the material, a definition of waste rock, geochemical testing, review of geochemical parameters present in drill core, and an implementation plan. Silverado engaged the consulting form SRK Consulting, Inc. to initiate ARD studies, which began in June, 2008 (see Chapter 18.5 of this Technical Report).

Figure 18.8 ‘A’ Crosscut looking southeast. Note near-horizontal phyllitic schist bands in base and roof.

18.2.3 Hydrological considerations

The Workman’s Bench deposit occupies a near-horizontal terrace level at an elevation of 1,800 feet near the confluence of Smith Creek, a third order tributary, with Nolan Creek, a second order trunk stream. The Workman’s Bench mineralized system trends in a northeast direction toward Smith Creek Valley. The underground workings driven into the Workman’s Bench lode are dry. One hole, 08BT17, which is part of the Workman’s bench evaluation, intersected “live water”. The drill hole is situated at the northeastern edge of the drill pattern completed in Workman’s bench and does not affect the reserves assessed in this Technical Report. It likely intersected water from Smith Creek—drilling did not advance further because it was assumed that Smith Creek constituted a northeasterly limit of Workman’s bench due to this condition. According to Silverado’s operational mine manager, Ray Medina (written email communication), the hole was plugged off. The QP assumed from inspection of data that no other holes on Workman’s Bench contained water and all drilled dry. Mr. Medina does not believe the single wet drill hole on the northeastern margin of the defined resource is a problem, and suggests that the drill hole 08SH17 could be grouted off if necessary. The QP agrees with this conclusion. Based on observations of the drill hole data and underground mine conditions, the QP agrees with this assessment. The other hole that drilled wet was on Pringle Bench to the northeast (07SH04). The inferred mineral resources on Pringle Bench is not part of the pre-feasibility analysis presented in this Technical Report. There is other evidence to corroborate the general dry nature of the bedrock subsurface. A number of large diameter well holes were drilled in the camp vicinity in order to find a good source of water. Three drill holes explored the Workman’s Bench area to depths of up to 400 feet, but failed to encounter water. Left limit benches on Nolan Creek were all found to be dry during underground drift mining of frozen placer gold deposits (see Bundtzen, 2008c).

Figure 18.9 Core logging summary from 2007 core drilling, illustrating rock types and sulfide-bearing zones

WORKMAN'S BENCH
PRINGLE BENCH
17
16
13
14
15
18
1
4
3
2
5
6
10
11
12
7
9
8
252'
358'
323'
98'
312'
289'
102'
232'
297'
189'
302'
307'
292'
207'
92'
182'
No Core Recovery
Ph & Qt
Ms & Qt
Ph & Ms & Qt
Ms
Ph
Ph Phyllite
Ms Metasiltstone
Qt Quartzite
1+% Pyrite
Stibnite (+/- Quartz) vein
* Note: No stibnite noted in DDH 07SH05 or 07SH18

Drifting under Nolan Creek above Silverado’s camp interested live water at the base of the valley. During construction of the camp well, it was found that the water table occurs below a permafrost substrate. Current camp water is drawn from a water well jointly owned by Silverado and Sukapak Corporation near Wiseman and hauled by truck to camp. Silverado is currently permitted to use waters from recycling ponds during placer mining activities, and plans to use the permitted settling ponds as a mill water facility.

18.2.4 Waste rock management

Waste rock will be temporarily stored on lined pads on the left limit bench of Nolan Creek Valley. Final encapsulation of these materials will take place in two possible scenarios: 1) moving waste rock back underground in Workman’s Bench upon completion of the planned stope panels; or 2) storage in the abandoned underground drifts of Swede Channel, Mary’s and Mary’s East placer gold deposits on the left limit bench level of Nolan Creek (Figure 4.3) . During 1994, 1999, and 2005-2007 underground drifting removed 46,050 bank cubic yards of gravel for surface processing (table 6.1, this report; Figures 10.2 and 10.3; Bundtzen, 2008c). Inspection by the QP of Swede and Mary’s East underground workings in 2006-2007 indicated that these workings are relatively intact although slumping have removed an estimated 10 percent of open spaces, locally. Assuming that one cubic yard equals about 2.3 tons, and assuming a 90 percent space availability, and a swell factor of about 20 percent, then the underground workings on the left limit bench would be capable of storing approximately 85,000 tons of loose waste rock material. This would accommodate the projected encapsulation of about 50,000 tons of waste. During a June, 2008 meeting between ADNR, the USBLM, and Silverado, Steve Lundeen, the mill and tailings regulator with the USBLM, expressed support for the concept of backfilling treated (acid neutralized), underground waste rock into the Swede and Mary’s East underground mine workings and later, Workman’s bench, because this would mitigate a significant area of concern for ARD (R. C. Burgraff, written notes, June 17th, 2008).

18.2.5 Mine production schedule

A mine schedule envisions the extraction and processing of approximately 42,500 tons of indicted mineral resources that contain on average 28.0 % antimony and 0.408 oz/ton gold in the Workman’s Bench mineralized zones over a period of four (4) years. Table 18.1 summarizes the production schedule.

Table 18.1 Five year mine plan, Workman’s Bench/Nolan Lode Project

Year	Mining Rate	Mining Duration	Total Tons	Comments
2009	30	65	2,000	Collection of bulk sample for metallurgical testing
2010	65	125	8,000	Initial commercial production from gravity plant
2011	200	125	25,000	Full scale production
2012	200	125	25,000	Full scale production
2013	200	125	25,000	Full scale production
Total/Average	200	125	85,000	Complete indicated resource extraction

(1) Sorting of mineralization prior to mill feed is anticipated; (2) actual tonnage of ore in probable reserve (average width=0.90 feet) is 42,500 tons.

The mine is designed to take out a cut 2.0 feet thick which compares with the overall average thickness of all three indicated mineralized zones, ‘A’, ‘B’, and West Zones of about 0.90 feet true thickness. Mine manager Ray Medina believes that waste can be easily removed through systematic sorting prior to stockpiling ores for mill feed. The amount of material actually extracted from the mineralized zone is approximately twice that of the indicated resource tonnage or about 85,000 tons, with half that amount being fed to the mill. This is considered by the QP to be the base case. In the Base Case, sorting will take place underground, with excess materials handled along with the waste rock excavated during mine development. These waste hanging and footwalls materials will not stored for mill processing. A second scenario is envisioned whereas waste will be handles with the ore zones and processed through the mill facility along with the measured stibnite-quartz-gold resource base. This scenario treats the entire 2.0 feet of the excavation as ore and hauls the material to the mill for processing resulting in a 50 percent dilution of the measured resources. Both of these scenarios are discussed and modeled in the Economic Analysis (Chapter 18.9) chapter of this Technical Report.

18.2.6 Mine Operations

Silverado possesses a permit to collect up to 1,000 cubic yards of mineralized material for testing purposes from Workman’s Bench from the U.S. Bureau of Land Management. This work will be a follow-up of the metallurgical work completed by Hazen. Year 1 will be devoted to the collection of the bulk sample for metallurgical testing. This sample will either be shipped out to an outside facility or be processed on the mine site after the initial gravity plant has been built. Permitting requirements limit activities in 2009 to this activity. However, permits to operate the lode mine and mill facility still must be obtained (see permitting section).

Year 2 is the beginning of commercial operations. Final stope configurations are completed underground, which allows for full access to all three mineralized vein faults containing indicated resources-the ‘A’, ‘B’ and West Zones. However, all ore to be developed for the mill during Year 2 will be derived from ‘A’ Zone. During Years 3, 4, and 5, all three zones containing indicated resources will be accessed and developed. The mine ventilation system will be completed to comply with MSHA safety requirements.

The QP takes into account important climactic considerations during design of the mining operation. The key to stable underground mine conditions is to keep the subsurface in a frozen condition. Systematic placement of thermometers will be a required element of the underground mine activities. The company will monitor drift temperatures and will curtail mining if temperatures rise above 20o F. That will reduce but not necessarily eliminate the need for underground control reinforcement. Silverado’s expertise during the mining of frozen placer gold deposits on the left limit of Nolan Creek will provide important guidance for the Nolan lode development. Table 18.2 summarizes the annual mine activity cycle.

Mining will begin shortly after freeze-up and continue until April 1st, the time where thawing of drifts in past years has become a stability problem in the underground drift mines. During April and May, the Silverado crew will ready Nolan camp for milling and exploration activities. Other seasonal summer activities will include drilling for more resources and converting inferred resource estimates into indicated categories for mine feasibility.

One day and one night shift of 2 miners each can successfully produce 125 tons per day of ore during years 3, 4, and 5. Because the mine design features the ability to work from two faces simultaneously (see figure 18.6), ore can be drawn from different areas for mixing opportunities to improve grade control during milling. A single crew of two can handle extraction of the metallurgical testing in 2009.

Silverado contract miners will use drill technologies and haulage scheduling developed during drift mining of left limit bench placers as well as those deployed in construction of the 2008 development drifts. The firm

Table 18.2 Annual schedule for Nolan Creek lode development when in full production

Activity	Time Interval	Comments
Underground mining	November 10th-April 1	Underground Mining during winter to reduce thermal disturbance underground
Mill processing	June 1-September 1	Taking advantage of warm summer conditions during operations of mill
Drilling	July1-September 30	Expand resource base; convert inferred into indicated resources
Concentrate haulage	July 1 to October 31	Back hauls of stibnite in tractor trailers from North Slope oil fields will use vehicles that will include a DuxTM DT20 Haul trucks to haul ore to the surface; a Young BuggyTM to access the narrowed vein zones; and an EimcoTM utilty vehicle. The scenario of alternating between mining and processing tasks allows Silverado to utilize the same personnel on a number of projects nearly continuously throughout the year.

18.3 Processing

18.3.1 Laboratory

Mine assay requirements will be handled through commercial labs in Fairbanks. Each face shot will require assay control, but given the relatively small size of the operation, it is more efficient to use existing facilities in Alaska. ALS Chemex and Alaska Assay Labs offer timely services in Fairbanks. The latter can provide 2 day turn-around service for fire assay gold. The former can provide fire assay gold on a one week turn-around. One lab can be used as a check lab, as has been done during exploration work on Nolan Creek (see chapters 12-13 of this report). Sample batches can either be trucked to Fairbanks (six hour drive) or flown in on Wright’s Air Service from Coldfoot, which has serviced Silverado’s needs for many years. Silverado is considering the establishment of a simple check lab at the mine site.

18.3.2 Crushing and Conveying

Ore will be crushed and conveyed from stockpiles. Mechanical sorting will occur through removal of wall rock from mineralized material prior to feeding material into the concentrating plant. Silverado possesses a heavy-grade TechronTM Model #5500 conveyor belt used during processing of transporting oversize gravels and boulders from reject sites of a placer gold washing plant facility. The conveyor operated at a rate of about 30 cubic yards/hr or roughly equivalent to about 55 tons/hr. Ore will be crushed to 35 mesh with a 25 t/hr primary crushing unit. Later circuits, including a rod mill, will crush to -150 mesh.

18.3.3 Process Plant Layout

The processing facility (see Figure 18.10) will consist of a primary crusher followed by a three step milling and recovery process. The bulk sample test completed by Hazen identified a need to reduce the sliming tendencies of stibnite. The mill will deploy a rod mill instead of a ball mill to keep the initial grind to a relatively coarse mesh (-35). The rod mill product will report to a scalping jig—producing a 1 inch product, which in turn feeds a Denver DuplexTM jig system, producing a ¼ inch (sand-sized) product. This material is then fed to a bank of four (4) Holman-WiffleyTM tables that will serve as the principle method to recover the mineral product (by gravity means). The Holman-Wiffley tables units should provide for a feed of about 25 tons/hr, which, over a 10 hour shift would be capable of milling 250 tons/day and an 8 hour shift, 200 tons per day. The QP’s discussions with Holman-Wiffley suggest that installation of a Falcon Concentrator will improve recovery in Sb slimes (Figure 18.10) .

Based on knowledge gained from the Hazen bulk sample test, the gold will likely report to an arsenopyrite concentrate and removed on site. Coarse stibnite at -35 mesh and larger will report to a specific stream on the Wiffley tables, and be pulled off and bagged for shipment. For finer grinds, the stibnite might slime, thus reducing the percent recovery. Hazen test results show good stibnite recoveries with conventional gravity methods, but if the grind is too fine losses through sliming may result; hence grind control will be key to the process. The QP has informed Silverado that a flotation unit could significantly improve recovery if sliming occurs. Results of processing the bulk sample by Hazen showed that 98 percent of the gold and 99 percent of the stibnite could be recovered with addition of a flotation circuit. Sepro Systems TM included a flotation circuit in their preliminary mill plan for Silverado. Because permitting issues might affect timely flotation technology deployment, Silverado has chosen to initiate production using only gravity technology. The QP agrees with this strategy. Based on the results produced during the bulk sampling testing by Hazen Research (Schultz, 2008a,b) suggested recoveries should be approximately 85 percent for stibnite and 90 percent for gold (see Chapter 16, this Technical Report). Figure 18.11 and Figure 18.12 illustrate the simple gravity circuit in which a arsenopyrite and free gold product is pulled off a cleaner 2 concentrate.

18.3.4 Process Design Criteria

The principle design criteria for the processing plant will include: 1) how gangue materials (hanging and footwall zones; quartz vein gangue) will affect stibnite and gold recovery; 2) the relationship of arsenopyrite to stibnite and gold mineralization; and 3) how grinding size will specifically affect stibnite recovery; 4) production of a high quality stibnite concentrate that averages 60% or better antimony, with low trace metal

Figure 18.10 Mill flow sheet, Nolan Lode Project. Use of diagram with permission from Sepro Systems TM , 12/31/08

12" GRIZZLY
STOCKPILE
-12"
JAW CRUSHER
CONE CRUSHER
CRUSHED FEED
CONVEYOR
FEEDER
PROTECTION SCREEN 25 mm SQUARE APERTURE
O/S
STOCKPILE
IPJ 1000
T
C
+ 6 mm
SCREEN
- 6 mm
IPJ 500
T
C
ROD MILL
FLOTATION CIRCUIT
T
C
C
BYPASS
FALCON SB200
T
C
HOLMAN TABLES
T
FINAL ANTIMONY CONCENTRATE
FINAL GOLD CONCENTRATE
FINAL TAILS

FLOWSHEET FOR DISCUSSION

NOTES

REFERENCE DOCUMENTS

DOCUMENT NUMBER	DESCRIPTION

REVISION HISTORY

REV	DESCRIPTION	DATE	

DRAWING

CONFIDENTIAL

THIS DRAWING CONTAINS CONFIDENTIAL PROPRIETARY INFORMATION. NO UNAUTHORIZED DISCLOSURE, REPRODUCTION OR DUPLICATIONS IS TO BE MADE.

THIRD ANGLE PROJECTION

Sepro Systems
9663 - 199A STREET, LANGLEY, BC, CANADA, V1M 2X7
PH (604) 888-5568, FAX (604) 888-5521
www.seprosystems.com or www.concentrators.net

TITLE: SILVERADO GOLD/STIBNITE CONCEPTUAL FLOWSHEET

SIZE	REF CODE	DWG NO.	REV
D	TBD	9-01031-FS	-

DRAWN	TAS	DATE	12/31/2008	WEIGHT	N/A
CHKD	SAM/MVK	DATE	12/31/2008	SHEET	1 OF 1

Figure 18.11 Simplified flow sheet illustrating separation of 1) arsenopyrite + free gold; and 2) stibnite using simple gravity technologies from an array of three Deister tables; which are replaced by Holman Woffley tables in mill design (see Figure 18.10) .

content; and 5) comparison of the gravity only plant versus a combined gravity and flotation unit. The stibnite market requires a high purity product with low impurities, especially arsenic and lead. Hence, an important objective of the milling process will be to limit the potential contamination of arsenic, mercury, (and lead) in stibnite concentrates being prepared for market. Assay data from the Workman’s Bench stibnite mineralization show low contents of lead, mercury and arsenic, the main contaminants to watch for in a stibnite product. By keeping the sizing relatively coarse-grained but at the same time uniform, an 85 percent recovery of stibnite should be attainable. Mineralogical work by Bart Cannon of Cannon Microprobe Inc. and through inspection of assay data indicate that arsenic does exists in the form of locally conspicuous arsenopyrite in the vein system. Based on the Hazen Research work, the stibnite concentrate should be clean, and with Falcon Concentrator treatment (see Figure 18.10), will liberate most grains of crystalline arsenopyrite and gold to be recovered by gravity separately.

Silverado has designed an MSHA-approved, ventilated room and recovery facility in the mill that will allow for the recovery of gold on-site. This will be supplied with a WrabiTM furnace, molds, fire proof suits and helmets, stamps, a mettle digital balance, and other apparatus need to pour dore’ bars from the furnace apparatus. Slag will be returned to the rod mill and recycled. Silverado will draw from their experience of pouring about 18,000 oz of gold-silver dore’ at their Grant Gold mine property during the mid-to-Late 1980s.

18.3.5 Manpower

The mill will require four individuals: 1) one contractor that works at the primary feed conveyor belt and primary crusher units; 2) an individual that manages and monitors the operations of the wifely tables; 3) an individual that prepares the stibnite product for shipment; and 4) an individual in charge of gold recovery.

18.3.6 Consumables and Maintenance

Maintenance requirements will include motor malfunctions, shaker malfunctions, replacement of polyurethane linings on Holman-Wifely tables that wear out with use, water pipe repairs, and lubrication of movable parts. The manufacturers of Holman-Wifley, will issue warranties for repairs.

Project 10823
Cleaner 2 Table Test
Stibnite
Arsenopyrite
with free gold

Figure 18.12 Illustration of the gravity separation of gold-arsenopyrite and stibnite during cleaner table test, Nolan Bulk sample, 2008

18.3.7 Process production schedule.

Table 18.3 provides a production schedule for deployment of the plant facility. The first year is devoted to testing, followed by mill refinement the second year and final full scale production for three years.

Table 18.3 Base case mill production schedule

Year	Mill Rate (tpd)	Mill Duration (days)	Mill Tonnage	Comments
1	25	40	1,000	Test of large permitted bulk sample
2	50	80	4,000	Initial commercial rate of mill facility; refinement of mill flow
3	125	100	12,500	Full production achieved
4	125	100	12,500	Full production achieved
5	125	100	12,500	Full production achieved
TOTAL/ AVERAGE (1)	125	100	42,500	Processing of probable reserve, Workman’s Bench

(1) When in full production

18.3.8 Processing Summary

Table 18.2 already introduced provides a flow sheet that combines both mining and milling operational schedules. Year 1 will be devoted to processing of the permitted bulk sample. The QP is unsure whether or not there will be enough of the mill facility completed to process the bulk sample on site. If not the sample would be transported offsite to an appropriate mill facility or organization. If there is not mill facility on site at all, then a smaller sample would be transported offsite.

Mill processing will commence upon the beginning of summer when water becomes easily available, which is usually mid-May. Processing will be ended by September. Early frosts and freezing activities will commence by late September. The seasonal operation of the facility (June 1-September 1) will insure that an adequate water supply is maintained and 2) summer conditions will eliminate the need to build expensive facilities to combat the cold temperatures typical of this region.

In year 2, initial commercial production is anticipated with gold recovered on site in the mill and stibnite shipped to off shore buyers. The first year of production will be accomplished only with gravity circuits in the mill, due to permitting considerations (see permitting section). It is expected that permits to operate flotation units could be obtained by the beginning of year 2.

The refinement of the mill flow sheet should be completed by the end of year 2. Full scale production will take place during years 3, 4, and 5. By this time the gravity (and possibly flotation) mill circuits are deployed for maximum stibnite and gold recovery. During the final three years of production, the mill will process 88 percent of the total indicated resources available.

Top challenges during mill operations will include establishing reliable maintenance schedules and perfecting the flow sheet so that maximum product values are realized. Establishing a flotation circuit in the future in addition to the gravity mill, the latter of which is the planned mill recovery method, will depend on permitting issues and costs of environmental compliance.

18.4 Administration, Engineering, and Infrastructure

18.4.1 Manpower Structure

Besides several discussions with contractors Ray Medina and Gil Dobbs, and Roger Burggraf and Garry Anselmo, the QP has examined employment records and planning efforts of past Silverado test-mining programs to assist in making employment estimates as described below (Table 18.4) . The Nolan Creek lode mine development will be managed by Mr. Raymond Medina, an experienced mine contractor active with Silverado for more than 25 years. Mine engineering consultant Gilbert Dobbs will contribute to engineering and project management. Dobbs will also assist Medina with mill management during summer months. Permitting and property management will be under the direction of Silverado director Roger Burggraf, from his office in Fairbanks, Alaska. Payroll and all required employment paperwork will be handled out of the Fairbanks office by Bonnie Gunn. Karl Sharp is the chief geologist for the Nolan Creek development. Five (5) experienced underground miners who have worked on underground projects in past years, which includes one alternate, will make up the underground mining team. At least 3 of the 5 miners will also work in the mill during the summer season. More than 20 miners have worked for Silverado in past years. A number of these past contractors are available for work. Silverado Chief Operating Officer Garry Anselmo will provide over site and quality control of the project.

In addition to the core staff, the operation will need: 1) a utility man to maintain mine ventilation, haul supplies to miners on shift, and supplies to miners coming on for a shift; 2) a laborer-equipment operator, who will work mainly on the surface maintaining roads hauling ore to stockpiles lubing and fueling equipment, and assisting in camp maintenance; and 3) a qualified mechanic that will service both surface and underground mining equipment and make sure that all equipment is kept in a safe manner. The camp will have a full time kitchen chef plus one assistant who will make sure all staff is well fed and maintain camp living quarters.

There will also be a need for outside contractors to assist in exploration core logging, environmental permitting, claim maintenance and other projects as needed.

Table 18.4 Summary of core employment requirements for the Nolan Lode Project.

Position	Name of Individual	Number of Employees
Camp Mine Management	Ray Medina	1
Engineering Management	Gilbert Dobbs	1
Permitting, Land Ownership	Roger Burggraf	1
Geology	Karl Sharp	1
Miners	NA	5
Mill Operators	NA	4 (1)
Utility Man	NA	1
Laborer-Equipment Operator	NA	1
Mechanic	NA	1
Kitchen (Chef)	NA	1
Camp Assistant	NA	1
Payroll (Fairbanks)	Bonnie Gunn	1
TOTAL	NA	19

(1) three of five miners will work in mill during summer months

18. 4.2 Office, Workshops, and Stores

The existing Nolan Camp will serve as the primary infrastructure base for the Nolan lode development project. Nolan Camp is located in the valley of Nolan Creek about 2.0 miles above the confluence with Wiseman Creek. The original Nolan operations, including camp, buildings, machinery shops, and related equipment, were constructed in the late 1980s. Power is produced by a diesel power plant at the camp site. The Nolan camp was upgraded in 2002 and again in 2007 in order that underground and open-cut mining operations could be effectively carried out. The upgrading and efforts included: 1) the purchase and installation of a ten room housing unit; 2) the construction of engineering and geology offices; 3) the upgrading of laboratory and sample preparation facilities; 4) the installation of a new sewage treatment facility; 5) the construction of a new kitchen; and 6) the installation of new communications equipment, including computer hardware. Figure 18.13 shows an aerial shot of Nolan Camp. Figure 18.1 introduced earlier in this chapter shows the general spatial layout of camp infrastructure. The camp is capable of housing 30 workers on a full time basis.

A geological laboratory has been seasonally operated in camp. The geology lab contains sample preparation apparatus, as well as layout space for core logging needs. A core saw is available in camp. During placer gold mining activities, the camp maintained tight security, which contains many of the apparatus used in collection of placer gold; i.e. several electronic MetlerTM balances, grading screens and sorting wheels. Much of this equipment is expected to be applicable to the Nolan Lode Project.

A heavy equipment shop has been maintained by the company for many years in order to service both surface and underground mining equipment during test-mining in past years (Figure 18.14) . The shop also house the camp’s current electric power plant. The camp facility has a separate area for storage of mine lights, underground mining gear, and underground safety equipment; all will be used at Nolan camp.

Tailings have been stored on BLM approved pads at several sites in Nolan Creek valley. Silverado also has an MSHA-approved site for storage of explosives, mainly ANFOTM, on the south edge of Ogden-Eureka bench, on the north side of Smith Creek and about 950 feet from the current Workman’s Bench portal. There are no explosives on site at this time.

Silverado has fuel containment facilities associated with their two 15,000 gallon capacity diesel tanks. All gasoline is purchased in 55 gallon barrels. Both gas and diesel tanks, which are stored on liners in accordance with ADEC specifications, are located about 100 yards west of the cafeteria and bunkhouse complex. According to Silverado staff, the fuel storage capabilities will probably meet the needs for the planned Nolan lode development. Shopping for camp needs usually is accomplished in Fairbanks, Alaska, about 170 miles south and accessible by the Dalton Highway.

Figure 18.13 Overview of Nolan Camp

Figure 18.14. Shop facility at Nolan Camp showing mechanic working on mining equipment

18.4.3 Electric Power Supply

Nolan Camp currently has three small generators: 1) a 20Kw WacklerTM, and two 40 Kw Atlas CopcoTM units. The planned mill and mine infrastructure will need additional power, about twice that currently available at Nolan Camp. Silverado has several generating units at their moth-balled mill facility on Ester Dome. They include a Westinghouse 7160 generator that can generate 400 Kw of power, 500 KVA Transformer, and a three synchronized system generator panels (type GCS), which may be sufficient for deployment needs at Nolan Camp.

18.4.4 Water Supply

Drinking quality (potable) water is obtained from a well near Wiseman, about 5.0 miles from Nolan Camp, and transported to camp with a water truck. Water is then pumped into three, 2,500 gallon capacity, plastic holding tanks that are housed in the main utility room. A conventional well drilled near the camp is no longer used, because of problems encountered with permafrost, which freezes the well casing.

Tailings ponds have been constructed during seasonal mining activities, and operate under a zero discharge, 100 percent recycle technology. Because the mill will operate only during the summer, these ADEC approved, artificial water bodies will be used to supply water to the mill facility. Water needs for winter drilling and blasting, wherever needed, can be supplied by the existing system of storage tanks in camp, or if necessary a second system.

18.5 Environmental and Social Considerations

18. 5.1 Federal and State Regulatory Requirements

The primary focus of the mine permitting process in Alaska is to protect the land, water, and surface resources of the United States, the State of Alaska, and private sector land owners from adverse affects that might be caused from mineral extraction. The listing below is that developed for the State of Alaska’s ‘Hard Rock Mine Permit Model’ as found in Alaska Statute AS 27.05.010(b):

1)	Air Quality (dust and particulate matter)
2)	Biological Resources
3)	Cultural Resources
4)	Geologic Hazards
5)	Land Use
6)	Noise
7)	Public health
8)	Socio-Economic Resources
9)	Traffic and Transportation
10)	Visual Resources
11)	Waste Management
12)	Water Quality
13)	Energy Use Impacts

An estimated ten (10) state and federal agencies will be involved in the permitting of the Nolan lode antimony-gold project. Tables 18.5 and 18.6 provide a summary listing of State and Federal agencies that will be involved in permitting the Nolan Lode Project. Each agency covers a sector of activity that deals with surface and subsurface use, safety, and environmental responsibility.

Table 18.5 State agencies involved in permitting Nolan Lode Project

Agency	Permitted/Regulated Activity
Alaska Department of Natural Resources (ADNR)	1) Design and Operating Plan
2) Drilling permit for holes or drifts>300 ft in depth
3) Miscellaneous land use permit
4) Alaska Placer Mining Application (APMA)
5) Cultural survey permit
6) Water use permit
Alaska Department of Environmental Conservation (ADEC)	1) Air quality permit 2) Water discharge permit 3) Waste rock disposal permit 4) Storm water certificate
Alaska Department of Public Safety Fire Marshall’s Office	1) Design/Operating Plan Review Process 2) Operational Fire Safety Certificate
Alaska Department of Fish and Game (ADF&G)	1) Title 05 and 16 Authorities of the Alaska Constitution (fish and game habitat protection)

Table 18.6 Federal agencies involved in permitting Nolan Lode Project

Agency	Permitted/Regulated Activity
U.S. Bureau of Land Management (USBLM)	1) Surface lease 2) Design/operating plan 3) Plan of Operations approval 4) National Historic Preservation Act
U.S. Army Corps of Engineers (Corps)	1) Wetlands Determination 2) 404 Permit
U.S. Environmental Protection Agency (USEPA)	1) National Pollutant Discharge Elimination Permit 2) Environmental Assessment (EA) or Environmental Impact Statement (EIS) 3) Hazardous Materials Handling Plan 4) Storm water permit
U.S. Fish and Wildlife Service (USFWS)	Endangered Species Act
1) Design/Operation Plan review 2) FERC Certification
Mine Safety and Health Administration (MSHA)	All regulatory actions related to safe activities in mines

Because the Nolan Lode Project occurs on federal lands, the USBLM takes the lead in reviewing the plan of operation by producing a comprehensive environmental assessment (EA). The EA is composed of twenty eight (28) separate parts and reviewed by the appropriate federal or state official that regulates or monitors each activity. As discussed in chapter 4.6 of this Technical Report, Silverado already possesses permits that allow them to operate on their mineral claims, all of which will be applied to the Nolan Lode Project. They would include an NPDES permit from the USEPA for their placer and lode operations, the annual Alaska Placer Mine Application (APMA), which also applies to both placer and lode mineral development, a hard rock exploration permit from ADNR, and the Plan of Operation’s Environmental Assessment (EA) summarized above. Under Alaska Statute, Section 16.05.020, the ADF&G “manages, protects, maintains, and extends the fish and game and aquatic plant resources of the State in the interest of the well being of the state”. As such ADF&G reviewed and has approved Silverado’s mining plan along with agencies of ADNR and requires habitat authorization. They participate directly in the USBLM led EA process.

Table 18. 7 is a listing of the critical elements of the EA, the resource specialists that approved the Plan of operation for Silverado’s Nolan Creek properties in 2008. This EA was approved for mining activities that predate the Nolan Lode development. The lead agency, the USBLM, plans to use the same format for issuing an EA for the Nolan lode project. Due to the subarctic climate in northern Alaska and the high value placed on water resources, the bulk of the permitting issues that will affect the Nolan Lode Project will deal with managing water that comes in contact with mine wastes, mine surfaces, and ore processing wastes during operation and closure of a mine. In order to technically address the issues of water quality management and properly permit mine operations, a group of agencies has recommended a flow sheet outlined in table 18.8.

Table 18.7 Critical elements of the human environment considered for Nolan Creek Plan of Operation Environmental Assessment (EA), which was approved in 2008 by the USBLM.

Critical Element	No Impact	May Impact	Resource Specialist	Critical Element	No Impact	May Impact	Resource Specialist
Air Quality		X	Carl Kretsinger	Wild and Scenic Rivers	X		Roger Delaney
Areas of Critical Environmental Concern	X		Ingrid McSweeny	Wilderness	X		Roger Delaney
Cultural Resources		X	Bill Hedman	Engineering		X	Rodd Moretz
Environmental Justice	X		Ingrid McSweeny	Essential Fish Habitat/Fisheries		X	Carl Kretsinger
Farm Lands	X		Carl Kretsinger	Fire	X		Skip Theisen
Floodplains		X	Carl Kretsinger	Hydrology		X	Carl Kretsinger
Invasive, Inactive Species		X	Ruth Gronquist	Mineral Resources/Geology		X	Darrel VandeWeg
Native American Religious Concerns	X		Bill Hedman	Paleontology	X		Bill Hedman
Soils		X	Carl Kretsinger	Realty/Land Status	X		Boyce Bush
Threatened or Endangered Species	X		Tim Craig	Recreation	X		Roger Delaney
Wastes, Hazardous or Solid		X	Susan Flora	Socio-Economic Considerations		X	Ingrid McSweeney
Water Quality, Drinking/Ground		X	Carl Kretsinger	Subsistence		X	Tim Craig
Wetlands/Riparian Zones		X	Carl Kretsinger	Vegetation		X	Tim Craig
Visual Resources	X		Carl Wetscott	Wildlife Habitat		X	Tim Craig

Table 18.8 Water Quality Management Objectives for Permitting and Operating Plan for Alaska Lode Mining Projects; Adopted from Ede (2009)

Task	Objective/Justification/Timing
Basic site characterization	Identification of key water quality issues and establishment of baseline work; important to begin early
Baseline Monitoring for environmental permitting	Needed for monitoring and maintaining Alaska water quality standards (WQS)
Water quality prediction	Important to mitigate WQS issues
Water balance modeling for mines and mine hydrology	Modeling of water flow through the mine system (area) provides guidance for ongoing operations, and assists in proper closure strategies.
Understanding of geotechnical issues related to water management in permafrost (Nolan area)	Understanding freezing and thawing issues important considerations for Nolan area
Recommended mine water treatment strategies	Important to design proper treatment of suspended or dissolved solids, metals, nitrates, and ammonia; may include physical, chemical, and biological treatment strategies

Silverado does carry an advantage in that Nolan Creek is classified as an industrial stream by federal agencies, recognizing that past mining activities have modified local streams and waters. Also Silverado has been in compliance with regulations in past years, and have a good record with agencies (see chapter 4.5 discussion in this report). The QP judges that several key permits should be acquired in order to initiate development of Nolan lode mining, that are in addition to those that the company currently possesses. These are listed in Table 18.9.

Table 18.9 Initial permit goals for Silverado’s Nolan lode development. for 2009 and 2010

Agency	Permit or Certificate
Alaska Department of Environmental Conservation	1) Waste water discharge permit
(ADEC)	2) Storm water discharge certificate
3) Air quality certificate
U.S. Environmental Protection Agency	1) Storm water discharge permit
Alaska Department of Public Safety Fire Marshall’s Office	1) Operational certificate

Silverado needs to develop an aggressive permitting process now so that they can carry out the project on a predictable time line. In the QP’s opinion, based on permit monitoring he has been involved with, all of the permit requirements as listed in Tables 18.5 and 18.6 can probably be obtained in 18-30 months if they are applied for in the first quarter of 2009. Some water quality sampling was complete d in the summer of 2008.

This year, it was announced that the ADEC will be assuming state primacy of many regulatory functions over the USEPA; i.e., the issuance of the important NPDES permit probably by late 2010 or early 2011. This will result in some significant changes in how mine permits will be acquired in Alaska. The change-over from federal to state control is expected to be gradual. Silverado must research and stay in touch with these changes and decide how they will affect their existing and future permit needs for the Nolan lode development.

18.5.2 Silverado’s Base Site Characterization Program

In June, 2008, Silverado engaged SRK Consulting, Inc. (SRK) to complete a Sampling and Analysis Plan (SAP) as part of a Metal Leaching/Acid Rock Drainage (ML/ARD) mitigation program for the Nolan Lode project. Field work by SRK professionals took place in July, 2008 at Nolan Camp. The purpose of the site visit was to evaluate: 1) existing weathering conditions; 2) potential of future changes in oxidation conditions; 3) mobility of regulated contaminants; and 4) any differences between tock types and spatial differences. SRK reviewed site geology and examined core from 2008 drill holes. This work confirmed that sulfides occur not only in mineralized vein-faults but also disseminated throughout the wall rock. Table 18.10 summarizes the analytical results from the initial sampling collection program. SRK examined gangue minerals and identified siderite and ankerite (iron-rich carbonates) but calcite was judged to be uncommon. Seven samples collected by SRK from the existing adit waste rock, rock exposed in historic trenches, and one

Table 18.10 Results of Field Rinses of samples, Nolan Lode Project; from Day and Jeffress (2008)

Sample #	Sample Descriptions	pH	Conductivity (uS)	ORP
Distilled water		4.85	9	391
Nolan 1	Phyllite near portal opening waste materials	7.02	1031	188
Nolan 2	Phyllite near portal opening waste materials	6.97	701	204
Nolan 3	Phyllite near portal opening waste materials	7.44	489	189
Nolan 6	Phyllite fines from trench near Smith Creek	7.07	3,930	208
Nolan 7	Black phyllite from trench near Smith Creek	7.33	1,751	206
Nolan 8	Salts precipitated from black phyllite	7.71	3,360	186
Nolan 9	Weathered bedrock, orange	2.48	4,170	596

from weathered pyritic bedrock for field rinse (contact) tests to evaluate the initial acid generating potential. Three samples of relatively un-oxidized adit waste rock (Nolan 1-3) were not acidic (pH=6.97 -7.44) although the presence of soluble weathering products was shown by elevated conductivity. Two older trench samples (Nolan 6-7) were also non-acidic (pH=7.07 -7.33) but also showed the presence of soluble weathering. One weathered phyllite sample was strongly acidic (pH=2.48) . A significant initial conclusion is that because unweathered materials are relatively neutral, the objective of an ARD mitigation plan is to minimize oxidation of waste rock and ore materials during disposal and in-capsulation.

At the request of SRK, Silverado contractors collected samples from the underground mine workings for further testing, which are summarized in Table 18.11. The general approach of the underground sampling program as outlined by SRK was to target 13 feet (4 m) of true width in waste rock to evaluate variations along mineralization. This is approximately two times the proposed mining width of 6.5 feet of waste rock and 2.0 feet of vein materials. The samples were scheduled to be analyzed for Static Acid-Base Accounting (ABA_PKG05), four acid digestion chemical analyses of solids (ME-MS61m), and aqua-regia digestion analysis (ME-MS41).

Table 18.11 Underground sampling program for ML/ARD Program, Nolan Camp, Summer, 2008

Sample #	Site Description
DLRW7140811	Waste sample from vein rib, D crosscut
DLRW7140812	Waste sample from vein rib, D crosscut
DLRW714081	Waste rock samples from face, D crosscut
DLRW714082	Waste rock samples from face, D crosscut
DLRW7140821	Waste rock sample from rib near intersection of A and D crosscut
DLRW7140822	Waste rock sample from rib near intersection of A and D crosscut
DO714081	Stibnite ore samples from main vein
DO714082	Stibnite ore samples from main vein

The first phase of due diligence has provided Silverado with information to propose that additional work planned to refine what is known about ABA and rock neutralization is for systematic analyses of 13 foot wide (4 m) zones of most of the ore intercepts on Workman’s bench. This will provide very detailed sample control for ABA characterization for the proposed ARD mitigation.

The preliminary conclusion reached by the initial work includes two possible scenarios: 1) disposal of mine waste into a pit lined with crushed limestone, (with a powdered teflon mix sprayed on, which sets up immediately); and 2) waste rock and mill tailings intermixed with either crushed limestone or lime with sufficient neutralizing capabilities will be back-filled into underground mined out areas—both the abandoned Swede and Mary’s east drift mines and the underground cavities created during mining on Workman’s bench. Both approaches have the initial support of the land manager and principal regulator, the USBLM. The QP, who has recently participated in ABA and associated ARD studies for a large mine development in southwest Alaska, agrees that both are reasonable approaches.

Baseline monitoring for environmental permitting, water quality prediction, and water balance modeling for mines and mine hydrology studies have all begun during the fall of 2008. At the recommendations of SRK, three water quality sites have been sampled bimonthly from August-to-through October, 2008, with bimonthly sampling resuming in May, 2009. The sites are: 1) on Nolan Creek at the Confluence of Acme Creek; 2) on Nolan Creek upstream from Smith Creek; and 3) Nolan Creek below Smith Creek. Costs for the implementation of the program, for the mixing of calcareous materials with waste rock, and for water quality monitoring have been included in the operating costs analysis of this Technical Report.

18. 5.2 Environmental and Social Costs

Nolan Creek valley has been a historic gold mining area since 1894, the discovery of which predates the historic Klondike, Nome, and Fairbanks gold rushes. As such, mining activities has long been judged to be a part of the local cultural heritage. Silverado has done a competent job reclaiming mined lands on their Nolan claims, and have received recognition from regulators (Figure 18.15) . The lode development being analyzed in this study is a relatively small scale mineral extraction activity as compared with most other lode mines. Nolan Camp is within a 10 mile wide (15 km) corridor that contains the Trans Alaska Pipeline System, which transports crude oil from Alaska’s North Slope oil fields to a tanker terminal at Valdez to the south.

Figure 18.15 Reclaimed mined lands, valley of Nolan Creek, near left limit bench, 2008

Transportation and resource development projects within the pipeline corridor have received generally positive management decisions by the principle land manager, the U.S. Bureau of Land Management. Assuming that Silverado continues to maintain competent environmental stewardship on their mining claims, the QP judges that the environmental and social impacts on a small part of the historic Koyukuk Mining district should be minimal and not result in significantly negative social costs.

18. 6 Project Implementation Schedule

A project time line is suggested by the QP in table 18. 12. It takes into account several elements of this chapter previously described, including process production schedules, mine production schedules, regulatory requirements, and needs to gather additional technical information. The date when adequate funding is received is not known. The QP will start the schedule in year 0, when project focuses on planning and permitting issues.

The key elements in adhering to the schedule outlined in table 18.12 are: 1) acquisition of environmental permits; and 2) acquisition of appropriate funding requirements as each level of the development is approached. Market condition as will be described in the next chapters of this report could also play a significant role in how the project proceeds forward.

A key element in project implementation is the shipment of stibnite concentrates to market. The QP has utilized data acquired by Silverado, and researched freight rates and availability from trucking, railroad, and shipping firms. Twenty ton capacity tractor trailers from Lynden Transport can back haul concentrates from Nolan to Fairbanks. From there they can either be shipped to the seaport of Seward VIA the Alaska Railroad or shipped by truck from Fairbanks to Seattle. In either case the concentrates would be shipped via PanamexTM freighters to either Asian or European markets. Details of stibnite shipment-to-market cost estimates discussed in Chapter 18.8 of this Technical Report.

Table 18.12 Project implementation schedule

Year	Description of Activity
Year 0	Environmental permitting, project planning and acquisition of working capital for development
Year 1	1) Aggressively continue permitting time line for acquisition of needed regulatory permits and certificates to operate lode mine (underway);
2) Implement baseline water quality study in Nolan Creek valley to assist in obtaining water quality permits (underway);
3) Initiate an acid-base-accounting (ABA) study of underground workings and core from 2007- 2008 exploration program;
3) Collect all or part of a permitted 1,000 cubic yard bulk sample for metallurgical testing;
4) Drive decline and begin design of underground development panels; initiate production in early winter 2009;
5) Begin construction of pilot mill facility to be directly incorporated into complete mill;
6) Send test shipment of stibnite concentrates to agreed buyers in China or Europe to assist in marketing agreements, ectc.;
7) Continue exploration with objective of converting inferred resources to indicated resources on Workman’s bench and Pringle bench.
Year 2	1) Infrastructure development including hauling mill components, mine equipment, and camp upgrades to Nolan Creek;
1) During winter of 1-2, mine 8,000 tons (65 tpd for 125 days) and stockpile ore for processing with a focus on drawing ore from ‘A’ Zone;
2) Construction of mill facility and process 4,500 tons of ore to design/refine milling;
3) Production of byproduct gold from Wiffley tables is first commercial production of gold;
4) Beginning in July ship and deliver stibnite concentrates to offshore market; first commercial stibnite production from mine;
5) Continue to work on environmental permitting and environmental monitoring;
6) Continue exploration with objective of converting inferred resources to indicated resources on Workman’s bench and Pringle bench.
Year 3	1) Winter of 2-3 (November 10-April 1) full scale production underground mining 25,000 tons of mineralized materials; stockpiling of ore on surface; develop ‘B’ and ‘West’ Zones and put into production schedule;
2) milling of 12,500 tons of mineralized vein rock (June 1-to-September 1); recover gold as byproduct at mine site;
3) Beginning in July, ship stibnite concentrates to overseas markets;
4) If permit granted, consider addition of flotation technology.
Year 4	1) Winter of 3-4 (November 10-April 1) full scale production underground mining 25,000 tons of mineralized materials; stockpiling of ore on surface; develop ‘B’ and ‘West’ Zones now in full production with ‘A’ Zone;
2) Milling of 12,500 tons of mineralized vein rock (June 1-to-September 1); recover gold as byproduct at mine site;
3) Beginning in July, ship stibnite concentrates to overseas markets;
4) If permit granted, consider addition of flotation technology; if not then discontinue option
Year 5	1) Winter of 4-5 (November 10-April 1) full scale production underground mining 25,000 tons of mineralized materials; stockpiling of ore on surface; develop ‘B’ and ‘West’ Zones now in full production with ‘A’ Zone. Exhaustion of indicated resources determined this study occurs at end of cycle;
2) Milling of 12,500 tons of mineralized vein rock (June 1-to-September 1); recover gold as byproduct at mine site;
3) Beginning in July, ship stibnite concentrates to overseas markets;
PROBABLE RESERVE BASE ESTABLISHED 01/01/09 EXHAUSTED
Year 6	If new reserves were not found during 2009-2010 exploration cycle, decommission mine operation in compliance with ADEC and ADNR, and USEPA guidelines;

18.7 Capital Costs

18.7.1 Basis of estimate

The QP has acquired capital cost estimates from Silverado staff and contractors, examined Silverado financial records, and made inquires to private manufacturers of mine equipment and other service sector supply outlets. Specific sources are listed in table 18.13; most were accessed on websites. The QP exchanged emails for representatives of companies and experienced Silverado mine contractors, who did provide capital costs estimates for this investigation. In the selection of costs estimates (see table 18.14), the QP also considered the serviceability of machinery as well as initial costs. Some equipment manufacturers do not provide service warranties in Alaska.

Table 18.13 Capital cost categories and sources for estimates

Budget Divisions	Information Source
Mill Facility	1) Holman-Wifley Ltd.
(Crushing, Grinding, Flotation, Gravity Circuits)	2) Sepro SystemsTM
3) Infomine Website
4) Larox TM
5) Allmineral TM
6) FLSmidth
Underground and Surface Mining Equipment	1) Atlas Copco
2) Sandvik
3) N.C. CaterpillarTM
4) RockwellTM
5) DuxTM
6) AramineTM
7) EimcoTM
Drills	1) RockwellTM
2) Boart Longyear
Generators	1) N.C. Caterpillar
2) Westinghouse
Shop Infrastructure Improvements	1) R. Medina and G. Dobbs
2) N.C. Machinery
Pumps	1) Garmon
Fuel Truck and Water (Improvements)	Raplh Seekins Ford (Fairbanks)
Camp Infrastructure Improvements	1) R. Medina and G. Dobbs
2) Whitewater Inc.
Miscellaneous Transportation (Stibnite Transport)	Dalco Corporation

18.7.2 Total project capital costs estimate for Nolan Lode Project

Capital costs estimates by category are presented in table 18.14. This total was derived from discussions with equipment suppliers and knowledgeable Silverado contractors and employees that have worked for Silverado for many years; i.e. Mine Manager Ray Medina, Project Engineer Gilbert Dobbs, and Silverado’s chief permitting officer Roger C. Burggraf.

Table 18.14 Itemized capital cost estimates, Nolan Lode Project, 2008

Category	Item	Cost (USD)
Process Operation	200 TPD rated, gravity circuit mill facility	$4,500,000
	(total Sepro SystemsTM bid estimate)
Mining	Underground low profile Atlas Copco	$250,000
	Loader
Mining	U’G underground Sandvik haul truck	$250,000
Mining	3 ton capacity industrial surface mine haul	$150,000
	truck
Mining	Surface Loader; Caterpillar (new)	$180,000
Infrastructure	Boom Truck (used)	$40,000
Infrastructure	D8N Caterpillar (used)	$60,000
Infrastructure	Water truck replacement	$75,000
Infrastructure	Fuel truck modification	$20,000
	(MSHA requirement)
Infrastructure	1.4 Mw Generator (Westingshouse)	$400,000
Mining	1 Jack leg and 1 jumbo drill combination	$25,000
	(Rockwell)
Mining	New Ventilation Fan	$20,000
	(Addition to Existing Fan)
Mining	New water pump (Garmon)	$20,000
Infrastructure	Camp Infrastructure Improvements	$40,000
Infrastructure	Concentrate containers for stibnite	$310,000
	shipments
Infrastructure	New Tires 980F Loader	$25,000
TOTAL	NA	$6,365,000

18.7.3 Mining Capital Costs

Acquisition of a new fleet of both surface and underground mining equipment, and new drills total $895,000 or about 14.0 percent of the total. Although there is some mining equipment left from previous test-mining; i.e., a jumbo drill and compressor unit (see cover of this report), and a ventilation fan system, which will be deployed, most of the mining equipment has been replaced.

18.7.4 Process Plant Capital Costs

Process plant costs total $4,500,000 or 71 percent of total capital costs. This is a packaged bid estimate submitted for purchase and construction of the gravity mill facility.

18.7.5 Infrastructure capital costs

Infrastructure capital costs total $970,000 or 15 percent of the total capital costs. Most of this is in the acquisition of a new power plant capable of operating the mill facility. There is a generator on site and backup units at the company facility on Ester Dome in Fairbanks. Rather than speculating whether these units can power the mill, the QP has recommended that Silverado buys a new unit. Another significant cost is the ‘fish tote’ concentrate containers. Each container can carry 4 tons of stibnite. A full year’s production is about 1,500 containers; each cost $210 USD. It is assumed that they will be reused/recycled. The project capital cost estimate is significantly reduced by the existence of Nolan Camp infrastructure. Silverado possesses a well maintained camp facility and associated infrastructure, which was rebuilt in 2002 and again in

2007 to accommodate test-mining activities. Included in the camp renovation was the construction of a modern water storage and sewage treatment system at camp, as well as 2007 computer system and updated computer programs used by both engineering and geological staff at the mine site. The company also possesses a road grader that is used to maintain the secondary road from Nolan Camp to the Dalton Highway and a D-5 bulldozer used for road repair and construction. MSHA requires that the company fuel truck be modified. The water truck passes MSHA standards. The QP obtained a cost estimate of $2.0 million for construction of a new camp facility (which is not needed) and estimates that existing equipment to be used on the Nolan development would cost an estimated $470,000 to replace. Hence Silverado, by possessing the existing infrastructure at Nolan Camp, have reduced capital costs by an estimated 35 percent +/-.

18.7.6 Indirect capital costs

The QP has not factored in any indirect capital costs.

18.8 Operating Costs

18.8.1 Basis of Estimate

The QP has acquired cost capital estimates from Silverado staff and contractors, from private vendors, and from government statistics. Table 18.15 summarizes sources of information for operating costs.

Table 18.15 Operating cost categories and sources for estimates

Budget Division	Information Source
Mine Project-Related Wages	1) Company Records from 2005-2007 test-mining activities; Medina estimates
2) Alaska Department of Labor Statistics
3) Alaska Mineral Industry Report Series—2003-2008 (last 5 years)
Petroleum products (all)	1) Company Records from 2005-2007 test-mining activities
2) North Pole Refinery (bulk sales)
Surface Vehicle Repair	1) Company Records from 2005-2007 test-mining activities
2) Ralph Seekins (Ford dealer, Fairbanks)
Heavy Equipment Parts and Repair	1) Company Records from 2005-2007 test-mining activities
2) N.C. Equipment (Fairbanks)
Safety equipment and repair	Arctic Fire and Repair (Fairbanks)
Ground support supplies	1) Company Records from 2005-2007 test-mining activities
2) Samson Hardware (Fairbanks)
Miscellaneous camp supplies	Company Records from 2005-2007 test-mining activities
Groceries and camp condiments	Company Records from 2005-2007 test-mining activities
Explosives	1) Company Records from 2005-2007 test-mining activities
2) Nalco (Fairbanks)
Lubricants (Heavy Equipment	N.C. Equipment (Fairbanks
Mill supplies and repair	1) Sepro Systems
2) Wiffley-Holman Company
Concentrate Truck Haulage	1) Company Records from 2005-2007 test-mining activities
2) Lynden Transport
3) Alaska Railroad Corporation; 4) Far East Shipping Company (FESCO)

18.8.2 Monthly Project Operating Costs

Operating costs are subject to the times in which they operate. Silverado records that the QP have reviewed are often monthly cost estimates. Table 18.16 summarizes total project monthly operating costs.

Table 18.16 Project monthly and annual operating costs when in commercial production

Category	Time Duration (months)	Item (number)	Unit Cost (USD)/Month	Total Annual Operating Cost from 2010-2013
Mining	4.5	Wages (5)	$81,850	$368,325
Mining	4.5	Wages; mechanic;	$12,730	$57,285
		surface/underground (1)
Mining	4.5	Wages utility man (1)	$10,914	$49,113
Mining	4.5	Wages laborer,/lube man (1)	$10,914	$49,113
Infrastructure	10.0	Wages cook (1)	$7,000	$70,000
Infrastructure	10.0	Wages supervisor (1)	$8,730	$87,300
Process Operations	4.0	Wages, mill operator (4)	$50,920	$203,680
Infrastructure	3.5	Wages, stibnite shipments (1)	$10,914	$55,699
Administration	10.0	Wages, Admin, Fairbanks	$6,500	$65,000
Administration	12.0	Vancouver Corporate Overhead	$133,333	$1,600,000
Administration	12.0	Corporate Insurance	$16,666	$200,000
Mining	4.5	Petroleum Products	$62,900	$283,050
Mining	4.5	Explosives	$16,000	$72,000
Processing	4.0	Petroleum/Camp	$4,500	$18,000
Mining	4.5	Drilling maintenance (1)	$6,375	$28,690
Mining	6.0	Wages Geologist	$8,730	$52,380
Environmental	10.0	Wages, Mine Permitting	$8,730	$87,300
Management
Environmental	NA	Analyses and Permitting Costs	$100,000	$100,000
Management
Infrastructure	8.5	Ground support	$6,000	$51,000
Mining and	8.5	Safety Equipment	$500	$4,250
Processing
Infrastructure	8.5	Vehicle Maintenance	$1,500	$12,750
Infrastructure	8.5	Shop supplies	$1,500	$12.750
Infrastructure	8.5	On site consumables	$3,000	$25,500
Infrastructure	10.0	Groceries	$10,000	$100,000
Infrastructure	3.5	Stibnite shipment to market	$290,000	$1,015,000
TOTAL	NA	NA	$870,206	$4,668,185

Because of overlapping time intervals connected with the mining and process operations, the estimates are monthly with time durations. The average monthly cost of $389,900 reflects the total above divided by 12.

18.8.3 Mining Operating Costs

Mine operating costs will take place during 4.5 months when in full production, which begins in 2010. They will amount to $960,300 or 20.5 percent of total costs. More than 2/3 of the total costs are in the form of wages for miners and their direct support. When in full production, this amounts to $77/ton of ore.

18.8.4 Process Operating Costs

Processing begins in Year 2, the first commercial mine cycle. Annual operating costs will be $207,930 or just 4.4 percent of the total. Most of the costs associated with processing are up-front plant construction costs.

18.8.5 Administration Costs

Administrative costs in table 18.9 cover wages and basic overhead, mainly management direction from the head office. The total yearly budget of $1,865,000 amounts to about 39.9 percent of the total operating costs. This includes corporate insurance as well as overhead generated in the Vancouver office. This estimate uses a small mining company model discussed in Vogley (1976) that suggests that ‘Corporate Overhead’ should not exceed 40 percent of total costs for a small producing mining company.

18.8.6 Infrastructure Costs and Sb Concentrate Haul to Market

Infrastructure costs include camp maintenance and importantly costs to ship stibnite concentrates to market. Infrastructure costs amount to $1,379,199 or 29.5 percent of all costs related to the Nolan lode development as summarized in table 18.9. A large part of this is the estimated $1,018,000 (30% of total operating costs) for the costs of shipping the stibnite concentrate to market.

The QP has completed an analysis of how the stibnite would be shipped to market and cost estimates. The stibnite would be placed in sealed plastic containers, known in the trade as ‘fish totes’ at the mine site. Each ‘tote’ is capable of holding approximately 4.0 tons. Tungsten concentrates from Canada are shipped in similar containers. The totes, which are manufactured and sold by Da.lco CorpTM, can be lifted with a forklift and are water proof. 139)

Backhauls down the Dalton Highway from the North Slope would transport the stibnite laden totes to Fairbanks. From there, they would either be shipped by truck directly to Seattle or be placed on the Alaska railroad for shipment to Seward. From either Seattle or Seward, the totes would be loaded onto a Panamex or a similar vessel to be shipped to Asian or Europe markets. Shipments from Nolan Camp to Seattle would cost $170 USD/ton. Shipment from Seattle to Dalian, China, would cost $70 USD/ton, and from Dalian to the antimony smelter in China is $20/ton for a total of $260 USD/ton. If the concentrates left Seward via the Alaska Railroad, about $25/ton would be added, so that the cost per ton would be $285/ton. The Russian freighting company Far East Shipping Company (FESCO) would take the concentrates to China in either scenario. The QP used a shipping price from mine to smelter of $275 USD/ton for this analysis.

The cheapest way to ship the stibnite would be by truck through Canada as outlined above. However, it might be easier to have an ‘All Alaska’ route that avoids potential restrictions that might occur with shipping mineral concentrates (which are classified as hazardous materials) through Canada. For example, from the QP’s personnel experience, there have recently been border restrictions implemented for transporting exploration samples from Yukon to preparation labs in Fairbanks. The QP has not pursued this issue.

18.8.7 Environmental management costs

Mine permitting, mitigation activities related to ARD and water quality will be an important component of the Nolan Lode Project. Environmental management will cost $187,300 per year of about 6 percent of the total operating costs. Unlike other activities, these environmental costs will begin immediately in order to get the project permitted. Also included at the end of the mine cycle would be mine closure costs, which the QP estimates at $845,000.

18.8.8 Schedule of operating costs

Monthly and yearly estimates have been summarized in table 18.17. Yearly cost estimates from years 1-6 are presented in table 18.13. Year 1 includes all start-up costs. Annual operating costs thereafter include $45,000 required to maintain the active federal claims. The total operational costs for the Nolan Lode Project is $28,902.740 USD, which includes closing costs. The QP believed that it was important to isolate the lode project itself from exploration projects that are ancillary to the actual development of Workman’s Bench lode., so they were not included. However, the exploration required to delineate resources on Workman’s Bench, which total $710,000, will be included in the Cash flow analyses revealed in Chapter 18.9. A mine closure estimate is included below, based on discussions with ADNR.

Table 18.17 Year-by-year summary of operating costs, Nolan Lode Project (1)

Year	Cost (USD)
1	$9,205,000
2	$4,713,185
3	$4,713,185
4	$4,713,185
5	$4,713,185
6 (Mine Closure)	$845,000
TOTAL	$ 28,902,740

(1) Annual costs include $45,000 for claim maintenance fees

18.9 Economic Analysis

18.9.1 Macro-Economic assumptions

Macro-economic assumptions are presented in table 18.18. The cash flow analysis presented here follows the approaches used by Whitney and Whitney (1981) and Newman and others (2004) for modeling the economic feasibility of mine projects. Using established grades, the table shows annual recover of metals from: 1) the antimony content that will be recovered from stibnite concentrates by the buyer, and 2) the amount of gold that will actually be recovered mostly at the Nolan mine site. Based on the results of the Hazen metallurgical tests, the QP chose recovery factors of 0.85 for stibnite and 0.90 for gold for the Base Case. These are lower than the recoveries from the flotation tests, which were approximately 100 percent for stibnite and 98 percent for gold, but Silverado has chosen to not use use flotation technology. The QP assumes that the stibnite concentrate will average 60 percent or more antimony, an industry standard. For example, in the QP’s review, 4,960 tons of stibnite shipped contains 2,975 tons antimony metal. It is anticipated that gold bars will be poured at camp.

Table 18.18 Macro assumptions, output of gold and stibnite (antimony), Nolan Lode Project.

Year	Tons of Ore Processed	Antimony Grade (% Sb)	Stibnite Recovery factor	Shipping grade stibnite recovered (tons)	Antimony recovered (tons)	Gold Grade	Gold Recovery Factor	Gold recovered (oz)
1	500	28.00	0.85	198	119	0.408	0.90	184
2	4,500	28.00	0.85	1,785	1,071	0.408	0.90	1,652
3	12,500	28.00	0.85	4,960	2,975	0.408	0.90	4,590
4	12,500	28.00	0.85	4,960	2,975	0.408	0.90	4,590
5	12,500	28.00	0.85	4,960	2,975	0.408	0.90	4,590
TOTAL	42,500	28.00	0.85	16,863	10,115	0.408	0.90	15,606

18.9.2 Metal Price Forecasts

Figures 18. 14 and 18.15 show the five year averages for the price of gold and five years for antimony, the mineral products that will be recovered from the Nolan lode development. Unlike most other metals that have declined in price dramatically during the last six months, both gold and antimony prices have remained stable. The average price of antimony during 2008 was $2.85 USD (Metalprice.com). The average price of gold during 2008 was $865/ounce. By convention, a high quality stibnite concentrate will receive an estimated 85 percent of the value of the metal. Concentrate quality control is very important in the antimony market.

Figure 18.16 Five year antimony price in USD/lb Source: www. Metalprices.com

Figure 18.17 Five year gold price in USD/ounce ; source: www.Goldprice.com

In selecting metal prices for this analysis, the QP decided to assume that $2.25/lb was a reasonable price for antimony equivalent stibnite concentrate as received at the smelter and shipped by Silverado (the four year average price is $2.45 for stibnite at the smelter) and about 80 percent of the average 2008 realized price of antimony. The $2.25 price assumes a $0.60 cent smelter (21 percent) charge for the realized antimony ore. As an example, for years 3-5, Silverado will ship an estimated 4,960 tons stibnite that contains 2,975 tons antimony (5,950,000 lbs). Silverado will receive $2.25/lb after 0.60 has been extracted for smelting charges. The gross for each of these years is $13.387 million. The 21 percent smelter charge is comparable to smelter charges for major base metals copper, lead, and nickel. As discussed in Chapter 16.3 and 18.3 of this report, a good price for the stibnite concentrate will depend on Silverado delivering a quality product.

The QP selected a price of $700/ounce to reflect some of the lower values that might occur during the year. This is also roughly 80 percent of the average realized value of $865/ounce for 2008. At these combined prices, Nolan ore after processing is worth, as received, about $1,350/ton.

Antimony prices have been unstable in past years and given it’s link to industry, it might be subject to price declines. Antimony prices reached a plateau in late 2005 and remained stable at a range of $2.75 -$3.15/lb for 34 consecutive months. During the six month period from June 20th to December 20th, 2008, the last date of examination of price data, antimony sold for about $2.85 even as other metals declined. China, formerly the world’s largest producer and exporter of antimony, is now a net importer of the minor metal. In late 2008, China has banned the export of antimony concentrates because of the industry shortfalls that began in late 2007. The QP cannot predict future antimony prices, but assumes that the price plateau established between late 2005-2008 will be sustained over the long term, because of the new market dynamics.

18. 9.3 Royalties and taxes

The Nolan Lode Project occurs on U.S. Federal lands. Currently, there are no royalties due from this land base, except for annual assessment fees, and federal income tax on net profits. The Alaska State government requires an Alaska Mining License Tax (AMLT) be calculated from the net income derived from mineral production, regardless of underlying land ownership, and it is strictly enforced. For a mining operation, it is computed at $4,000 plus 7.0% of the excess over $100,000 of the net income. There is however, a 3.5 year state holiday after production has started. The Alaska State Corporate income tax is 9.4 percent if net profit is more than the set threshold. Hence, Silverado will be exempt from paying the AMLT for the first 3.5 years of production, but must pay the Alaska Corporate Income Tax if the operation is profitable. U.S. Corporate Income Taxes used in this analysis follow rates provided in the U.S. Internal Revenue tax manual. For corporations that have recorded an annual net profit ranging between $335,000 to $10,000, 000, the Federal (US) Corporate Income Tax rate is 34 percent.

For the purpose of computing taxes in the Cash Flow analyses, both the AMHT and State Corporate Income tax can be deducted from taxable income before computing the U.S. Federal Corporate Income Tax. However, in no case can U.S. Federal Corporate Income Taxes be deducted from the Alaska State tax base. This analysis is based on Alaska State and U.S. Federal Income Tax rates.

18. 9.4 Equipment Depreciation Costs

Depreciation is the loss of value of an asset over time. In this analysis, those assets include the equipment itemized in the capital cost estimates of this Technical Report (Table 18.10) . The QP reviewed various methods for mine equipment depreciation. The most widely accepted method, according to the U.S. Internal Revenue Service, is summarized in Whitney and Whitney (1981) and Newman and others (2004), which describes the “Modified Accelerated Cost Recovery System” (MACRS) for depreciating mine equipment inventory. Among the depreciation methods involving multiple equipment assets, there are four types that are most commonly used in a depreciation analysis: 1) the Straight Line (SL) method; 2) the Limited Declining Balance (LDB) method, 3) the Unit of Production (UOP) method, and 4) the Double Declining Balance (DDB) method.

The SL depreciation method is a common and fairly straight-forward way of computing mine inventory depreciation. Under the SL method, the basis of property less estimated salvage value is written off in equal amounts over the useful life, which is generally by convention estimated to be seven (7) years. The annual deduction for any one year is determined by dividing the adjusted worth of the property at the beginning of the taxpayer year (less salvage value) by its remaining useful life at the time.

The LDB depreciation method provides for annual depreciation costs which cannot exceed 150 percent of the applicable SL method. A uniform rate is applied each year to the unrecovered balance of the property inventory. This type of depreciation is more realistic for mining facilities that have all new inventory, as it allows for maximum depreciation during early years. The property cannot be depreciated below the salvage level using the LDB method.

The UOP depreciation method is useful for any productive asset whose useful life is determined by the total production capacity of the asset. The UOP method, which is best deployed when a number of production units are used, is more often used in the agriculture and timber industries than in mining.

The DDB depreciation method provides capital recovery at twice the rate than what is allowed in the SL method. It is sometimes preferred over the SL method because it allows for maximum depreciation during a relatively short useful life. Like the LDB method, it is best applied with all-new equipment.

Because the equipment for the Nolan project is a mixture of new and used equipment, the Straight Line (SL) method is determined by the QP to be the most straight-forward depreciation approach to be used for the Nolan Lode Project. Using a seven (7) year depreciation cycle, the annual depreciation costs were computed to be $909,268. Even though the mine life is predicted, with available mineable resources, to cover a six (6) year period with year seven (7) concluding the asset write-off, the QP still determined seven (7) years to be an acceptable lifespan (Whitney and Whitney, 1981).

18.9.5 Sunken Costs

According to Whitney and Whitney (1981), ‘Sunken Costs’ refer to those costs incurred by exploration and development prior to a pre-feasibility study. These would include exploration drilling, underground development, trenching, and geochemical sampling of the mineral prospect being evaluated. In the case of the Nolan Lode Project, Sunken Costs would include the exploration drill program ($425,000), underground drifting and channel sampling ($185,000), and other expenses, including bulk sample analysis, camp related expenses, and geochemical analyses ($100,000). The total of $710,000 reflects the amount of investment expended by Silverado to arrive at a pre-feasibility stage. Whitney and Whitney (1981) suggests that since: 1) the money has already been expended and is effectively lost regardless of future outcomes; and 2) pre-development exploration expenditures are in some instances expended by another party prior to pre-feasibility work by a successor firm, a mine feasibility study should not incorporate Sunken Costs in a base cash flow study. The QP decided to include the Sunken Cost as an expense because: 1) Silverado expended all of the Sunken Costs themselves on the Nolan Lode Project; and 2) Sunken Costs, along with capital, operating, and closure costs, reflect the true amount of the total investment for the Nolan Lode Project.

18.9.6 Interest Rates for Investment Capital

Money can be rented in the same way one rents an apartment, only with money, the charge is called interest instead of rent. The total funding needed for the Nolan Lode Project is the sum of the capital costs, operating costs, and closing costs, which equals $28,902,740. A quote of the interest rates from several Alaska banks being charged for large corporate loans; i.e., Denali State Bank, Key Bank, and Mount McKinley State Bank, all in Fairbanks, Alaska, USA, indicates a current range from 4.0 -to-6.0 percent compounded annually for this size of funding, which has been the norm for the last 12-14 months. The QP performed Net Present Value (NPV) analysis using both interest rates to better show how varying interest rates can affect the present worth of the mine.

18.9.7 Base Cash Flow Study

Organization of the graphics in this chapter follows the recommended format of Newman, Eschenbach, and Lavell (2004) for developing a cash flow analysis for hardrock mining operations. The Base Case cash flow for this study includes the following: 1) Annual Costs, which include pre-development exploration costs, capital investment, operations and maintenance costs, and closure costs; 2) revenues gained from the sale of antimony concentrates; 3) revenues gained from the sale of gold; 4) before tax cash flow (BTCF), which is monetary gains from mineral sales minus the annual cost of operations; and 5) equipment depreciation, which for this analysis we assume an equipment functional life of seven (7) years. An annual maintenance fee of $45,000 is included to maintain Silverado’s federal mining claims.

The required rate of return is the amount of money that an investor needs to earn in order to justify investment in a new project. The Net Present Value (NPV) is the sum of the net cash flows for every year of the life of the Nolan Lode project, after being discounted at the specified interest rate. The Internal Rate of Return (IRR) identifies the implicit return that is generated by the Nolan lode project. The IRR takes the cash flow and the time value of money into account. Stated in terms of NPV, IRR is the discount rate which will set the NPV equal to zero for the Nolan lode project. Some describe the IRR as the project’s ‘earning power’ and use it as the basis for establishing the average rate of return from all available investment opportunities. In order to determine the IRR, the QP first calculated the Net Present Value (NPV) of the investment being considered. By setting the NPV to zero, one is then able to obtain an Internal Rate of Return (IRR) for the specified cash flow being examined.

Table 18.15 provides a Base Case cash flow analysis for the Nolan Lode development. It incorporates annual costs, gains in the sale of antimony and gold, a before tax cash flow (BTCF), and the depreciation schedule previously described in Chapter 18.9.4. We assume that realized prices are $2.25/lb for antimony and $700/oz for gold as discussed previously. The Base Case cash flow study assumes low ore dilution, 85 percent recovery Sb, 90 percent recovery gold, a straight line (SL) depreciation of equipment, and annual costs that total $4,713,185 when in full production.

Table 18.16 presents a rate of return analysis incorporating taxes, mine equipment depreciation, sunken costs, mine lease costs, and the assumptions summarized above. About 77 percent of the mine’s gross value is antimony whereas 23 percent is from gold sales. The NPV, using a 4.0 percent interest on investment, amounts to $7,589,441. An NPV, using a 6.0 interest rate on investment, is $6,478,071. The IRR is calculated to be 31.2 percent for the Base Case cash flow study.

18.9.8 Alternative Cash Flow Calculations

The QP has presented several other scenarios that factor in changes that affect economic performance. They reflect differing assumptions concerning recovery rates and wall rock dilution. In particular the QP decided to assume alternate economic flow sheets that incorporate lower metal recoveries, and a 50 percent dilution of vein and wall rock materials. Specific alternative cash flow models are:

1) Assume a 50 percent dilution of ore, 85 percent recovery of antimony, and 90 percent recovery of gold.

‘50 percent dilution’ means that 50 percent of the material is the ore zone pulled off the face and 50 percent is quartz-carbonate gangue and minor wall rock external from the stibnite-quartz-gold vein. The entire diluted zone would be transported to the surface and run through the mill. As a result of this, ore dilution, mining and milling costs, as well as associated infrastructure elements, increase from $4,713,185 to $5,387,623, giving an annual increase of $674,438 to cover increased costs of hauling diluted ores to stockpile and treating them in the mill during the commercial productive years. Tables 18.17 and 18.18 summarize the basic cash flow and rate of return analyses respectively. The recovery factors of 85 percent for antimony and 90 percent for gold are the same as the Base Case summarized in Tables 18. 15 and 18.16. The NPV, using a 4.0 percent interest on investment, amounts to $7,101,281. The NPV, using a 6.0 interest rate on investment, is $6,061,684 . The IRR is calculated to be 29.2 percent, which is about a 2.0 percent reduction from the Base Case.

2) Assume No Dilution Rate (same as Base Case; but reduction of metals recovered to 80 percent for antimony and 85 percent for gold

This scenario assumes a lower rate of metal recovery than assumed for the Base Case, or a 5 percent reduction for both metal commodities. Obviously mine costs stay the same as the Base Case but total gross values of antimony are reduced from $45,871,000 to $43,577,450 or a reduction of $2,293,550. Gross gold sales are reduced from $10,924,200 to 10,377,990, a reduction of $546,210. Tables18.19 and 18.20 summarize the base cash flow and rate of return analysis respectively. The NPV, using a 4.0 percent interest on investment, amounts to $7,167,401. The NPV, using a 6.0 interest rate on investment, is $6,130,057. The

IRR is calculated to be 29.3 percent, which is about a 1.9 percent reduction from the Base Case and about the same when inferring ore dilution scenario above.

3) Assume 50 percent dilution from Base Case and the lower metal recoveries; 80 percent antimony recovery and 85 percent gold recovery

This scenario assumes both the dilution during mining and milling methods as described in 1) above and a 5 percent reduction in metal recovery, as described in 2) above. This equates to the same reduction of gross metal values as in 2) above; i.e., $43,577,450 in total antimony sales and $10,377,990 in total gold sales during the life of the project. This scenario also results in increased annual project costs calculated for 1) above ; i.e., $5,387,623. Tables18.21 and 18.22 summarize the base cash flow and rate of return analysis respectively. The NPV, using a 4.0 percent interest on investment, amounts to $5,723,273. An NPV, using a 6.0 interest rate on investment, is $4,795,530 . The IRR is calculated to be 25.2 percent, which is a reduction of 6.0 percent from the Base Case.

Table 18.19 Base Case cash flow analysis Nolan Lode Project (1)

Year	Annual Cost	Sb–Gains	Au–Gains	Before Tax Cash Flow (BTCF)	Depreciation
0	$710,000	$0	$0	($710,000)	$0
1	$9,205,000	$889,000	$128,800	($8,187,200)	$909,286
2	$4,713,185	$4,819,500	$1,156,400	$1,262,715	$909,286
3	$4,713,185	$13,387,500	$3,213,000	$11,887,315	$909,286
4	$4,713,185	$13,387,500	$3,213,000	$11,887,315	$909,286
5	$4,713,185	$13,387,500	$3,213,000	$11,887,315	$909,286
6	$845,000	$0	$0	($845,000)	$909,286

(1)  Annual Cost values include $45,000/year  for Federal  Lode Mining Claims

Table 18.20 Rate of return analysis for base case incorporating taxes, mine equipment depreciation, sunken, and mine lease costs, using 85 percent recovery Sb and 90 percent recovery gold

Year	Before Tax Cash Flow (BTCF)	Depreciation	Taxable Income	Alaska Mining License Tax	AK Corporate Income Tax	Fed. Corp. Inc. Tax	Total Tax	After Tax Cash Flow (ATCF)
0	($710,000)	$0	($710,000)	$0	$0	$0	$0	($710,000)
1	($8,187,200)	$909,286	($9,096,486)	$0	$0	$0	$0	($9,096,486)
2	$1,262,715	$909,286	$353,429	$0	$33,222	$120,166	$153,388	$1,109,327
3	$11,887,315	$909,286	$10,978,029	$0	$1,031,935	$3,732,530	$4,764,465	$7,122,850
4	$11,887,315	$909,286	$10,978,029	$765,462	$1,031,935	$3,732,530	$5,529,927	$6,357,388
5	$11,887,315	$909,286	$10,978,029	$765,462	$1,031,935	$3,732,530	$4,871,322	$7,357,388
6	($845,000)	$909,286	($1,754,286)	$0	$0	$0	$0	($845,000)
NPV (i=4%)	$7,589,441
NPV (i=6%)	$6,478,071
IRR 31.2%

Table 18.21 Cash flow analysis assuming 50 percent dilution of mill-run ore (1)

Year	Annual Cost	Sb–Gains	Au–Gains	Before Tax Cash Flow (BTCF)	Depreciation
0	$710,000	$0	$0	($710,000)	$0
1	$9,205,000	$889,000	$128,800	($8,187,200)	$909,286
2	$5,387,623	$4,819,500	$1,156,400	$588,278	$909,286
3	$5,387,623	$13,387,500	$3,213,000	$11,212,878	$909,286
4	$5,387,623	$13,387,500	$3,213,000	$11,212,878	$909,286
5	$5,387,623	$13,387,500	$3,213,000	$11,212,878	$909,286
6	$845,000	$0	$0	($845,000)	$909,286

(1) Annual Cost values include $45,000/year  for Federal  Lode Mining Claims

Table 18.22 Rate of return analysis assuming 50 percent dilution of mill run ore.

Year	Before Tax Cash Flow (BTCF)	Depreciation	Taxable Income	AK Mineral License Tax	AK Corp. Inc. Tax	Fed. Corp. Inc. Tax	Total Tax	After Tax Cash Flow (ATCF)
0	($710,000)	$0	($710,000)	$0	$0	$0	$0	($710,000)
1	($8,187,200)	$909,286	($9,096,486)	$0	$0	$0	$0	($8,187,200)
2	$588,278	$909,286	($321,009)	$0	$0	$0	$0	$588,278
3	$11,212,878	$909,286	$10,303,592	$0	$968,538	$3,503,221	$4,471,759	$6,741,119
4	$11,212,878	$909,286	$10,303,592	$718,251	$968,538	$3,503,221	$5,190,010	$6,022,867
5	$11,212,878	$909,286	$10,303,592	$718,251	$968,538	$3,503,221	$5,190,010	$6,022,867
6	($845,000)	$909,286	($1,754,286)	$0	$0	$0	$0	($845,000)
NPV (i=4%)	$7,101,281
NPV (i=6%)	$6,061,684
IRR =29.2

Table 18.23 Cash flow analysis assuming 80 percent recovery of Sb and 85 percent recovery of gold (1)

Year	Annual Cost	Sb–Gains	Au–Gains	Before Tax Cash Flow (BTCF)	Depreciation
0	$710,000	$0	$0	($710,000)	$0
1	$9,205,000	$844,550	$122,360	($8,238,090)	$909,286
2	$4,713,185	$4,578,525	$1,098,580	$963,920	$909,286
3	$4,713,185	$12,718,125	$3,052,350	$11,057,290	$909,286
4	$4,713,185	$12,718,125	$3,052,350	$11,057,290	$909,286
5	$4,713,185	$12,718,125	$3,052,350	$11,057,290	$909,286
6	$845,000	$0	$0	($845,000)	$909,286

(1) Annual Cost values include $45,000/year  for Federal  Lode Mining Claims

Table 18.24 Rate of Return analysis Assuming 80 percent recovery of Sb and 85 percent recovery of gold

Year	Before Tax Cash Flow (BTCF)	Depreciation	Taxable Income	AK Mineral License Tax (AMLT)	AK Corp. Inc. Tax	Fed. Corp. Inc. Tax	Total Tax	After Tax Cash Flow (ATCF)
0	($710,000)	$0	($710,000)	$0	$0	$0	$0	($710,000)
1	($8,238,090)	$909,286	($9,147,376)	$0	$0	$0	$0	($8,238,090)
2	$963,920	$909,286	$54,634	$0	$5,136	$7,425	$23,711	$940,209
3	$11,057,290	$909,286	$10,148,004	$0	$953,912	$3,450,321	$4,404,234	$6,653,056
4	$11,057,290	$909,286	$10,148,004	$707,360	$953,912	$3,450,321	$5,111,594	$5,945,696
5	$11,057,290	$909,286	$10,148,004	$707,360	$953,912	$3,450,321	$5,111,594	$5,945,696
6	($845,000)	$909,286	($1,754,286)	$0	$0	$0	$0	($845,000)
NPV (i=4%)	$7,167,401
NPV (i=6%)	$6,130,057
IRR =28.8%

Table 18.25 Cash Flow analysis with 50 Percent Dilution and Assumed 80 Percent Sb Recovery and 85 Percent Au Recovery (1)

Year	Annual Cost	Sb–Gains	Au–Gains	Before Tax Cash Flow (BTCF)	Depreciation
0	$710,000	$0	$0	($710,000)	$0
1	$9,205,000	$844,550	$122,360	($8,238,090)	$909,286
2	$5,387,623	$4,578,525	$1,098,580	$289,483	$909,286
3	$5,387,623	$12,718,125	$3,052,350	$10,382,853	$909,286
4	$5,387,623	$12,718,125	$3,052,350	$10,382,853	$909,286
5	$5,387,623	$12,718,125	$3,052,350	$10,382,853	$909,286
6	$845,000	$0	$0	($845,000)	$909,286

(1) Annual Cost values include $45,000/year  for Federal  Lode Mining Claims

Table 18.26 Rate of Return analysis Assuming 50 Percent dilution and 80 percent recovery of Sb and 85 percent recovery

Year	Before Tax Cash Flow (BTCF)	Depreciation	Taxable Income	AK Mineral License Tax	AK Corp. Inc. Tax	Fed. Corp. Inc. Tax	Total Tax	After Tax Cash Flow (ATCF)
0	($710,000)	$0	($710,000)	$0	$0	$0	$0	($710,000)
1	($8,238,090)	$909,286	($9,147,376)	$0	$0	$0	$0	($8,238,090)
2	$289,483	$909,286	($619,804)	$0	$0	$0	$0	$289,483
3	$10,382,853	$909,286	$9,473,567	$0	$890,515	$3,221,013	$4,111,528	$6,217,325
4	$10,382,853	$909,286	$9,473,567	$660,150	$890,515	$3,221,013	$4,771,678	$5,611,175
5	$10,382,853	$909,286	$9,473,567	$660,150	$890,515	$3,221,013	$4,771,678	$5,611,175
6	($845,000)	$909,286	($1,754,286)	$0	$0	$0	$0	($845,000)
NPV (i=4%)	$5,723,273
NPV (i=6%)	$4,795,530
IRR = 25.2%

18. 9.9 Sensitivity Price Analysis

Commodity price sensitivities always affect the economic viability of a planned mineral development. Base and minor metal commodities peak during times of high demand and fall during economic downturns. The current world economic climate has contributed to uncertainties. Gold price has remained high despite the current economic downturn. In order to evaluate the sensitivities of price fluctuation and their effect on the economic viability of the Nolan Lode Project, the QP has computed four scenarios; where in each the price of gold and antimony are varied from the Base Case of $700/ounce for gold and $2.25/pound for antimony. The Base Case Cash Flow Analysis (Table 18.14) is used in the all of these comparisons.

1) Assume gold price at $900/ounce and antimony at $3.00/pound.

This price scenario assumes a 33 percent increase in the received value of antimony and a 28 percent increase in the assumed value of gold from the Base Case prices of $700/ounce gold and $2.25/pound antimony (Tables 18.20, 18.21) . The NPV, using a 4.0 percent interest on investment, amounts to $16,621,010. The NPV, using a 6.0 interest rate on investment, is $14,794,444. The IRR is calculated to be 59.0 percent.

2) Assume gold price at $600/ounce and antimony at $3.00/pound

This price scenario assumes a 33 percent increase in the received value of antimony from the Base Case and a 14 percent decrease in the assumed value of gold from the Base Case prices of $700/ounce gold and $2.25/pound antimony (Tables 18.22, 18.23) . The NPV, using a 4.0 percent interest on investment, amounts to $14,553,235 . An NPV, using a 6.0 interest rate on investment, is $12,900,598. The IRR is calculated to be 53.0 percent, a modest reduction from 1) above despite a 33 percent reduction in gold price.

3) Assume gold price @ $600/ounce and antimony at $1.00/pound.

This price scenario assumes a 14 percent decrease in gold price from the Base Case Cash Flow but a 55 percent drop in antimony price from the Base Case (Tables 18.24, 18.25) . The NPV, using a 4.0 percent interest on investment, is a negative -$4,568,567 . The NPV, using a 6.0 interest rate on investment, is also a negative -$4,653,862. Under this scenario, the Nolan Lode Project would only become feasible with an unrealistically high IRR. Therefore, at the stated mineral prices, the IRR is N/A and the Nolan Lode becomes unfeasible to develop.

4) Assume gold price at $900/ounce and antimony at $1.00/pound.

This price scenario assumes a 55 percent drop in antimony price from the Base Case, but a 28 percent increase in the price of gold from the Base Case (Tables 18.26, 18.27) . The NPV, using a 4.0 percent interest on investment, is a negative -$2,309,577. The NPV, using a 6.0 percent interest rate on investment, is a negative -$2,579,421. The IRR is N/A and the Nolan Lode Project is unfeasible to develop.

Table 18.27 Cash Flow Price Sensitivity Analysis Using Prices of $900/ounce gold and $3.00/pound antimony (price paid at smelter) (1)

Year	Annual Cost	Sb–Gains	Au–Gains	Before Tax Cash Flow (BTCF)	Depreciation
0	$710,000	$0	$0	($710,000)	$0
1	$9,205,000	$1,188,000	$165,600	($7,851,400)	$909,286
2	$4,713,185	$6,426,000	$1,486,800	$3,199,615	$909,286
3	$4,713,185	$17,850,000	$4,131,000	$17,267,815	$909,286
4	$4,713,185	$17,850,000	$4,131,000	$17,267,815	$909,286
5	$4,713,185	$17,850,000	$4,131,000	$17,267,815	$909,286
6	$845,000	$0	$0	($845,000)	$909,286

(1) Annual Cost values include $45,000/year  for Federal  Lode Mining Claims

Table 18.28 Rate of Return Price Sensitivity Analysis Using Prices of $900/ounce gold and $3.00/pound antimony (price paid at smelter)

Year	Before Tax Cash Flow (BTCF)	Depreciation	Taxable Income	AK Mineral License Tax	AK Corp. Inc. Tax	Fed. Corp. Inc. Tax	Total Tax	After Tax Cash Flow (ATCF)
0	($710,000)	$0	($710,000)	$0	$0	$0	$0	($710,000)
1	($7,851,400)	$909,286	($8,760,686)	$0	$0	$0	$0	($7,858,400)
2	$3,199,615	$909,286	$2,290,329	$0	$215,291	$778,712	$994,003	$2,205,612
3	$17,267,815	$909,286	$16,358,529	$0	$1,537,702	$5,561,900	$7,099,602	$10,168,213
4	$17,267,815	$909,286	$16,358,529	$1,142,097	$1,537,702	$5,561,900	$8,241,699	$9,026,116
5	$17,267,815	$909,286	$16,358,529	$1,142,097	$1,537,702	$5,561,900	$8,241,699	$9,026,116
6	($845,000)	$909,286	($1,754,286)	$0	$0	$0	$0	($845,000)
NPV (i=4%)	$16,621,010
NPV (i=6%)	$14,794,444
IRR = 59.0%

Table 18.29 Cash Flow Price Sensitivity Analysis Using Prices of $600/ounce gold and $3.00/pound antimony (price paid at smelter) with recovery of 85 percent antimony and 90 percent gold (1)

Year	Annual Cost	Sb–Gains	Au–Gains	Before Tax Cash Flow (BTCF)	Depreciation
0	$710,000	$0	$0	($710,000)	$0
1	$9,205,000	$1,188,000	$110,400	($7,906,600)	$909,286
2	$4,713,185	$6,426,000	$991,200	$2,704,015	$909,286
3	$4,713,185	$17,850,000	$2,754,000	$15,890,815	$909,286
4	$4,713,185	$17,850,000	$2,754,000	$15,890,815	$909,286
5	$4,713,185	$17,850,000	$2,754,000	$15,890,815	$909,286
6	$845,000	$0	$0	($845,000)	$909,286

(1)  Annual Cost values include $45,000/year  for Federal  Lode Mining Claims

Table 18.30 Rate of Return Price Sensitivity Analysis Using Prices of $600/ounce gold and $3.00/pound antimony (price paid at smelter) with recovery of 85 percent antimony and 90 percent gold

Year	Before Tax Cash Flow (BTCF)	Depreciation	Taxable Income	AK Mineral License Tax	AK Corp. Inc. Tax	Fed. Corp. Inc. Tax	Total Tax	After Tax Cash Flow (ATCF)
0	($710,000)	$0	($710,000)	$0	$0	$0	$0	($710,000)
1	($7,906,600)	$909,286	($8,815,886)	$0	$0	$0	$0	($7,906,600)
2	$2,704,015	$909,286	$1,794,729	$0	$168,705	$610,208	$721,553	$1,925,103
3	$15,890,815	$909,286	$14,981,529	$0	$1,408,264	$5,093,720	$6,501,984	$9,388,831
4	$15,890,815	$909,286	$14,981,529	$1,045,707	$1,408,264	$5,093,720	$7,547,691	$8,343,124
5	$15,890,815	$909,286	$14,981,529	$1,045,707	$1,408,264	$5,093,720	$7,547,691	$8,343,124
6	($845,000)	$909,286	($1,754,286)	$0	$0	$0	$0	($845,000)
NPV (i=4%)	$14,553,235
NPV (i=6%)	$12,900,598
IRR = 53.3%

Table 18.31 Cash Flow Price Sensitivity Analysis Using Prices of $600/ounce gold and $1.00/pound antimony (as received at smelter) with 85 percent recovery of antimony and 90 percent recovery of gold (1)

Year	Annual Cost	Sb–Gains	Au–Gains	Before Tax Cash Flow (BTCF)	Depreciation
0	$710,000	$0	$0	($710,000)	$0
1	$9,205,000	$396,000	$110,400	($8,698,600)	$909,286
2	$4,713,185	$2,142,000	$991,200	($1,579,985)	$909,286
3	$4,713,185	$5,950,000	$2,754,000	$3,990,815	$909,286
4	$4,713,185	$5,950,000	$2,754,000	$3,990,815	$909,286
5	$4,713,185	$5,950,000	$2,754,000	$3,990,815	$909,286
6	$845,000	$0	$0	($845,000)	$909,286

(1)  Annual Cost values include $45,000/year  for Federal  Lode Mining Claims

Table 18.32 Rate of Return Price Sensitivity Analysis Using Prices of $600/ounce gold and $1.00/pound antimony (as received at smelter) with 85 percent recovery of antimony and 90 percent recovery of gold

Year	Before Tax Cash Flow (BTCF)	Depreciation	Taxable Income	AK Mineral License Tax	AK Corp. Inc. Tax	Fed. Corp. Inc. Tax	Total Tax	After Tax Cash Flow (ATCF)
0	($710,000)	$0	($710,000)	$0	$0	$0	$0	($710,000)
1	($8,698,600)	$909,286	($9,607,886)	$0	$0	$0	$0	($8,698,600)
2	($1,579,985)	$909,286	($2,489,271)	$0	$0	$0	$0	($1,579,985)
3	$3,990,815	$909,286	$3,081,529	$0	$289,664	$1,047,720	$1,337,384	$2,653,431
4	$3,990,815	$909,286	$3,081,529	$212,707	$289,664	$1,047,720	$1,550,091	$2,440,724
5	$3,990,815	$909,286	$3,081,529	$212,707	$289,664	$1,047,720	$1,550,091	$2,440,724
6	($845,000)	$909,286	($1,754,286)	$0	$0	$0	$0	($845,000)
NPV (i=4%)	($4,568,567)
NPV (i=6%)	($4,653,862)
IRR = N/A

Table 18.33 Cash Flow Price Sensitivity Analysis Using Prices of $900/ounce gold and $1.00/pound antimony (as received at smelter) with 85 percent recovery of antimony and 90 percent recovery of gold (1)

Year	Annual Cost	Sb–Gains	Au–Gains	Before Tax Cash Flow (BTCF)	Depreciation
0	$710,000	$0	$0	($710,000)	$0
1	$9,205,000	$396,000	$165,600	($8,643,400)	$909,286
2	$4,713,185	$2,142,000	$1,486,800	($1,084,385)	$909,286
3	$4,713,185	$5,950,000	$4,131,000	$5,367,815	$909,286
4	$4,713,185	$5,950,000	$4,131,000	$5,367,815	$909,286
5	$4,713,185	$5,950,000	$4,131,000	$5,367,815	$909,286
6	$845,000	$0	$0	($845,000)	$909,286

(1) Annual Cost values include  $45,000/year  for Federal  Lode Mining Claims

Table 18.34 Rate of Return Price Sensitivity Analysis Using Prices of $900/ounce gold and $1.00/pound antimony (as received at smelter)

Year	Before Tax Cash Flow (BTCF)	Depreciation	Taxable Income	AK Mineral License Tax	AK Corp. Inc. Tax	Fed. Corp. Inc. Tax	Total Tax	After Tax Cash Flow (ATCF)
0	($710,000)	$0	($710,000)	$0	$0	$0	$0	($710,000)
1	($8,643,400)	$909,286	($9,552,686)	$0	$0	$0	$0	($8,643,400)
2	($1,084,385)	$909,286	($1,993,671)	$0	$0	$0	$0	($1,084,385)
3	$5,367,815	$909,286	$4,458,529	$0	$419,102	$1,373,405	$1,792,507	$3,432,813
4	$5,367,815	$909,286	$4,458,529	$309,097	$419,102	$1,268,312	$1,996,511	$3,123,716
5	$5,367,815	$909,286	$4,458,529	$309,097	$419,102	$1,268,312	$1,996,511	$3,123,716
6	($845,000)	$909,286	($1,754,286)	$0	$0	$0	$0	($845,000)
NPV (i=4%)	($2,309,577)
NPV (i=6%)	($2,579,421)
IRR = N/A

18.9.10 Cash Flow Summary

Table 18.28 summarizes the NPV at 4.00 percent, the NPV at 6.00 percent, and the IRR for the eight (8) scenarios. After performing the cash flow analysis it was determined that the four economically feasible scenarios for the Nolan Lode Project include: 1) the Base Case; 2) reduced metal recovery; 3) dilution of the ore; and 4) reduced metal recovery coupled with dilution of ore. For all four of these scenarios, generated NPV values indicate an acceptable return on investment.

Commodity price sensitivity is the most important variable. Antimony price clearly drives the Nolan Lode Project. For every one dollar change in antimony price will add or subtract $11.1 -12.2 million to overall profitability, depending on assumed interest rates. Because antimony accounts for >75 percent of the value of the mine product, the price stability of this minor metal and the realized price Silverado receives for the Sb product will be key to the success of the Nolan Lode Project.

Gold price variance has a much lesser effect on profitability than changes in antimony prices. Every one hundred dollar (USD) change in gold price will add or subtract approximately $800,000-$940,000 of profitability for the Nolan gold project (Figure 18.16) . In order for the value of gold production at the Nolan Lode Project to cover operating expenses, total capital costs, and closing costs, the gold price would have to reach approximately $1,850 USD/ounce.

Table 18.35 Cash Flow Analysis Summary Illustrating Variance in Economic Assumptions , Nolan Lode Project

	NPV @ i=4%	NPV @ i=6%	IRR (%)
Base Case	$7,589,441	$ 6,478,071	31.2
No Dilution with 0.80 Recovery Sb; 0.85
Recovery Au	$$7,167,401	$6,130,057	29.3
50% Ore Dilution; Base Case Recoveries	$7,101,281	$6,061,684	29.2
50% Ore Dilution with 0.80% Recovery Sb; 0.85% Recovery Au	$5,723,273	$4,795,530	25.2
Sb@$1/lb – Au@$600/oz	($4,568,567)	($4,653,862)	N/A
Sb@$1/lb – Au@$900/oz	($2,309,577)	($2,579,421)	N/A
Sb@$3/lb – Au@$600/oz	$14,553,235	$12,900,598	53.3
Sb@$3/lb – Au@$900/oz	$16,621,010	$14,794,444	59.0

Figure 18.18 Price sensitivity diagrams for value of antimony as received (top graph) and value of gold (bottom graph), Nolan Lode Project

18. 9.11 Changes in NPV With Respect to Interest on the Base Case

A final variable was examined to determine the effect of changing interest rates on the NPV. Theoretically, the X intercept should coincide with the computed IRR value. From Figure 18.17, the data confirms that the IRR for the Base Case is approximately 31-32 percent. It suggests that the Nolan Lode Project would continue to exhibit an acceptable NPV even with significant increases in interest rates required for capital.

Figure 18.19: Variations in NPV With Respect to Changing Interest Rates

Interest Rate (%)	NPV
0	$12,007,091
2	$10,405,877
4	$8,997,585
6	$7,756,923
8	$6,662,257
10	$5,695,031
12	$4,839,290
14	$4,081,276
16	$3,409,099
18	$2,812,459
20	$2,282,411
30	$390,685
33.1	($5,359)

Other factors that will affect the economics of the Nolan Lode Project include:

1)	Unanticipated penalties at the antimony smelter in China (or Europe) caused by low concentrate quality; i.e., excessive arsenic, lead or other impurities;

2)	Unexpected economic problems associated with transport of stibnite to market from Nolan Camp;

3)	Less than anticipated recovery of gold and stibnite from the mill facility;

4)	Unanticipated problems encountered during underground mining activities such as wall rock stability, water underground and uncontrolled temperature issues;

5)	Regulatory issues, including environmental compliance, permit delays or significant unanticipated safety violations.

In the QP’s judgment, these factors could not be accurately described and constitute risks associated with any mineral development project that must be identified, characterized and resolved or mitigated when they arise.

19 Interpretations and conclusions

19.1 Lode antimony-gold mineralization

Since World War II, prospectors, gold miners, and government geologists recognized antimony (gold) deposits in Smith Creek valley. Although small scale production of stibnite occurred during the war due to the strategic nature of antimony, very little exploration was done until the early 1990s, when Silverado conducted shallow drilling tests of Workman’s Bench.

In 1999, the USBLM began a soil sampling program on the left limit hill slope of Nolan Creek Valley, with the obvious focus on searching for the lode source of the coarse placer gold nuggets recovered by Silverado and others during test mining of placer gold deposits. Elevated gold, arsenic, and other anomalies were found in soils above the placer workings, which led Silverado to initiate a more focused lode exploration program during 2002 to 2003.

The airborne geophysical data acquired by USBLM led to the recognition of a series of resistivity lows trending in a northeast direction for approximately 4,500 ft and over a width of about 600 ft. This became known as the ‘Solomon Shear Zone’, a term adopted by Silverado to describe the northeast-striking zone interpreted to be a series of high angle fault structures and possibly a lode source for placer gold. The resistivity lows are coincident with a series of arsenic, antimony, and gold in soil anomalies along the same trend, and including both Pringle Bench and Workman’s Bench.

Significant new lode exploration has taken place in the last two years. In 2006, Silverado began a trenching program on Pringle Bench north of Smith Creek, where a wide zone of stibnite-quartz-gold veins was encountered. In 2007 and 2008, Silverado:

  Expanded the soil and resistivity grid along the Solomon Shear Zone (a combination of Workman’s and Pringle Benches and Hillside target areas);

  Initiated a soil and geophysical survey in the Fortress Trend about 2 mi northeast of the mouth of Smith Creek; and

  Began a diamond core drilling program on Workman’s Bench with about 15,597 ft completed (in 41 drill holes) by the end of 2008.

Silverado believes that there are two distinct auriferous structural trends, the gold-bearing, antimony-quartz veins that are fairly well documented in the general Smith Creek area and gold-quartz-arsenopyrite Fortress-type veins exposed on the ridge between Hammond River and Nolan Creek, with up to 0.24 oz/ton Au, and 29.09 percent antimony in the nearby Saddle area. Northeast structures of the first type in the Fay Creek area contain antimony, arsenic, and sparse gold anomalies, however, the latter type appear to reflect weak arsenic and gold concentrations in isolated sampling lines. The QP concurs with the structural interpretation presented by Silverado, but believes that more soil samples should be collected to the north and east of the limits of the 2007 program before drill-testing as there is not enough data to determine the significance of these anomalies.

The 2007 and early 2008 drilling program has demonstrated that the vein and stockwork veins at both Workman’s Bench and Pringle Bench are persistent along strike, occur within a 120 ft to 350 ft wide zone of structurally controlled veins and vein-faults with antimony, gold and arsenic, and can be found to a minimum vertical extent of about 350 ft and a strike length of up to 3,000 ft. Lode exploration by Silverado at Nolan Creek must still be regarded as a first phase program that needs to be built upon with tighter drill hole collar spacing, deeper drill holes, and exploration along the strike of the known antimony-gold structures. At this stage, resources can only be inferred for these deposits. Key issues that can only be resolved by more exploration is how extensive is the system in terms of depth, width, metal zonation, metallurgy, and wall rock studies.

On July 29th, 2008, the QP released NI 43-101 Report: ‘Estimation of Lode and Placer Mineral Resources, Nolan Creek, Wiseman B-1 Quadrangle, Koyukuk District, Northern Alaska’, which presents inferred antimony and gold resource estimates in the Workman’s Bench lode deposit in the Nolan Creek area. A significant diamond drill program has taken place on Workman’s Bench since those resource estimates were made, which changes what is now known about resources there. Hence, resource estimates in Table 17.2 of this report supersede the inferred resource estimates filed on SEDAR (www.SEDAR.com); and are also accessed @ http://www.silverado.com/.

Silverado has defined the Pringle Bench and Workman’s Bench areas with eleven (11) diamond drill holes (2,715 ft) and forty-one (41) diamond drill holes (11,597 ft), respectively. During analysis of the drilling data and subsequent underground exploration, Silverado noted that stibnite bearing zones on the Workman’s Bench property contained zones of massive stibnite locally up to 15 in thick and contained consistently high gold grades (up to 2.86 oz/ton Au) in drilling core intercepts of stibnite veins. Silverado subsequently focused exploration definition on the Workman’s Bench deposit. The QP provided resource estimates from Workman’s and Pringle Bench.

Silverado asked the QP to complete a prefeasibility study in order to evaluate the merits of extracting antimony and gold from Workman’s Bench, referred to in this chapter as the ‘Nolan lode development’, using the probable reserve base demonstrated in Chapter 17 of this report. The conceptual work plan would involve the selective underground extraction of high quality vein mineralization, processing of ore with a nearby surface plant using gravity (and possibly flotation) technologies, recovering most of the gold value on site at Nolan Creek, and shipping a metallurgical grade stibnite concentrate to overseas buyers; either Asian (China) or European (Rotterdam, Netherlands) markets.

The QP examined all aspects of the project including mining, processing, logistical, and other factors and designed a five year development model, all of which is described in detail in chapter (section) 18 of this report. Silverado asked the QP to complete a prefeasibility study in order to evaluate the merits of extracting antimony and gold from Workman’s Bench, referred to in this chapter as the ‘Nolan lode development’, using the indicated resource base demonstrated in Chapter 17 of this report. The conceptual work plan would involve the selective underground extraction of high quality vein mineralization, processing of ore with a nearby surface plant using simple and straight-forward, gravity technologies, recovering most of the gold value on site at Nolan Creek, and shipping a metallurgical grade stibnite concentrate to overseas buyers; either Asian (China) or European (Rotterdam, Netherlands) markets.

In the Base Case, assuming an antimony price of $2.25/lb and a gold price at $700/ounce, a seasonally operated 125 tpd concentrating plant could ship stibnite concentrates during a five year mine development period. The NPV, using a 4.0 percent interest on investment, amounts to $7,589,441. An NPV, using a 6.0 interest rate on investment, is $6,478,071. The IRR is calculated to be 31.2 percent for the Base Case cash flow study. Other alternative assumptions were modeled including 1) reduced metal recovery; 2) dilution of the ore; and 3) reduced metal recovery coupled with dilution of ore. All four of these scenarios generated IRR values ranging from 25.2 to 29.4, and all indicated positive NPV values, and favorable return on investment.

Commodity price is the most sensitive factor. Antimony, which accounts for 77 percent of the value of the product under the mining scenario, would clearly drive the project although gold (23 percent of total value) is a significant byproduct. Antimony prices of approximately $1.00/lb or lower would render the project unfeasible to develop.

Gold bars would be produced at the mine site thus creating cash flow. Maintaining stibnite (ore of antimony) concentrate quality for overseas markets is very important to the success of the proposed development. Other factors include wall rock stability, environmental permitting issues, and unanticipated transportation marketing issues related to stibnite.

On the basis of the information presented in Section 18 of this report, the economic viability of the proposed extraction and treatment of the indicated mineral resource reported for the Workman’s Bench lode system in the Silverado November 18, 2008 press release has been demonstrated. Modeling of the Workman’s Bench lode system has been undertaken in such a manner such that the resource tonnage and grade estimates already provide sufficient allowance for grade dilution and losses in mine recovery; hence, no further modifying factors are required before reporting these as a mineral reserve. The QP therefore considers the indicated mineral resource estimates in the Workman’s Bench lode system to be a probable mineral reserve in terms of the CIM definition.

19.2 Placer gold mineralization

On July 29th, 2008, the QP released the NI 43-101 Report ‘Estimation of Lode and Placer Mineral Resources, Nolan Creek, Wiseman B-1 Quadrangle, Koyukuk District, Northern Alaska’, which describes inferred gold resources in placer deposits held by Silverado in the Nolan Creek area. No new interpretations or conclusions concerning placer gold resources have been generated for Nolan Creek project since the release of those estimates in July, 2008, which are filed on SEDAR (www.SEDAR.com); also accessed @ http://www.silverado.com/.

20 Recommendations

20.1 Lode exploration and development

Exploration programs for development of lode-style gold-antimony deposits have been initiated by Silverado. The QP recommends that these programs should remain in place for development of the Workman’s Bench area. The QP also recommends the following (some of which have been initiated by Silverado):

  Continue or expand the current lode exploration program to extend the Workman’s Bench resource along strike to the southwest and to upgrade inferred resources to the indicated category. For 2009, Silverado should focus on: 1) a program designed to upgrade inferred resources at both Workman’s and Pringle Benches into indicated resource categories; and 2) drill holes in the Hillside area to confirm or refute potential extensions of mineralization from lower Smith Creek to that location. An estimated 5,000 feet (rounded) of drilling would help shore up resources on the Workman’s Bench, provide key information for mineralization control on Pringle bench, and initiate testing the Hillside anomaly

  In 2009, initiate lode development of the Nolan Creek lode development. This will involve: 1) continued aggressive permitting; 2) geotechnical work (ABA accounting); and 3) underground development and collection and processing of a bulk sample.

20.2 Placer exploration and development

On July 29th, 2008, the QP released the NI 43-101 Report ‘Estimation of Lode and Placer Mineral Resources, Nolan Creek, Wiseman B-1 Quadrangle, Koyukuk District, Northern Alaska’, which describes inferred gold resources in placer deposits held by Silverado in the Nolan Creek area. Recommendations were made concerning exploration and development of Silverado’s placer gold resources. No new information concerning placer gold resources or recommendations have been generated for Nolan Creek project since the release of those estimates in July, 2008, which are filed on SEDAR (www.SEDAR.com); also accessed @ http://www.silverado.com/.

20.3 Budget requirements

Table 20.1 provides a budget estimate for a 5,000 foot diamond core drill program that would take place over 2.5 months, with 2 weeks allowed for preparing and demobbing the camp facility. Cost estimates for personnel are derived from Silverado records of past employment on the Nolan property. The cost estimate for the drilling are also from Silverado records, and analytical catalogs and discussions with ALS Chemex, Inc. and Alaska Assays Laboratories, Inc. Because of the continuing need to collect trace element data for permitting ad environmental issues, precise analyses for Pb, Hg, and As, as well as Au and Sb, are included, and all drill intervals will be tested for the same elemental site. Silverado benefits from owning its own drill rig and a trained crew, which reduces drill footage costs significantly. The 5,000 foot, exploration drill campaign amounts to $276,650 USD. Drill costs account for 64 percent of the total. Silverado will use its own surface truck fleet for transport to camp. No overhead charges are included in the budget.

Table 20.1 Budget estimate, Nolan Creek exploration program

Task	Itemized costs	Cost in USD (rounded)
NQ Diameter drilling (Silverado drill rig)	65 feet/day for 77 days 5,000 ft (1,525 m); $30/foot; includes driller salaries (2)	$150,000
Geochemical Analyses	Au, Sb, Hg, Pb, As; plus 35 element; $28/sample interval); 1,000 assay intervals	$28,000
Exploration permits and regulatory oversight	One position; 2.5 months	$14,940
Administration (Bonnie)	One position; 2.5 months	$10,200
Exploration geologist	One position; 2.5 months	$18,260
Camp manager	One position; 2.5 months	$20,750
Camp Logistics (Cooking; cleaning, laundry, room maintenance)	Two positions; 3.0 months	$18,000
Petroleum products	$1,500/monthly costs estimate; 3.0 months	$4,500
Groceries	$2,670/month for all food condiments	$8,000
Shop supplies	NA	$4,000
TOTAL		$276,650

Table 20.2 presents an abbreviated budget estimate for development of the Nolan lode development if Silverado makes the decision to move forward on that project. Only the first three years of operation are presented, with only ½ of year 3 costs estimates presented. The budget estimate for years 1 and 2 follow the estimates presented in the pre-feasibility study completed in Section 18 of this report. For Year 1, the initial capital costs that include upgrading the camp infrastructure will be completed. Year 1 includes 5 months of start-up operating costs. In year 2, the mill facility will be purchased and constructed. There are no other capital costs needed beyond year 2 except for required maintenance. The QP believes that capital and operating costs will be paid off by approximately the 3rd quarter of year 3. Operating costs in years 3-5 would follow the estimates presented in the pre-feasibility analysis (Chapter 18).

Cash flow through recovery and sale of gold and antimony should reduce the budgetary requirements presented in table 20.2 . The budget estimate presented should ensure that there are no financial shortfalls, which could critically delay the production schedule.

Table 20.2 Budget estimate, Nolan Creek lode development project (all figures are rounded)

Year	Capital Costs (USD)	Operating Costs (USD)	Total (USD)
1	$1,850,000	$1,875,000	$3,725,000
2	$4,500,000	$4,715,000	$9,215,000
3	None	$2,360,000	$2,360,000
TOTALS	$6,350,000	$8,950,000	$15,300,000

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Ebbley, N. Jr., and Wright, W.S., 1948, Antimony deposits in Alaska: U.S. Bureau of Mines Report of Investigations 4173, p. 37-38.

Ede, E.L., 2009, Water Management for Mining—A Summary of Alaska Miners Association Short Course Taught November 4-5, 2008 in Anchorage, Alaska: Alaska Miners Association 2009 Handbook, p. 125-138.

Eden, Karsten, 1999, Geology and gold mineralization of the Nolan area in the Brooks Range, Alaska: Masters thesis presented to Institute of Mineral Geology and Mining Engineering, Technical University of Clausthal, Germany, 147 pages. Several plates @ 1:21,000 scale.

Eden, Karsten, 2000, Geology and gold mineralization of the Nolan area in the Brooks Range, Alaska: U.S. Bureau of Land Management Open File Report 78, 140 pages

Flanigan, Brian P., 2003, Discussion of geophysical modeling and interpretation of Solomon’s Shear: Confidential memo to Ed Armstrong, President, Tri-Con Mining Company Inc., August 10, 2003, 5 pages.

Flanigan, Brian P., 2003c, Tri-Con Mining Company Inc. Geology Department Monthly report June 1 to June 30, 2003: Unpublished, confidential activity summary for Tri-Con Mining dated July 2, 2003, 2 pages.

Flanigan, Brian P., 2003d, Results of Excavator sampling Program: Unpublished, confidential activity summary for Tri-Con Mining, Inc. dated July 30, 2003, 1 page.

Flanigan, Brian P., 2003e, Tri-Con Mining Company Inc. Geology Department Monthly report July 2 to June 30, 2003: Unpublished, confidential activity summary for Tri-Con Mining Inc. dated July 31, 2003, 2 pages.

Flanigan, Brian P. 2004, Comparison of Nolan Creek placer mining recoveries and drill-indicated resource estimates—an attempt to improve future placer gold resources estimates: Unpublished, confidential activity summary for Tri-Con Mining, Inc. dated October 25, 2004, 10 pages.

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Gacetta, J.D., and Church, S.E., 1989, Lead isotope data base fro sulfide occurrences in Alaska: U.S. Geological Survey Open File Report 89-688, 59 pages.

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Hoekzema, R.B., Fechner, S.A., and Bundtzen, T.K., 1986, Distribution, analysis, and recovery of placer gold from the Porcupine district, southeastern Alaska: U.S. Bureau of Mines Open File Report 89-86, 49 pages, plus plates at various scales.

Hodgson, C.J., 1993, Mesothermal lode gold deposits, in, Kirkham, R.V., Sinclair, W.D., Thorpe, R.I., and Duke, J.M., eds., Mineral deposit modeling: Geological Association of Canada Special Paper 40, p. 635-678.

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House, Gordon D., 1995b, Update on Phase II drill program, ‘Slisco Bench’ showing drill hole plans, sample weights and results, and other miscellaneous data sheets dated September 13, 1995, 22 pages.

House, G.D., 1995c, Original field drill logs for 64 Reverse Circulation drill holes completed on the Slisco Bench during the 1995 season, Nolan Properties, Alaska: Confidential Filed Logs completed for Tri-Con Mining Company Inc., for Silverado Gold Mines Ltd., 68 pages; includes supplemental summary of drill hole data.

Ineson, P.R., 1989, Introduction to Practical Microscopy: Longman Scientific Technical, John Wiley and Sons New York, 181 pages

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Killeen, P.L., 1942, Antimony deposits near Wiseman, Alaska: U.S. Geological Survey War Pamphlet, 3 pages.

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23  Certificates

THOMAS K. BUNDTZEN
Pacific Rim Geological Consulting, Inc.
P.O. Box 81906, Fairbanks, Alaska 99708
Phone 907-458-8951 Fax 907-458-8511 Email Bundtzen@mosquitonet.com

I, THOMAS K. BUNDTZEN, HEREAFTER THE QP, CERTIFY:

1)

The QP is currently a consulting economic geologist employed by and President of Pacific Rim Geological Consulting, Inc., P.O. Box 81906, Fairbanks, Alaska 99708, USA, which is an Alaskan ‘S’ corporation;

2)

The QP is a graduate of the University of Alaska-Fairbanks, with a B.S. degree from the School of Mineral Engineering (1973). I am also a graduate of the University of Alaska-Fairbanks, with a M.S. Degree in Economic Geology (Department of Geology and Geophysics, 1981)

3)	The QP is Certified Professional Geologist CPG-10912 with the American Institute of Professional Geologists (AIPG)

4)

The QP is currently a member of the Society of Economic Geology (since 1980; and 1998), the Geological Society of America (since 1974), the American Association for the Advancement of Science (since 1982), the Alaska Miners Association (since 1975), the Alaska Geological Society (since 1990), the Yukon Chamber of Mines (since 1995), the Prospectors and Developers Association of Canada or PDAC (since 1999), and Secretary of the Alaska Mining Hall of Fame Foundation (since 1997);

5)	The QP has studied the geology and economics of antimony deposits in Alaska, Yukon, and Eastern Russia and focused on them during graduate thesis work in the Kantishna and Fairbanks areas.

6)	From November, 2003, to November, 2005, the QP served as Statewide President of the Alaska Miners Association;

7)

Since receiving my Bachelors Degree, the QP has practiced the field of economic geology for 34 years in Alaska, the Russian Far East, Europe, and New Zealand; have published reports and geological maps with the State of Alaska, Division of Geological and Geophysical Surveys, the U.S. Geological Survey, and the Journal of Economic Geology, the Journal of Geology;

8)

On May 15th, 2007, the QP received an appointment from Dr. Douglas Goering, the UAF Dean of the College of Engineering and Mines: Affiliate Faculty of Geological Engineering with the Institute of Northern Engineering, Mineral Industry Research Laboratory. Where he has been engaged with short course work and modeling mine pre-feasibility studies

9)

During 1994-1995, the QP was the principal minerals specialist on a State of Alaska team that helped resolve the Alaska Mental Heath Trust (AMHT) lawsuit. The QP evaluated the economic viability of numerous metallic mineral deposits that occurred on disputed AMHT lands. This work included critical examination of private pre- feasibility studies, validity of stated mineral reserve estimations, stated capital mine costs, operating costs, State and Federal tax burdens, projected gross royalty receipts, mill recovery factors, ore dilution, mine life, concentrate smelter charges, commodity price trends, gross metal values (GMV), Net Smelter Return (NSR) values, and Net Present Value (NPV) and other economic factors. The QP’s efforts helped resolve the 15 year old lawsuit, which was dismissed in 1995.

10)

During 2002-2003, the QP conducted a ‘Mineral in Character’ analysis for specific mineral lands for the Alaska Office of the Attorney General (AG). The disputed mineral lands contained aggregate and sand and gravel, which were judged important to the state of Alaska for road maintenance issues. The QP designed an exploration project, drill-tested the deposits in question, calculated an indicated resource from the drilling

,submitted samples for ASTM material testing, and researched past extraction activities and mining and quarrying costs. PRGCI analyzed all acquired information and conducted a pre-feasibility study that examined the economics of developing and mining the resource. The QP’s study indicated that the resources in question was ‘Mineral in Character’ as defined by U.S. law and helped prove the AG’s position.

11)

In 2005, the QP was appointed to the ‘Pogo Stakeholders Group’ by Alaska’s Commissioner of Natural Resources, Thomas Irwin. The QP is the mining/geological engineering person on this six-member team, which meets twice each year to tour the Pogo gold mine project site in an over site capacity. The QP has viewed underground mining activities, which have included mine design, extraction and dilution issues. The QP has also viewed the mill operations, and has acquired an understanding of the complex water quality issues that the project encounters, and the overall federal and State environmental permitting procedures that are required for operation of the Pogo underground gold mine.

12)

From 2004-2006, the QP managed a project won by his firm, PRGCI, and designed to test low grade CaCO3 resources for acid mitigation and overall Acid Base Accounting (ABA) for the large mining project at Donlin Creek, southwest Alaska. The project managed to document a very large CaCO3 resource capable of mitigating wall rock acidity, ARD issues, and use of the low grade CaCO3 resource in a second stage neutralization of tailings. Involved designing an ABA analytical structure, and work on CaCO3 minerals.

13)

During his career with the Alaska Department of Natural Resources (ADNR), the QP completed geological mapping and mineral resource investigations on some Silverado properties described in this Technical Report. The author visited Nolan Creek in 1994, when Silverado was producing placer gold from the Mary’s underground and Ogden-Eureka open cut placer deposits, and witnessed Silverado’s placer gold processing activities. The purpose of the 1994 trip was to observe Silverado’s gold production activities, which were subsequently described in the official State of Alaska, Minerals Report series (Bundtzen et al, 1996). In 1999, the QP sampled and mapped stibnite-gold lodes on Smith Dome and in Smith Creek basin, which constitutes a part of Silverado’s lode claim group in the area. The QP’s 1999 work in the Koyukuk Mining District was completed on behalf of North Star Exploration Inc., a junior mining company then based in Denver, Colorado. From November 14 to 15, 2004, the QP visited Silverado’s operation at Nolan Creek, where he examined current infrastructure, and discussed with Silverado geologists Brian Flanigan and Edward Armstrong technical databases stored on the property. The QP has also technically reviewed Silverado’s exploration and placer mining activities on the left limit bench of Nolan Creek and at Workman’s Bench during 2006 to 2008 and produced a series of reports for Silverado (Bundtzen 2006 a, b, c; 2008 a, b, c). During April 22 to 24, 2008, the QP examined stibnite mineralization in the Workman’s Bench underground workings, collected channel samples to cross-check those collected by Silverado geologists, mapped the geological features, and acquired a large bulk sample for laboratory testing. During June 13 to 14, 2008, the QP examined all mineralized intercepts from the 2007 core drilling program on Workman’s Bench and examined and sampled surface exposures of stibnite mineralization also on Workman’s Bench.

14)

I have read the definition of “qualified person” set out in Canadian National Instrument 43-101 (NI43-101) and certify that by reason of my education and affiliation with professional organizations (as defined by NI43- 101), and past relevant work experience, I fulfill the requirements to be a “Qualified Person” for the purposes of NI43-101, and am also qualified to complete this report under rules stated by the United States Securities and Exchange Commission;

15)	The QP made a current visit to the Nolan Creek Property during September 29-30, 2008;

16)

The QP is responsible for the preparation of the report: Update of Mineral Resource and Reserve Estimates and Preliminary Feasibility Study, Workman’s Bench Antimony-Gold Lode Deposit, Nolan Creek, Wiseman B- 1 Quadrangle, Koyukuk Mining District, Northern Alaska, Dated January 1, 2009, which is amended on may 25 th, 2009.

17)	The QP is responsible for the preparation of all sections of the afore-mentioned report;

18)	The QP is independent of Silverado Gold Mines, Ltd., as defined in sections 1.4 of NI 43-101;

19)	The QP read NI 43-101 and the Technical Report has been prepared in compliance with that instrument and form; and

20)

At the time of this certificate, to the best of the QP’s knowledge, information, and belief, the Technical Report contains all scientific and technical information that is required to be disclosed to make the Technical Report not misleading.

SIGNED AND DATED in Fairbanks, Alaska, for this Amended Technical Report on June 1st, 2009

Thomas K. Bundtzen, P.Geo., BS, MS, CPG-10912, ABSLN #279639

APPENDIX I: Summary of Relevant Sample Data Used in Calculation of all Categories of Sb and Au Resources from Workman’s Bench That are Described in this Technical Report; Including Relevant Trace Element Data

Sample Control #	Drill Hole # (Assay Intervals)	Underground or Surface Channels	Stibnite Target Vein Zone	From (feet)	To (feet)	Width (feet)	Sb (%)	Au (oz/t)	As (ppm)	Hg (ppm)	Pb (ppm)	Brief Description
1	08SH02 (08SS47)		West of ‘A’ Zone	160.0	160.6	0.6	23.30	0.031	2520	0.30	24.0	Quartz–Stibnite vein about 2.0 inches wide (visual by QP)
2	08SH02 (08SS51)		‘A’ Zone	186.5	187.5	1.0	37.92	0.091	15.0	0.72	<0.2	5.5 inch (true thickness) quartz–stibnite vein with semi–massive stibnite
3	08SH02 (08SS52)		‘B’ Zone	193.0	193.8	0.8	7.11	0.190	3260	0.59	10.3	2 parallel quartz– stibnite veins about 4.5 inches true width
4	08SH03 (08SS67–68)		West of ‘A’ Zone	41.4	42.5	1.1	37.91	0.301	0.8	0.45	1.4	Sheared stibnite–quartz zone; about 1.0 foot true thickness; textures
5	Including (08SS67)		West of ‘A’ Zone	41.4	42.0	0.6	42.05	0.420	<0.01	1.38	<0.2	Sheared nearly massive stibnite; about 0.45 foot true thickness
6	08SH03 (08SS80)		‘A’ Zone	115.9	117.0	1.1	26.73	0.410	139	0.40	5.1	Several closely spaced, quartz–stibnite veins at vertical orientations.
7	08SH03 (08SS81)		Hanging wall ‘A’ zone	117.0	117.5	0.5	0.07	0.360	8560	1.26	20.6	Hanging wall trace stibnite in quartz
8	08SH03 (08SS82)		‘B’ Zone	130.3	130.9	0.6	13.65	0.130	188	0.41	17.6	Stibnite–quartz vein zone with visible siderite
9	08SH03 (08SS88)		Zone not designated	161.5	162.0	0.5	0.01	0.140	>10000	0.37	9.8	Arsenopyrite–rich quartz vein with trace of stibnite
10	08SH03 (08SS93)		‘C’ Zone	195.5	196.1	0.6	0.70	0.130	9930	0.15	56.1	Quartz–stibnite zone; 10 % Sb2S3 (QP inspection)
11	08SH01B (08SS13)		‘West’ Zone	33.8	35.2	1.4	53.44	0.280	<0.1	0.30	5.0	Massive stibnite with only minor quartz; QP estimate is 11.0 inches true width of vein
12	08SH01B (08SS14)		‘A’ Zone’ Footwall	95.7	96.4	0.7	28.69	0.230	110	0.36	1.2	5 inch thick, vertical quartz–stibnite 3 inches of massive stibnite
13	08SH01B (08SS15)		Main ‘A’ Zone	98.2	101.3	3.0	18.43	0.130	248	0.28	1.3	quartz–stibnite veins; with locally massive stibnite over 3.0 feet

Sample Control #	Drill Hole # (Assay Intervals)	Underground or Surface Channels	Stibnite Target Vein Zone	From (feet)	To (feet)	Width (feet)	Sb (%)	Au (oz/t)	As (ppm)	Hg (ppm)	Pb (ppm)	Brief Description
14	08SH01B (08SS18)		Hanging Wall ‘A’ Zone	108.0	108.5	0.5	26.05	0.020	5.9	0.21	1.1	2.0 inch massive stibnite with quartz
15	08SH01B (08SS23, 08SR52, 08SS24)		‘B’ Zone	139.0	142.2	3.2	12.22	0.015	300 535 100	3.67 0.37 0.30	1.2 19.2 0.7	Massive stibnite veins with quartz; Sb grade over 3.2 feet
16	Including (08SS24)		‘B’ zone	141.6	142.2	0.6	19.87	0.010	100.5	0.3	0.7	Thickest stibnite–quartz vein (4 inches)
17	08SH01B (08SS33)		‘C’ Zone	198.7	199.2	0.5	17.86	0.210	610	0.16	0.9	2.0 inch semi–massive stibnite vein in quartz gangue.
18	08SH14 (08SS211)		‘West’ Zone	56.5	57.0	0.5	4.02	0.008	742	0.18	2.0	1.0 inch quartz–stibnite– carbonate vein
19	08SH14 (08SS212)		Zone not Designated	88.3	92.0	3.7	0.27	0.180	>10000	0.23	6.9	Arsenopyrite–rich quartz vein zone
20	08SH14 (08SS216)		‘A’ Zone	108.5	109.2	0.7	0.06	0.010	3000	0.31	9.0	Notes from 09/27/08 visual by QP indicate 40% stibnite in a zone 0.7 feet wide true thickness
21	08SH14 (08SS218)		‘B’ Zone	121.0	122.0	1.0	0.25	0.260	4270	0.27	24.6	Disseminated stibnite ion quartz vein vertical orientation (QP estimate)
22	08SH14 (08SS226)		‘C’ Zone	179.2	179.9	0.7	1.75	0.040	4320	0.44	81.2	Vuggy Quartz vein with stibnite (30%) of total.
23	08SH14 (08SS227)		Possible ‘C’ Zone Extension	183.8	184.3	0.6	0.02	0.190	>10000	0.29	41.5	Arsenopyite rich quartz vein about 3 inches thick; trace stibnite grains (QP estimate)
24	08SH17 (08SS240–241)		‘A’ Zone	285.0	288.3	3.3	0.00	0.160	8080	0.30	4.6	Wide zone of stibnite=bearing quartz veins (3); stockwork type zone
25	Including (08SS241)		‘A’ Zone	287.6	288.3	0.9	4.63	0.230	>10000	0.24	5.6	4 inch zone of stibnite– quartz vein; 25 percent Sb2S3 (QP estimate)
26	08SH17 (08SS242)		‘B’ Zone	299.3	299.9	0.6	13.63	0.200	28.5	1.02	<0.2	0.75 inch of massive stibnite on quartz vein
27	08SH17 (08SS243)		‘C’ Zone	311.8	312.9	1.1	0.01	0.120	>10000	0.30	8.9	Visual by QP: contains 10% Sb2S3—not in assay results

Sample Control #	Drill Hole # (Assay Intervals)	Underground or Surface Channels	Stibnite Target Vein Zone	From (feet)	To (feet)	Width (feet)	Sb (%)	Au (oz/t)	As (ppm)	Hg (ppm)	Pb (ppm)	Brief Description
28	08SH16 (08SS228)		West of ‘A’ Zone	156.0	157.0	1.0	0.93	0.092	9340	0.37	12.8	Quartz–stibnite vein about 4 inches thick
29	08SH16 (08SS229)		‘A’ Zone	197.0	198.0	1.0	1.11	0.020	2370	0.28	13.7	Quartz–stibnite vein 4 inches thick
30	08SH16 (08SS231)		‘B’ Zone	233.7	234.7	1.0	1.64	0.053	7910	0.17	21.2	Quartz vein with 5–8% stibnite as disseminations; vein is 6 inches thick
31	08SH16 (08SS235)		‘C’ Zone?	309.5	310.5	1.0	0.00	0.390	1000	0.28	9.6	Quartz vein with abundant arsenopyrite in vein selvages
32	07SH01 07SS06)		‘A’ Zone Main Vein	201.00	202.00	1.0	9.37	0.211	2250	NA	NA	Semi–Massive stibnite with quartz stockwork
33	07SH01 (07SS08–12)		‘B’ Zone	223.50	242.50	19.00	3.24	0.091	3020	NA	NA	Quartz –stibnite vein stockwork zone in four distinct zones.
34	Including (07SS10)		‘B’ Zone	237.40	242.50	6.00	8.81	0.191	1250	NA	NA	Two main stibnite– quartz stockwork; each 18 inches thick
35	Including (267392)		‘B’ Zone	238.40	238.90	0.50	28.69	0.023	NA	NA	NA	Massive stibnite in core
36	Trench (W399)		‘A’ Zone Main Vein	NA	NA	1.20	50.63	0.240	NA	NA	NA	Furthest trench sample on surface
37	07SH18 (07SS194–97; SR378–79)		‘West’ Zone	46.5	53.5	7.0	1.24	0.029	325	NA	NA	Stibnite bearing stockwork zone; core contains stibnite lenses
38	Including (07SR379)		‘West’ Zone	52.7	53.5	0.8	7.94	0.058	160	NA	NA	Stibnite bearing stockwork zone; core
39	08SH16 (08SS228)		‘West’ Zone	156.0	157.0	1.0	0.93	0.090	9340	0.37	12.8	Quartz carbonate vein with stibnite grains and arsenopyrite
40	08SH16 (08SS229)		‘A’ Zone	197.0	198.0	1.0	1.11	0.020	2370	0.28	13.7	Disseminated stibnite in 6 inch quartz vein
41	08SH32 (08SS375–379)		‘West’ Zone	171.5	177.5	6.0	6.23	0.085	See below	See below	See below	Wide zone (true width=3.2 feet) of quartz–stibnite– carbonate veinlet zone.
42	Including (08SS375–376)		‘A’ Zone	171.5	172.8	1.6	14.63	0.110	See below	See below	See below	Wide zone of quartz– stibnite veins
43	Including (08SS375)		‘A’ Zone	171.5	172.0	0.5	21.24	0.180	578	1.57	5.1	Semi–massive stibnite vein zone

Sample Control #	Drill Hole # (Assay Intervals)	Underground or Surface Channels	Stibnite Target Vein Zone	From (feet)	To (feet)	Width (feet)	Sb (%)	Au (oz/t)	As (ppm)	Hg (ppm)	Pb (ppm)	Brief Description
44	Including (08SS379)		‘A’ Zone hanging wall	176.0	177.5	1.5	12.62	0.060	337	0.46	5.1	Three flecks of gold noted during logging not reflected in assay results
45	08SH32 (08SS380)		‘A’ Zone hanging wall	177.5	179.5	2.0	0.04	0.010	320	0.26	46.7	Visual by QP: 20% stibnite and 80% quartz; true thickness=0.95 feet; Sb2S3 not reflected in assays
46	08SH32 (08SS385)		‘A’ Zone Hanging Wall	186.5	188.0	1.5	1.22	0.275	1490	0.21	10.3	Quartz carbonate vein with stibnite grains and trace arsenopyrite
47	08SH32 (08SS292–394		‘B’ Zone	203.7	209.5	5.8	8.20	0.180	>10000 18.2 7600	0.28 7.22 0.26	3.9 0.2 5.6	Wide zone (true thickness=2.9 feet) of stibnite–bearing quartz vein mineralization
48	Including (08SS393)		‘B’ Zone	205.7	206.6	0.9	38.74	1.130	18.2	7.22	0.2	Strong zone of stibnite– quartz mineralization; possibly offset ‘A’ zone
49	08SH32 (08SS396)		‘C’ Zone	212.0	213.5	1.5	0.09	0.030	5250	0.23	13.5	5% percent Sb2S3 in large quartz stock work
50	08SH33 (08SS411)		‘West ’ Zone?	162.0	167.0	5.0	2.70	0.040	2140	0.59	23.9	Wide stockwork vein zone contains disseminated Sb2S3
51	08SH33 (08SS426–427)		‘A’ Zone	242.0	243.2	1.2	14.74	0.030	68.5	0.29	1.2	Wide zone (true thickness=1.2 feet) of stibnite–quartz mineralization
52	Including (08SS426)		‘A’ Zone	242.0	242.6	0.6	19.68	0.040	68.5	0.29	1.2	Disseminated to locally massive stibnite in quartz vein zone
53		203789	‘A’ Zone	166.20	167.70	1.50	22.49	0.556	NA	NA	NA	Semi–massive stibnite
54	08SH13 (08SS177)		Zone not designated	17.8	18.3	0.5	13.16	0.025	20.4	2.1	<0.2	Quartz–stibnite zone with locally 50% Sb2S3
55	08SH13 (08SS179)		‘West’ Zone?	121.3	126.7	5.4	1.99	0.138	>10000	0.31	11.8	Significant wide zone (true thickness=3.4 feet) with Sb+Au
56	08SH13 (08SS182)		‘A’ Zone	187.5	188.8	1.3	22.15	0.061	308	0.17	1.3	Thick quartz–stibnite zone with massive stibnite lense
57	08SH13 (08SS184–85)		‘B’ Zone	208.4	212.2	3.8	6.21	0.061	2050 4410	0.53 0.19	14.0 18.4	Wide zone of stockwork stibnite–quartz vein

Sample Control #	Drill Hole # (Assay Intervals)	Underground or Surface Channels	Stibnite Target Vein Zone	From (feet)	To (feet)	Width (feet)	Sb (%)	Au (oz/t)	As (ppm)	Hg (ppm)	Pb (ppm)	Brief Description
58	Including (08SS184)		‘B’ Zone	208.4	209.9	1.5	6.97	0.26	2050	0.53	14.0	Stibnite lobes in wide
59	08SH13 (08SS188)		‘C’ Zone	250.6	252.6	2.0	0.07	0.050	5760	0.12	24.5	Quartz carbonate veins (3) with isolated stibnite grains
60		203405	‘West’ Zone	138.0	139.5	1.5	41.20	0.110	NA	NA	NA	Semi–massive stibnite in quartz gangue
61		203789	‘West’ Zone	40.5	42.0	1.5	22.48	0.556	4152	NA	141	In wall of connecting drift; true thickness
62		203808	A Zone	172.0	173.50	1.50	43.64	1.19	52	NA	<0.2	Nearly massive stibnite with quartz
63		WBUG3 S1	‘A’ Zone	172.9	173.32	0.42	52.10	0.676	0.5	NA	1.1	Massive stibnite core
64		WBUG3 S2	‘A’ Zone	172.9	173.32	0.42	58.89	0.329	<0.1	NA	0.5	Massive stibnite core
65		WBUGG3 S3	‘A’ Zone	172.9	173.32	0.42	60.90	0.031	3010	NA	18.2	Massive stibnite core
66		WBUGG3 S4	‘A’ Zone	172.9	173.32	0.42	55.71	0.451	1.3	NA	0.4	Massive stibnite core
67		WBUGG3 S5	‘A’ Zone	172.9	173.32	0.42	11.10	0.444	2520	NA	4.5	Massive stibnite core
68		WBUG8– S2	‘A’ Zone	182.9	183.32	0.42	58.76	0.145	0.7	NA	0.2	Massive stibnite core
69		203802	‘A’ Zone	114.0	116.50	2.50	37.78	0.076	68	NA	<0.2	‘A’ Zone in south drift
70		203810	‘B’ Zone	183.0	183.5	0.5	41.0	0.696	66	NA	<0.2	Nearly massive stibnite with quartz gangue; south drift
71		203791	‘B’ Zone	199.1	200.35	0.50	39.73	0.362	1163	NA	<0.2	Nearly massive stibnite with hanging wall; north drift
72		WBUGG8 S1	‘A’ Zone	NA	NA	0.42	57.52	0.359	1	NA	<0.2	Massive stibnite
73		WBUG5 S2	‘B’ Zone	199.8	200.22	0.42	50.04	1.040	0.7	NA	<0.2	Massive stibnite in vein core
74		WBUG8 S3	‘B’ Zone	NA	NA	0.42	58.02	0.696	2.5	NA	<0.2	Massive stibnite core
75		203795	‘A’ Zone	40.00	41.50	1.50	40.35	0.357	52	NA	<0.2	Semi–Massive stibnite– quartz vein
76		203488	‘B’ Zone	122.00	123.2.0	0.65	18.05	0.039	NA	NA	NA	Semi–Massive stibnite– quartz vein
77		WBUG9 S1	‘B’ Zone	124.00	124.42	0.42	33.92	0.084	18.8	NA	<0.2	Semi–Massive stibnite– quartz vein
78		WBUGG9 S2	‘B’ Zone	NA	NA	0.42	17.34	0.130	459	NA	0.4	Semi–Massive stibnite
79		WBUGG5 S3	‘C’ Zone?	NA	NA	0.42	13.38	0.031	2530	NA	3.8	Semi–Massive stibnite
80		WBUGG9 S4	‘B’ Zone	NA	NA	0.50	7.34	0.513	5590	NA	2.3	Semi–massive stibnite
81		203804	B Zone Vein	218.0	218.45	0.45	56.88	0.033	NA	NA	NA	Massive stibnite vein
82		203450	A Zone	68.00	69.50	1.50	57.02	0.012	NA	NA	NA	Massive Stibnite vein
83		203409	B Zone Vein	172.00	172.45	0.45	51.41	0.372	NA	NA	NA	Massive Stibnite

Sample Control #	Drill Hole # (Assay Intervals)	Underground or Surface Channels	Stibnite Target Vein Zone	From (feet)	To (feet)	Width (feet)	Sb (%)	Au (oz/t)	As (ppm)	Hg (ppm)	Pb (ppm)	Brief Description
84		Trench J	A Zone Main Vein on Surface	151.0	159.2	8.2	30.30	0.14	NA	NA	NA	Semi–massive stibnite
85		Trench J	A Zone Main Vein on Surface	159.2	167.4	8.2	1.72	0.22	NA	NA	NA	Disseminated stibnite
86		Trench J	Surface B Zone	167.4	175.6	8.2	11.70	0.037	NA	NA	NA	Semi–massive stibnite
87		267397	Main Vein; surface	171.4	172.25	0.85	36.51	0.793	67	NA	275	Massive Stibnite
88		Trench J	Surface B Zone	175.6	183.8	8.2	29.30	0.120	NA	NA	NA	Semi–massive stibnite
89		Trench J	Zone between A and B Veins	183.80	192.00	8.2	2.56	0.016	NA	NA	NA	Disseminated stibnite
90		Trench J	‘B’ Zone	192.00	201.80	9.8	14.05	0.016	NA	NA	NA	Semi–massive stibnite
91		Trench J	West Vein on Surface	35.0	43.2	8.2	1.70	0.04	NA	NA	NA	West Vein as seen in 2008 drill hole; Mainly quartz with stibnite clots
92	08SH18 (08SS250)		Interpreted ‘West’ Vein	276.0	277.0	1.0	0.01	0.037	NA	NA	NA	Arsenopyrite–rich quartz vein about 1.3 feet thick; half assayed
93	08SH18 (08SS255		‘A’ Zone	315.0	316.8	1.8	27.65	2.88	27.1	3.21	0.5	High grade quartz– stibnite vein with visible Au; high Au assay
94		WBUG1–S2	‘A’ Zone	138.80	139.22	0.42	64.34	0.030	NA	NA	NA	Massive stibnite near hanging wall South drift
95	07SH15 (07SS170)		‘West’ Zone	24.0	24.5	0.5	5.46	0.003	117	268	11.2	Disseminated stibnite in quartz
96	07SH15 (07SS175)		‘A’ Zone	197.3	197.7	0.5	11.30	0.043	912	NA	3.6	Disseminated stibnite; contains about 5 inches of massive stibnite
97	07SH15 (07SR217–220)		‘B’ Zone	242.00	247.80	5.80	3.45	0.060	982	NA	5.5	Quartz stibnite stockwork vein zone; three individual veins;
98	Including (07SS179)		‘B’ Zone	245.3	245.8	0.60	34.51	0.554	138	NA	3.1	Semi–Massive stibnite with quartz gangue
99	07SH15 (07SS180)		‘C’ Zone	253.3	253.8	0.5	9.69	0.056	922	NA	2.0	Disseminated stibnite in quartz
100	08SH12B (08SS166)		‘West’ Zone	180.4	180.9	0.5	6.94	0.050	1060	0.36	0.3	Quartz vein 8 inches thick with stibnite

Sample Control #	Drill Hole # (Assay Intervals)	Underground or Surface Channels	Stibnite Target Vein Zone	From (feet)	To (feet)	Width (feet)	Sb (%)	Au (oz/t)	As (ppm)	Hg (ppm)	Pb (ppm)	Brief Description
101	08SH12B (08SS168)		‘A’ Zone	204.1	205.0	0.9	7.05	0.050	1345	0.35	1.5	Stibnite–bearing quartz vein
102	08SH12B (08SS170)		‘A’ Zone hanging wall	208.1	209.0	0.9	20.97	0.220	10.8	0.47	<0.2	Semi–massive stibnite vein with euhedral quartz gangue
103	08SH12B (08SS173)		‘B’ Zone	236.3	236.8	0.5	0.40	0.030	2930	0.19	69.1	Thin, 3 inch thick quartz vein with stibnite grains
104	08SH12B (08SS175)		‘C’ Zone	250.0	251.7	1.7	0.01	0.040	2720	0.31	10.4	Quartz veon zone (true thickness=1.2 feet) trace stibnite.
105	08SH12B (08SS176)		‘West Zone’ ?	179.8	180.4	0.6	0.01	0.029	4130	0.13	2.3	Veinlet zone in footwall of ‘West Zone’ contains disseminated arsenopyrite and trace stibnite
106	07SH14 (07SS157– 159;SR117)		‘West’ Zone	161.6	172.0	10.4	4.99	0.056	2470	NA	NA	Stibnite stockwork vein zone
107	Including (07SS159)		‘West’ Zone	166.2	167.6	1.4	29.23	0.224	201	NA	NA	Semi–Massive stibnite lense
108	07SH14 (07SS166)		‘A’ Zone	208.6	209.6	1.0	6.42	0.242	7000	NA	NA	Stibnite stockwork vein zone
109	Including (267394)		‘A’ Zone	209.0	209.15	0.15	51.42	1.61	1100	NA	NA	Thin massive stibnite lense
110	07SH14 (07SS168)		‘B’ Zone	240.0	240.5	0.5	8.81	0.16	621	NA	NA	Thin stibnite stockwork vein zone
111	08SH11 (08SS155)		‘West’ Zone	184.7	185.4	0.9	3.55	0.073	2670	0.17	2.4	Stibnite bearing quartz vein about 5 inches thick
112	08SH11 (08SS156–158)		‘A’ Zone	193.0	197.0	4.0	8.12	0.184	6700 1710 389	0.22 0.21 0.13	7.5 3.7 0.7	Stibnite bearing quartz vein about 1.7ifeet thick
113	Including (08SS157)		Footwall of ‘A’ Zone	193.6	194.5	0.9	10.02	0.120	1710	0.21	3.7	Footwall zone of ‘A’ Vein is part of system below, separated by 1.0 feet of wall rock. Abundant AsPy
114	Including (08SS158)		‘A’ Zone	196.2	197.0	0.8	10.36	0.330	389	0.13	0.7	Main ‘A’ zone characterized by sheared fine–grained stibnite (QP)

Sample Control #	Drill Hole # (Assay Intervals)	Underground or Surface Channels	Stibnite Target Vein Zone	From (feet)	To (feet)	Width (feet)	Sb (%)	Au (oz/t)	As (ppm)	Hg (ppm)	Pb (ppm)	Brief Description
115	08SH11 (08SS159)		‘B’ Zone	225.3	226.1	0.8	11.20	0.700	984	2.01	1.6	Quartz–stibnite zone with 2.0 inch massive stibnite vein; As sulfides abundant in margins
116	08SH11 (08SS160)		‘C’ Zone?	275.8	276.8	1.0	11.36	0.040	7790	0.11	6.5	Quartz–stibnite vein with 25% stibnite.
117	07SH13 (07SS140)		‘West’ Vein	38.5	39.3	0.8	2.34	0.074	>10000	NA	7.8	Thin quartz stibnite vein 3 inches thick
118	07SH13 (07SS144)		‘A’ Zone	133.0	134.5	1.5	0.054	0.230	3740	NA	4.2	True thickness of quartz vein is 0.9 feet with stibnite veins
119	07SH13 (07SS146–48)		‘B’ Zone	196.0	200.0	4.0	3.37	0.04	1315 7170 172	NA	5.0	Stibnite bearing stockwork zone; core contains stibnite zones
120	Including (07SS146)		‘B’ Zone	196.0	196.5	0.5	7.79	0.031	1315	NA	19.6	Stibnite bearing stockwork zone; core contains stibnite zones
121	Including (07SS148)		‘B’ Zone	199.5	200.0	0.5	19.09	0.100	172	NA	<0.2	Stibnite bearing stockwork
122	08SH22 (08SS308)		‘West’ Zone	204.5	205.5	1.0	0.72	0.016	2100	0.07	14.6	Stockwork vein with stibnite xtals
123	08SH22 (08SS309)		‘West’ Zone	215.0	222.0	7.0	0.46	0.017	636	0.09	10.0	Thick zone of quartz vein stockwork with six vein zones
124	08SH22 (08SS312–313)		‘A’ Zone	226.0	227.5	1.5	13.10	0.080	1705	0.12	1.4	Quartz–stibnite mineralization true thickness=1.2 feet
125	Including (08SS313)		‘A’ Zone	227.0	227.5	0.5	18.97	0.120	1110	0.14	0.6	Semi–massive stibnite core of vein
126	08SH22 (08SS318)		‘B’ Zone	252.8	253.3	0.5	0.02	0.140	>10000	0.18	20.8	Quartz–carbonate vein zone with AsPy; trace stibnite.
127	08SH24 (08SS333)		‘West’ Zone	99.0	100.0	1.0	19.58	0.090	703	1.73	5.7	Quartz stibnite zone; 75 degrees steep SE
128	08SH24 (08SS335)		‘A’ Zone	118.7	119.4	0.7	11.05	0.060	1285	0.85	11.8	Quartz–stibnite zone with massive stibnite lenses 2.5 inches thick
129	08SH24 (08SS341–342)		‘B’ Zone	204.1	205.5	1.4	15.13	0.250	>10000	0.32	8.9	Thick zone of quartz– stibnite mineralization; vertical true thickness=1.0 feet

Sample Control #	Drill Hole # (Assay Intervals)	Underground or Surface Channels	Stibnite Target Vein Zone	From (feet)	To (feet)	Width (feet)	Sb (%)	Au (oz/t)	As (ppm)	Hg (ppm)	Pb (ppm)	Brief Description
130	Including (08SS342)		‘B’ Zone	204.9	205.5	0.6	28.72	0.340	37.3	0.68	0.3	Semi–massive stibnite vein about 4 inches thick
131	08SH24 (08SS343)		‘C’ Zone	265.0	267.0	2.0	0.064	0.110	>10000	0.15	57.1	Thick quartz vein zone (true thickness=1.1 feet) with stibnite grains.
132	08SH07 (08SS100)		‘West’ Zone	171.5	172.0	0.5	3.95	0.060	4340	0.2	2.1	Quartz–stibnite mineralized vein (3 inches)
133	08SH07 (08SS101)		Zone not designated	175.0	175.5	0.5	3.43	0.011	773	0.2	2.1	Thin quartz vein with stibnite
134	08SH07 (08SS102)		Zone not designated	181.5	182.0	0.5	17.54	0.020	33.8	0.95	2.8	2.0 inch massive stibnite in two veins;
135	08SH07 (08SS104)		‘A’ Zone	185.2	185.7	0.5	11.28	0.020	102	0.9	3.1	2.0 inch massive stibnite in two veins;
136	08SH07 (08SS106)		‘A’ Zone Hanging Wall	201.0	202.0	1.0	0.03	0.300	>10000	0.29	9.9	Steep quartz–carbonate veins with minor stibnite and arsenopyrite
137	08SH07 (08SS111)		‘B’ Zone	221.0	222.0	0.8	21.10	0.149	378	1.14	0.9	Contains 4.0 inch thick massive stibnite in quartz–stibnite zone 1.0 feet thick (visual estimate by QP)
138	08SH07 (08SS115)		‘C’ Zone?	250.0	250.5	0.5	0.01	0.040	6090	0.2	5.5	Vug–rich quartz vein with AsPy in selvage zones
139	08SH10 (08SS147)		‘West’ Zone	90.2	91.6	1.4	4.39	0.280	5370	0.26	18.8	Thick gold–bearing vein with isolated lenses of stibnite
140	08SH10 (08SS148)		Footwall ‘A’ Zone	104.4	105.1	0.7	4.41	0.050	6200	0.23	21.2	Quartz–carbonate vein with minor stibnite in footwall position of ‘A’ Zone
141	08SH10 (08SS149)		‘A’ Zone	106.3	107.0	0.7	20.36	0.100	512	1.48	4.0	8 inch thick stibnite quartz vein (visual estimate by QP)
142	08SH10 (08SS150)		‘B’ or ‘C’ Zone	188.4	189.2	0.8	25.00	0.120	112.5	1.56	3.6	8 inch thick stibnite– quartz vein with 55% Sb2S3 (visual estimate by QP)

Sample Control #	Drill Hole # (Assay Intervals)	Underground or Surface Channels	Stibnite Target Vein Zone	From (feet)	To (feet)	Width (feet)	Sb (%)	Au (oz/t)	As (ppm)	Hg (ppm)	Pb (ppm)	Brief Description
143	08SH10 (08SS151)		‘C’ Zone?	290.8	291.5	0.7	0.08	0.014	1620	0.16	5.4	Quartz vein 3 inches thick with stibnite grains
144	08SH23 (08SS326)		‘A’ Zone	194.5	195.5	1.0	18.24	0.52	798	0.48	2.9	Quartz–stibnite vein with 8 inches of true vein thickness
145	07SH16 (07SS183–186)		‘A’ Zone	238.1	243.1	5.0	1.79	0.045	1090	NA	3.1	Stibnite bearing stockwork zone; core of massive stibnite zones
146	Including (267396)		A Zone Vein Wall	242.8	243.3	0.5	42.72	0.170	NA	NA	4.2	Massive stibnite in core (QP check sample)
147	07SH16 (07SS186)		‘ B’ Zone	245.3	245.8	0.5	23.24	0.030	42.7	NA	19.9	Semi–massive stibnite zone in larger
148	07SH16 (07SS192)		‘C’ Zone?	366.0	366.5	0.5	0.12	0.035	1510	NA	2.1	Thin quartz vein with stibnite grains
149	08SH20 (08SS285		West of ‘A’ Vein	212.0	217.0	5.0	0.10	0.00	41.2	0.41	18.2	Zone of quartz veinlets with trace stibnite
150	08SH20 (08SS287)		‘A’ Vein?	242.6	243.3	0.7	3.32	0.030	3250	0.11	1.0	Quartz=stibnite vein with 10% Sb2S3
151	08SH20 (08SS291)		‘B’ Vein?	278.8	279.8	1.0	0.01	0.044	4340	0.28	46.3	Quartz–aspy vein zone; no stibnite recognized
152	08SH20 (08SS294)		‘C’ Vein?	329.5	330.0	0.5	0.02	0.062	>10000	0.16	93.3	Quartz aspy vein zone; no stibnite recognized
153	08SH08 (08SS119)		‘West’ Zone	347.9	348.6	0.7	5.77	2.68	>10000	0.54	8.7	4.0 inch wide massive stibnite in phyllitic schist with only minor quartz gangue (visual estimate by QP)
156	08SH08 (08SS122)		Footwall of ‘A’ Zone	375.0	375.5	0.5	34.77	0.610	73.2	8.12	1.1	Massive stibnite lense 7 inches wide (true thickness=5 inches); with 50% quartz (visual estimate by QP)
157	08SH08 (08SS123)		‘A’ Zone	378.4	379.2	0.8	46.02	0.050	39.8	0.42	1.1	Massive stibnite lense 6 inches thick with 50% quartz gangue (visual estimate by QP)
158	08SH08 (08SS124)		Hanging Wall ‘A’ Zone	380.0	381.2	1.2	8.89	0.500	5800	0.4	10.4	Hanging Wall of ‘A’ Zone contains quartz– stibnite stockwork
159	08SH08 (08SS126)		‘B’ Zone	405.2	405.7	0.5	0.03	0.014	3490	0.27	5.8	Weal quartz vein mineralization

Sample Control #	Drill Hole # (Assay Intervals)	Underground or Surface Channels	Stibnite Target Vein Zone	From (feet)	To (feet)	Width (feet)	Sb (%)	Au (oz/t)	As (ppm)	Hg (ppm)	Pb (ppm)	Brief Description
160	08SH19 (08SS275)		‘West’ Zone?	148.5	149.0	0.5	1.76	0.005	84.9	0.48	4.3	Weak quartz stibnite vertical vein
161	08SH19 (08SS281–283)		‘A’ Zone	217.0	219.5	2.5	19.13	0.138	2750 13.1	0.28 4.28	2.3 0.3	Wide zone of stibnite– Quartz stockwork mineralization
162	Including (08SS281)		‘A’ Zone Footwall	217.0	217.5	0.5	22.75	0.030	26.7	0.92	0.3	Two 1.0 inch thick massive stibnite–quartz veins
163	Including (08SS283)		Main ‘A’ Zone	218.5	219.5	1.0	34.61	0.350	13.1	4.28	0.3	Two stibnite + quartz veins with 3 flecks of visible gold (visual estimate by QP)
164	08SH29 (08SS355)		‘A’ Zone	347.0	348.0	1.0	0.02	0.00	146	0.01	32	Quartz–carbonate vein with trace stibnite—Sb not reflected in assay results
165	08SH21 (08SS301)		Footwall to ‘A’ Zone	305.0	305.5	0.5	16.96	0.040	263	0.24	0.5	Stibnite plus quartz euhedral vein; cuts schist vertically
166	08SH21 (08SS302)		Main ’A’ Zone	305.5	307.0	1.5	63.47	0.080	3.1	3.65	<0.2	Massive stibnite 13 inches true thickness— no gangue; most impressive zone observed
167	08SH21 (08SS305)		Hanging Wall to ‘A’ Zone	312.7	313.5	0.7	30.20	0.410	101	8.46	0.2	Quartz–stibnite vein; same pattern as 08SH08
168	08SH21 (08SS306)		‘B’ Zone?	317.0	317.7	0.7	27.10	0.190	72.7	0.54	0.4	Vertical quartz–stibnite vein
169	08SH21 (08SS307)		‘B’ Zone?	317.7	318.7	1.0	4.85	0.020	2150	0.17	13.8	Disseminated zone in hanging wall.
170	08SH25 (08SS346)		‘West’ Zone?	40.8	41.3	0.5	1.07	0.040	>10000	0.3	120	Quartz vein with disseminated stibnite and >3% arsenopyrite
171	08SH25 (08SS351)		‘A’ Zone	374.8	376.5	1.7	43.20	2.86	367	1.81	0.5	11 inch true thickness of massive stibnite with quartz in selvages; sharp boundaries with wall rock; 70 % Sb2S3 and the rest quartz (visual estimate by QP)

Sample Control #	Drill Hole # (Assay Intervals)	Underground or Surface Channels	Stibnite Target Vein Zone	From (feet)	To (feet)	Width (feet)	Sb (%)	Au (oz/t)	As (ppm)	Hg (ppm)	Pb (ppm)	Brief Description
172	08SH25 (08SS352)		Hanging Wall of ‘A’ Zone	376.5	378.5	2.0	4.46	0.140	3080	0.41	7.4	A total of four (4) stibnite–quartz veins each about 1.5 inches thick; with arsenopyrite
173	08SS352		Hanging Wall of ‘A’ Zone	376.5	377.0	0.5	4.45	0.214	5630	0.35	15.6	Gold enriched portion of wider intersection
174	08SH31 (08SS369)		‘West’ Zone	272.0	273.5	1.5	0.010	0.090	>10000	0.09	3.3	Weak quartz vein mineralization with trace stibnite.
175	08SH26 (08SS398)		Footwall of ‘A’ Zone	334.5	335.0	0.5	1.04	0.260	>10000	0.09	3.6	Several quartz–sulfide veins with stibnite veins
176	08SH26 (08SS399)		Interpreted ‘A’ Zone	337.0	337.5	0.5	3.59	0.070	6700	0.14	7.2	Quartz–stibnite vein with about 10% stibnite
177	08SH26 (08SS400)		Hanging Wall ‘A’ Zone	340.5	341.0	0.5	4.91	0.030	3250	0.13	52.7	Quartz–stibnite vein zone with 12–14% Sb2S3
178	08SH26 (08SS403)		‘B’ Zone?	352.0	359.0	7.0	0.01	Trace	82.4	0.04	5.6	Swarm of quartz veins with isolated grains of stibnite.
179	08SH09 (08SS138)		‘A’ Zone	346.4	347.4	1.0	5.85	0.090	3020	0.51	3.1	Quartz–stibnite vein with about 12% Sb2S3; (visual estimate by QP)
180	08SH09 (08SS139)		‘A’ Zone Hanging Wall	350.5	351.2	0.7	0.01	0.084	5890	0.33	2.4	Quartz vein with trace stibnite
181	08SH09 (08SS140)		‘B’ Zone	366.2	366.7	0.5	0.08	0.031	2240	0.17	19.7	Quartz vein with disseminated stibnite (visual estimate by QP)
182	08SH27 (08SS407)		‘A’ Zone ?	346.0	347.0	1.0	0.01	0.010	3860	0.07	36.6	Quartz vein with isolated grains of stibnite and 0.35% arsenic

APPENDIX II Summary of Relevant Sample Data Used in Calculation of Inferred Sb and Au Resources from Pringle Bench That are Described in this Technical Report.

Sample Control #	Drill Hole # (Assay Intervals)	Underground or Surface Channels	Stibnite Target Vein Zone	From (feet)	To (feet)	Width (feet)	Sb (%)	Au (oz/ton)	Brief Description
1		Trench I (07112–07113)	West of ‘West’ Zone	90.2	95.1	4.9	14.64	0.030	0Multiple thin stibnite quartz veins vertical
2		Trench I (0715)	‘West’ Zone	100.6	102.7	2.1	26.23	0.230	Semi–massive stibnite–quartz vein; vertical; true width is 1.8 feet
3		Trench I (07120)	‘A’ Zone	132.2	133.4	1.2	30.03	0.044	Trench exposure shows vertical vein
4		Trench I (0714)	‘B’ Zone	157.4	163.3	5.9	30.35	0.035	Semi–massive stibnite in quartz vein about 1.5 feet thick.
5		Trench I (07129)	‘C’ Zone?	189.6	190.2	0.6	22.92	0.040	Thin, semi–massive stibnite quartz vein steeply dipping
6		Trench I (07159)	East of ‘C’ Zone	428.0	428.2	0.2	48.07	0.020	Massive stibnite near vertical gash vein with <5.0% quartz
7		Trench I (07166)	East of ‘C’ Zone	472.3	472.6	0.3	59.52	0.010	Massive stibnite near vertical gash vein with <5.0% quartz
8		Trench I (07176)	East of ‘C’ Zone	540.2	540.4	0.2	64.76	0.010	Massive stibnite near vertical gash vein with <5.0% quartz
9	07SH08 (07SS71–73)		‘B’ Zone	45.0	46.5	1.5	5.62	0.069	Vertical stibnite–quartz vein
10	Including (07SS71)		‘B’ Zone	45.0	45.5	0.5	12.60	0.140	Vertical stibnite–quartz vein
11	07SH08		West Zone?	147.0	148.0	1.0	0.31	0.052	Disseminated stibnite with arsenopyrite
12	07SH08 (07SS75)		‘A’ Zone	78.25	79.25	1.0	40.80	0.212	Nearly massive stibnite in quartz gangue true thickness =0.8 feet

Sample Control #	Drill Hole # (Assay Intervals)	Underground or Surface Channels	Stibnite Target Vein Zone	From (feet)	To (feet)	Width (feet)	Sb (%)	Au (oz/ton)	Brief Description
13	07SH09 (07SS90)		‘B’ Zone	46.75	47.75	1.0	8.78	0.020	Vertical stibnite–quartz vein; twinned from 07SH08
14	07SH09 (07SS93)		‘A’ Zone	80.0	80.5	0.5	33.51	0.391	Nearly massive stibnite in quartz gangue true thickness =0.5 feet; twinned interval in 07SH08
15	07SH09 (07SS95)		‘West’ Zone ?	86.0	86.5	0.5	10.78	0.044	Disseminated stibnite in quartz
16		Trench M (07M08–07M10)	‘West’ Zone	114.8	116.9	2.1	19.90	0.035	‘West’ Zone of semi–massive stibnite plus quartz; true thickness=0.7 feet
17		Trench M (07M13)	‘A’ Zone	121.4	127.9	6.5	35.11	0.000	Semi–massive stibnite in phyllite gangue zone
18		Trench M (07M17)	‘B’ Zone	127.9	141.0	13.1	1.45	0.020	Continuous chip through Sb– bearing veinlet zone.
19	07SH07 (07SS49)		‘B’ Zone	30.0	31.0	1.0	7.11	0.023	About 12% stibnite in euhedral quartz gangue
20	07SH07 (07SS52)		‘A’ Zone?	65.0	66.0	1.0	14.88	0.338	Interpreted ‘A’ Zone of semi– massive stibnite plus quartz mineralization; true thickness=0.7 feet
21	07SH07 (07SS61)		‘West’ Zone	132.5	133.0	0.5	0.29	0.022	Stibnite in quartz vein
22	07SH06		‘A’ Zone	18.3	19.3	1.0	60.03	<0.005	Massive stibnite lense 6 inches thick
23	07SH06 (07SS44)		‘West Zone’	36.8	37.3	0.5	8.28	0.028	Disseminated stibnite in quartz carbonate vein
24	07SH06 (07SS46)		‘West Zone”	42.0	42.5	0.5	6.88	<0.005	Disseminated stibnite in quartz carbonate vein

Sample Control #	Drill Hole # (Assay Intervals)	Underground or Surface Channels	Stibnite Target Vein Zone	From (feet)	To (feet)	Width (feet)	Sb (%)	Au (oz/ton)	Brief Description
25	07SH02 (07SS15)		‘A’ Zone	39.5	40.5	1.0	19.56	0.020	Quartz–stibnite vein with thermal metamorphic textures (6 inches thick; QP examination)
26	07SH02 (07SS18)		‘West’ Zone	51.5	52.5	1.0	0.21	0.015	Disseminated stibnite in quartz vein; with arsenopyrite
27		Trench ‘D’ (06ST001–002)	‘West’ Zone	67.0	67.5	0.5	27.86	0.090	High angle, semi–massive stibnite veins (3) in schist
28		Trench ‘D’ (06ST030–032)	‘A’ Zone	85.0	86.5	1.5	14.95	0.037	Disseminated stibnite in quartz vein; with arsenopyrite
29	07SH02 (07SS24–25)		Western– most Sb–Au vein	183.5	187.5	4.0	1.05	0.019	Wide zone with vein zone about 2.5 feet in true thickness; stibnite disseminations in quartz
30	Including (07SS24)		Western– most Sb–Au vein	183.5	186.5	3.0	1.70	0.017	Vein zone about 2.0 feet in true thickness; stibnite disseminations in quartz
31	07SH04 (07SS30)		West Zone	108.5	109.0	0.5	6.05	0.004	Disseminated stibnite in thin quartz zone quartz
32	07SH03 (07SS219)		‘A’ Zone?	17.5	18.4	0.9	3.83	0.054	Quartz–stibnite vein with thermal metamorphic textures (6 inches thick; QP examination)
33	07SH03 (07SS220)		West Zone?	34.6	35.1	0.5	0.84	0.005	Disseminated stibnite in thin quartz zone quartz
34		Trench F (06ST061)	West of ‘West’ Zone	200.0	200.3	0.3	20.18	0.748	Steep, stibnite–quartz vein
35		Trench F (06ST063)	‘West’ Zone	315.0	315.3	0.3	8.43	0.090	Steep, stibnite–quartz vein

Sample Control #	Drill Hole # (Assay Intervals)	Underground or Surface Channels	Stibnite Target Vein Zone	From (feet)	To (feet)	Width (feet)	Sb (%)	Au (oz/ton)	Brief Description
36		Trench F (06ST066)	‘A’ Zone	350.0	350.3	0.3	17.42	0.120	Quartz–stibnite vein with thermal metamorphic textures (6 inches thick; QP examination)
37		Trench F (06ST071)	East of ‘C’ Zone	435.0	435.3	0.3	46.33	0.040	Thin stibnite vein in schist
38	06SH01 (06SH153)		‘A’ Zone	275.0	280.0	5.0	2.50	0.050	RC Program with stibnite– quartz zone identified.
39	06SH01 (06SH150)		‘B’ Zone	250.0	255.0	5.0	0.93	0.030	Disseminated stibnite in thin quartz zone quartz

Appendix III  Claim Update Summary, Nolan Creek Area

2008-2009 Evidence of Maintenance Fees Paid for Federal Mining Claims
Nolan Gold Project

Attachment No. 1

BLM FF#	Claim Name	Quarter Section	Section	Township	Range	Meridian
42437	Mary's Bench	SW	27	31N	12W	Fairbanks
42438	Hillside Bench	SW,SE	27,28	31N	12W	Fairbanks
42439	Highland Bench	SW	27	31N	12W	Fairbanks
42440	No. 3 Below Discovery	NE,SE	28	31N	12W	Fairbanks
42441	A & O Fraction	NW,NE	28,27	31N	12W	Fairbanks
42442	Ogden Bench	SW,SE,NW,NE	27,28,33,34	31N	12W	Fairbanks
42443	Kancol (Eureka) Bench	SW	28	31N	12W	Fairbanks
46175	Workman Bench	NE	33	31N	12W	Fairbanks
55283	Bench Claim No. 1	NE,NW	27	31N	12W	Fairbanks
55284	Bench Claim No. 2	NW, NE	27	31N	12W	Fairbanks
55285	Bench Claim No. 3	NW,NE	27	31N	12W	Fairbanks
55286	Bench Claim No. 4	NE,NW	27	31N	12W	Fairbanks
55287	Bench Claim No. 5	NW,NE,SW	27	31N	12W	Fairbanks
55288	Bench Claim No. 6	NE	27	31N	12W	Fairbanks
57165	Claim #3 Above Discovery	SW	23	29N	12W	Fairbanks
57166	Claim #4 Above Discovery	SE,SW,NE	24,25	29N	12W	Fairbanks
57168	Clara Discovery	NW	10	28N	12W	Fairbanks
57172	Claim #4 Above Discovery	SW	2	28N	12W	Fairbanks
57173	Claim #5 Above Discovery	SW	2	28N	12W	Fairbanks
57174	Claim #6 Above Discovery	SW	2	28N	12W	Fairbanks
57175	Claim #7 Above Discovery	SE	2	28N	12W	Fairbanks
57177	Smith Creek Fraction #1	NW	34	31N	12W	Fairbanks
57178	Smith Creek #2 Above Discov	NW	34	31N	12W	Fairbanks
57179	Smith Creek #3 Above Discov	NW	34	31N	12W	Fairbanks
57180	Smith Creek #4 Above Discov	NE	34	31N	12W	Fairbanks
57181	Smith Creek #5 Above Discov	NE,SE,SW	34,35	31N	12W	Fairbanks
57182	Smith Creek #6 Above Discov	SW	35	31N	12W	Fairbanks
57183	Smith Creek #7 Above Discov	NW,NE,SW,SE	35	31N	12W	Fairbanks
57184	Smith Creek #8 Above Discov	NE	35	31N	12W	Fairbanks
57185	Left Bench Limit 1	NW	34	31N	12W	Fairbanks
57186	Left Bench Limit 2	SW,NW	34	31N	12W	Fairbanks
57717	Bench Claim No. 7	NE,SE	27	31N	12W	Fairbanks
57718	Bench Claim No. 8	NE	27	31N	12W	Fairbanks
58592	Fraction Adjacent to Gold	NW	34	31N	12W	Fairbanks
58593	Wooll Fraction off Ogden	SE	28	31N	12W	Fairbanks
58594	#1A On Smith Creek	NE	33	31N	12W	Fairbanks
58595	No. 5 Below Discovery	NE,SE	33,28	31N	12W	Fairbanks
58596	Gold Bench	SE,NE	28,33	31N	12W	Fairbanks
58597	Fraction Adjacent to #1A	NE	33	31N	12W	Fairbanks
58973	Discovery Claim on Thom	NE	27	31N	12W	Fairbanks
58974	No. 1 Above Discovery or	NE	27	31N	12W	Fairbanks
58975	No. 2 Above Discovery or	NE	27	31N	12W	Fairbanks
58976	No. 3 Above Discovery or	NE	27	31N	12W	Fairbanks
58977	L & L Bench Claim (a.k.a.	SW	23	31N	12W	Fairbanks
58978	Rough Gold Bench Claim	SW	23	31N	12W	Fairbanks
61722	Moose	SE,SW,NE,NW	28,33	1N	2W	Fairbanks
62016	Nolan Creek No. 6 Below	NW	33	31N	12W	Fairbanks

Page 1 of 12

" VOR 07/31/08 PM12:04

2008-2009 Evidence of Maintenance Fees Paid for Federal Mining Claims
Nolan Gold Project

Attachment No. 1

BLM FF#	Claim Name	Quarter Section	Section	Township	Range	Meridian
62017	No. 7 Below Discovery	SW	33	31N	12W	Fairbanks
62018	No. 1 Fay Creek	NE	27	31N	12W	Fairbanks
62019	No. 2 Fay Creek	NE	27	31N	12W	Fairbanks
62021	No. 3 Fay Creek	NW	26	31N	12W	Fairbanks
62022	Discovery Nolan Creek	NW	27	31N	12W	Fairbanks
62024	No. 1 Below Discovery	NW	27	31N	12W	Fairbanks
62025	No. 2 Below Discovery	NW	27	31N	12W	Fairbanks
62026	No. 4 Below Discovery	SE	28	31N	12W	Fairbanks
62027	Workman Bench Extensic	NW	33	31N	12W	Fairbanks
62028	No. 1 & 2 Archibald Assoc	SW	27	31N	12W	Fairbanks
62029	No. 3 Archibald Assoc.	SE	27	31N	12W	Fairbanks
65971	P & L Claim #7	SW,SE,NE	22	31N	12W	Fairbanks
67661	No. 4 Fay Creek	NW	26	31N	12W	Fairbanks
67664	No. 1 Nutmeg	NW	33	31N	12W	Fairbanks
73143	Nolan 1	SW,SE	23	31N	12W	Fairbanks
73144	Nolan 2	SW	23	31N	12W	Fairbanks
73145	Nolan 3	SW	23	31N	12W	Fairbanks
73146	Nolan 4	SW,NW	23	31N	12W	Fairbanks
73147	Nolan 5	SW,SE	23,24	31N	12W	Fairbanks
73148	Nolan 6	SW,SE	23,24	31N	12W	Fairbanks
73149	Nolan 7	SW,NW	23,26	31N	12W	Fairbanks
73150	Nolan 8	SW,NW	23,26	31N	12W	Fairbanks
73151	Nolan 9	NW,NE	26,27	31N	12W	Fairbanks
73152	Nolan 10	NW,NE	26,27	31N	12W	Fairbanks
73153	Nolan 11	NE,SE	22,27	31N	12W	Fairbanks
73154	Nolan 12	NE,SE	22,27	31N	12W	Fairbanks
73157	Nolan 15	NE	27	31N	12W	Fairbanks
73158	Nolan 16	NE	27	31N	12W	Fairbanks
73159	Nolan 17	SE	27	31N	12W	Fairbanks
73160	Nolan 18	SW,SE	27	31N	12W	Fairbanks
73165	Nolan 23	SW	27	31N	12W	Fairbanks
73166	Nolan 24	SW	27	31N	12W	Fairbanks
73343	Nolan 25	SE,NE	23	31N	12W	Fairbanks
73344	Nolan 26	NE,SE	23	31N	12W	Fairbanks
73345	Nolan 27	NW,NE	23	31N	12W	Fairbanks
73346	Nolan 28	NW	23	31N	12W	Fairbanks
73351	Nolan 33	NE,SE	23,18	31N	12W	Fairbanks
73352	Nolan 34	NE	23	31N	12W	Fairbanks
73353	Nolan 35	NE	23	31N	12W	Fairbanks
80885	Dusty Ray #1	NW,NE	15	31N	12W	Fairbanks
80886	Dusty Ray Bench #2	SW,SE,NE	22	31N	12W	Fairbanks
80887	Dusty Ray Bench #3	SE	22	31N	12W	Fairbanks
81402	Dusty Ray	NE	22	31N	12W	Fairbanks
81403	Dusty Ray #0	SE,NE	15	31N	12W	Fairbanks
81499	P & G 3	NW,NE	34	31N	12W	Fairbanks
81500	P & G 4	NE,NW	35,35	31N	12W	Fairbanks
81501	P & G 5	NW,NE	35	31N	12W	Fairbanks
81502	P & G 6	NW,NE	34	31N	12W	Fairbanks
81503	P & G 7	NE,NW	34,35	31N	12W	Fairbanks
81504	P & G 8	NW,NE	35	31N	12W	Fairbanks
82122	Dusty Ray Bench #4	SE	22	31N	12W	Fairbanks
82123	Dusty Ray Bench #5	SE	22	31N	12W	Fairbanks
84414	Left Bench Limit 7	SE,NE	34	31N	12W	Fairbanks
84415	Left Bench Limit 6	NE	34	31N	12W	Fairbanks
84416	Left Bench Limit 5	NE	34	31N	12W	Fairbanks

BLMPR 07/31/08 PM12:04

2008-2009 Evidence of Maintenance Fees Paid for Federal Mining Claims
Nolan Gold Project

Attachment No. 1

BLM FF#	Claim Name	Quarter Section	Section	Township	Range	Meridian
84417	Left Bench Limit 4	NW	34	31N	12W	Fairbanks
84418	Left Bench Limit 3	NW	34	31N	12W	Fairbanks
90800	Archibald No. 4	SW	27	31N	12W	Fairbanks
90801	Vermont 1	SW	14,23	31N	12W	Fairbanks
90802	Vermont 2	SW	14,23	31N	12W	Fairbanks
90803	Bench 9	NE	33	31N	12W	Fairbanks
90804	Bench 10	SE,SW,NE	28,33	31N	12W	Fairbanks
90805	Bench 11	SW,NW,NE	28,33	31N	12W	Fairbanks
90806	Bench 12	SW,SE	23	31N	12W	Fairbanks
90807	Bench 13	NW,SW,SE,NE	23	31N	12W	Fairbanks
90808	Bench 14	NW,NE,SE	23	31N	12W	Fairbanks
90809	Bench 15	NW,NE,SE	23	31N	12W	Fairbanks
90810	Bench 16	NW	23	31N	12W	Fairbanks
90811	Bench 17	NW	23	31N	12W	Fairbanks
90812	Bench 18	NW	23	31N	12W	Fairbanks
90813	Bench 19	NW,SW	23	31N	12W	Fairbanks
90814	Bench 20	SE,SW	22,23	31N	12W	Fairbanks
90815	Bench 21	SE,SW	22,23	31N	12W	Fairbanks
90816	Bench 22	SE	22	31N	12W	Fairbanks
90817	Bench 23	SE	22	31N	12W	Fairbanks
90818	Bench 24	SE	22	31N	12W	Fairbanks
90819	Bench 25	SW,SE,NE	22,27	31N	12W	Fairbanks
90820	Bench 26	SW,NE,NW	27,33,34	31N	12W	Fairbanks
90821	Bench 27	SW	27	31N	12W	Fairbanks
90822	Bench 28	SW,SE	27	31N	12W	Fairbanks
90823	Bench 29	SW,SE	27	31N	12W	Fairbanks
90824	Bench 30	SE	27	31N	12W	Fairbanks
90825	Bench 31	SE,NE,NW	27,34	31N	12W	Fairbanks
90826	Bench 32	SE,SW,NW	27,34	31N	12W	Fairbanks
90827	Bench 33	SW,NW	27,34	31N	12W	Fairbanks
90828	Bench 34	SW,NW	27,34	31N	12W	Fairbanks
90829	Bench 35	SW	27	31N	12W	Fairbanks
90830	Bench 36	NW	27	31N	12W	Fairbanks
90831	Bench 37	NW	27	31N	12W	Fairbanks
90832	Bench 38	SE,NE	22,27	31N	12W	Fairbanks
90833	Bench 39	SE,SW	22,23	31N	12W	Fairbanks
90834	Bench 40	SW	23	31N	12W	Fairbanks
90835	Bench 41	SE,NE	27,34	31N	12W	Fairbanks
90836	Bench 42	SE	27	31N	12W	Fairbanks
90837	Bench 43	NE,SE	27	31N	12W	Fairbanks
90838	Bench 44	NE,SE	27	31N	12W	Fairbanks
90839	Bench 45	NW,SW,SE,NE	26,27	31N	12W	Fairbanks
90840	Bench 46	NW,SW	26	31N	12W	Fairbanks
90841	Bench 47	NW,NE	26,27	31N	12W	Fairbanks
90842	Bench 48	NW,NE	26,27	31N	12W	Fairbanks
90843	Bench 49	NW,SW	27	31N	12W	Fairbanks
90844	Bench 50	NE,NW	33,34	31N	12W	Fairbanks
90845	Bench 51	NE,SE	33	31N	12W	Fairbanks
90846	Bench 52	SE	33	31N	12W	Fairbanks
90847	Bench 53	NE,SE,SW,NW	33,34	31N	12W	Fairbanks
90848	Bench 54	SE	33	31N	12W	Fairbanks
90849	Bench 55	SW,NW	34	31N	12W	Fairbanks
90850	Bench 56	SE,SW	33,34	31N	12W	Fairbanks
90851	Bench 57	SW	34	31N	12W	Fairbanks
90852	Bench 58	SW	34	31N	12W	Fairbanks

BLMPR 07/31/08

2008-2009 Evidence of Maintenance Fees Paid for Federal Mining Claims
Nolan Gold Project

Attachment No. 1

BLM FF#	Claim Name	Quarter Section	Section	Township	Range	Meridian
90853	Bench 59	NE	33	31N	12W	Fairbanks
90854	Bench 60	NE	33	31N	12W	Fairbanks
90855	Bench 61	NE,SE	33	31N	12W	Fairbanks
90856	Bench 62	SE	33	31N	12W	Fairbanks
90857	Bench 63	NW,SW,SE,NE	33	31N	12W	Fairbanks
90858	Bench 64	SW,SE	33	31N	12W	Fairbanks
90888	Nolan 100	NW	34	31N	12W	Fairbanks
90899	Nolan 111	SE,NE,NW	33,34	31N	12W	Fairbanks
90939	Nolan 151	NE,SE	33	31N	12W	Fairbanks
90940	Nolan 152	NE,SE	33	31N	12W	Fairbanks
91165	Dol-1 Fraction	NE	33	31N	12W	Fairbanks
91166	Dol-2 Fraction	NE	33	31N	12W	Fairbanks
91167	No. 8 Below Discovery	SW	33	31N	12W	Fairbanks
91168	Bench 65	NW	33	31N	12W	Fairbanks
91169	Bench 66	SE	28	31N	12W	Fairbanks
91170	Bench 67	SW	33	31N	12W	Fairbanks
91171	Bench 68	SW,SE	33,32	31N	12W	Fairbanks
91172	Bench 69	SW	33	31N	12W	Fairbanks
91173	Bench 70	SE,SW	33	31N	12W	Fairbanks
91174	Bench 71	SE	33	31N	12W	Fairbanks
91175	Bench 72	SE,NE	33,4	31N;30N	12W	Fairbanks
91176	Bench 73	SE,NE	33;4	31N;30N	12W	Fairbanks
91177	Bench 74	SE,SW,NE	33,34;4	31N;30N	12W	Fairbanks
91178	Bench 75	SW,NW,NE	34;3,4	31;30	12W	Fairbanks
91179	Bench 76	NW,SW	33	31N	12W	Fairbanks
91180	Bench 77	NW,SW	33	31N	12W	Fairbanks
91181	Wise 1	SW,SE	33,32	31N	12W	Fairbanks
91182	Wise 2	SW	33	31N	12W	Fairbanks
91183	Wise 3	SE,SW,NE,NW	33;4	31N;30N	12W	Fairbanks
91184	Wise 4	NE	4	30N	12W	Fairbanks
91185	Wise 5	NW,NE	34	30N	12W	Fairbanks
91186	Wise 6	SE,SW,NW	32,33;4	31N;30N	12W	Fairbanks
91187	Wise 7	SW,NW	33;4	31N;30N	12W	Fairbanks
91188	Wise 8	NW,NE	4	30N	12W	Fairbanks
91189	Wise 9	NE	4	30N	12W	Fairbanks
91190	Wise 10	NE	4	30N	12W	Fairbanks
91194	Nolan 176	SE,NE,NW	27,33,34	31N	12W	Fairbanks
91197	Nolan 179	NE,NW	33,34	31N	12W	Fairbanks
91226	Kancol (Eureka) Bench	SE	28	31N	12W	Fairbanks
92458	Swift #1	SW,NW	25	31N	12W	Fairbanks
92459	Swift #2	SW,NW	25	31N	12W	Fairbanks
92460	Swift #3	SW	25	31N	12W	Fairbanks
92461	Swift #4	SW	25	31N	12W	Fairbanks
92531	Swift #1-A	SW	25	31N	12W	Fairbanks
92532	Swift #2-A	SW	25	31N	12W	Fairbanks
92533	Swift #3-A	SW,SE,NE,NW	25,26,35,36	31N	12W	Fairbanks
92534	Swift #4-A	SW,NE,NW	25,35,36	31N	12W	Fairbanks
92686	Acme 1	SE,NE	28	31N	12W	Fairbanks
92687	Acme 2	NE	28	31N	12W	Fairbanks
92688	Acme 3	SE,NE	28	31N	12W	Fairbanks
94006	SSH1	NE1/4	27	31N	12W	Fairbanks
94007	SSH2	NW1/4, NE1/4, SW1/4, SE1/4	27	31N	12W	Fairbanks
94008	SSH3	SW1/4	27	31N	12W	Fairbanks
94009	SSH4	SW1/4	27	31N	12W	Fairbanks
94010	SSH5	27-SW1/4, 28-SE1/4	27,28	31N	12W	Fairbanks

BLMPR 07-01-08 12:04

Page 1 of 17

2008-2009 Evidence of Maintenance Fees Paid for Federal Mining Claims
Nolan Gold Project

Attachment No. 1

BLM FF#	Claim Name	Quarter Section	Section	Township	Range	Meridian
94011	SSH6	SW1/4	27	31N	12W	Fairbanks
94012	SSH7	NE1/4	33	31N	12W	Fairbanks
94013	SSH8	28-SE1/4, 33-NE1/4	28,33	31N	12W	Fairbanks
94014	SSH9	NE1/4	33	31N	12W	Fairbanks
94015	SSH10	NW1/4, NE1/4, SW1/4, SE1/4	33	31N	12W	Fairbanks
94016	SSH11	SW1/4, SE1/4, NE1/4	33	31N	12W	Fairbanks
94017	SSH12	SE1/4	33	31N	12W	Fairbanks
94018	SSH13	SE1/4	33	31N	12W	Fairbanks
94019	SSH14	33-NE1/4, SE1/4, 34-NW1/4	33,34	31N	12W	Fairbanks
94020	SSH15	33-SE1/4, 34-NW1/4, SW1/4	33,34	31N	12W	Fairbanks
94021	SSH16	NW1/4, SW1/4	34	31N	12W	Fairbanks
94022	SSH17	NW1/4, SW1/5	34	31N	12W	Fairbanks
94023	SSH18	NW1/4, SW1/6	34	31N	12W	Fairbanks
94024	SSH19	NW1/4	31	31N	12W	Fairbanks
94025	SSH20	NW1/4	34	31N	12W	Fairbanks
94026	SSH21	NW1/4, NE1/4	34	31N	12W	Fairbanks
94027	SSH22	NW1/4, NE1/5	34	31N	12W	Fairbanks
94028	SSH23	NE1/4	34	31N	12W	Fairbanks
94029	SSH24	NE1/4	34	31N	12W	Fairbanks
94030	SSH25	27-SW1/4,34-NW1/4	27,34	31N	12W	Fairbanks
94031	SSH26	27-SE1/4, 34-NE1/4	27,34	31N	12W	Fairbanks
94032	SSH27	27-SE1/4, SW1/4, 34-NW1/4, NE1/4	27,34	31N	12W	Fairbanks
94033	SSH28	SE1/4	27	31N	12W	Fairbanks
94034	SSH29	SE1/4	27	31N	12W	Fairbanks
94035	SSH30	26-SW1/4, 27-SE1/4	26.27	31N	12W	Fairbanks
94036	SSH31	SW1/4	26	31N	12W	Fairbanks
94037	SSH32	26-SW1/4, 27-SE1/4	26,27	31N	12W	Fairbanks
94038	SSH33	NW1/4, SW1/4	26	31N	12W	Fairbanks
94039	SSH34	NW1/4	26	31N	12W	Fairbanks
94040	SSH35	NW1/4, SW1/4	26	31N	12W	Fairbanks
94041	SSH36	NW1/4, SW1/4	26	31N	12W	Fairbanks
94246	B. 26 Fraction	SW1/4, SW1/4	27	31N	12W	Fairbanks
94278	Quick Kick II	NE,SE	26,23	31N	12W	Fairbanks
94279	Blitz II	NE,NW	26	31N	12W	Fairbanks
94280	Flag II	NW,NE	26	31N	12W	Fairbanks
94281	Screen II	NW,NE	26	31N	12W	Fairbanks
94282	Option II	NW,NE	26	31N	12W	Fairbanks
94283	Safety II	NW,SW	26	31N	12W	Fairbanks
94284	Touchdown II	SE,SW	23	31N	12W	Fairbanks
94285	Punt II	SE,SW,NE,NW	23,26	31N	12W	Fairbanks
94286	Sideline II	SW,NW	23,26	31N	12W	Fairbanks
94287	Post II	SW,NW	23,26	31N	12W	Fairbanks
94288	Sweep II	NW	26	31N	12W	Fairbanks
94289	Field Goal II	NW,NE	26,27	31N	12W	Fairbanks
94886	Topnotch Bench	NW, SE,SW,NW	33,28,27,34	31N	12W	Fairbanks
94887	Surething Bench	SW,NW,NW	27,33,34	31N	12W	Fairbanks
94888	Never Sweat Bench	NE,NW	33,34	31N	12W	Fairbanks
94889	Daisy Bench	NW	34	31N	12W	Fairbanks
94890	Callion Fraction	NW	34	31N	12W	Fairbanks
94891	D & C Fraction	NW	34	31N	12W	Fairbanks
94892	Smith Creek No 1	NE,NW	33,34	31N	12W	Fairbanks
94893	Nolan 37	NE,SE,NW,SW	23,23,24,24	31N	12W	Fairbanks
94894	Nolan 38	NW,SW,SE	24,24,23	31N	12W	Fairbanks
94895	Nolan 39	SE	24	31N	12W	Fairbanks
94896	Nolan 40	SE	23	31N	12W	Fairbanks

BLHPR 07/31/08

Page 5 of 12

2008-2009 Evidence of Maintenance Fees Paid for Federal Mining Claims
Nolan Gold Project

Attachment No. 1

BLM FF#	Claim Name	Quarter Section	Section	Township	Range	Meridian
94697	Nolan 41	SE,SW,NW	23,23,26	31N	12W	Fairbanks
94698	Nolan 42	SE,NE,NW	23,26,26	31N	12W	Fairbanks
94699	Nolan 43	SW,NW	23,26	31N	12W	Fairbanks
94700	Nolan 44	SW,NW	23,26	31N	12W	Fairbanks
94701	Nolan 70	SE,SW,NW	26,26,26	31N	12W	Fairbanks
94702	Nolan 71	SE,NW	26,36	31N	12W	Fairbanks
94703	Nolan 72	SE,SW	26,26	31N	12W	Fairbanks
94704	Nolan 73	SE,NE	26,35	31N	12W	Fairbanks
94705	Nolan 74	NE,SE	35,26	31N	12W	Fairbanks
94706	Nolan 75	NE,SE	35,26	31N	12W	Fairbanks
94707	Nolan 76	NE	35	31N	12W	Fairbanks
94708	Nolan 77	NE,NW	35,36	31N	12W	Fairbanks
94709	Nolan 78	NW,NE	35,36	31N	12W	Fairbanks
94710	Nolan 79	NW,SW	35,26	31N	12W	Fairbanks
94711	Nolan 80	SW,NW	26,35	31N	12W	Fairbanks
94712	Nolan 81	SW	26	31N	12W	Fairbanks
94713	Nolan 82	SW,SE	26,27	31N	12W	Fairbanks
94714	Nolan 85	SW,NE,SE	26,34,27	31N	12W	Fairbanks
94715	Nolan 86	NE,NW,SW,SE	34,35,26,27	31N	12W	Fairbanks
94716	Nolan 87	NW,NE,SW	35,34,26	31N	12W	Fairbanks
94717	Nolan 88	NW	35	31N	12W	Fairbanks
94718	Nolan 89	NW	35	31N	12W	Fairbanks
94719	Nolan 90	NW	35	31N	12W	Fairbanks
94720	Nolan 91	SW,NW,NE	35,35,35	31N	12W	Fairbanks
94721	Nolan 92	SW	35	31N	12W	Fairbanks
94722	Nolan 93	SW,NW	35,35	31N	12W	Fairbanks
94723	Nolan 94	SW,NW,SE	35,35,34	31N	12W	Fairbanks
94724	Nolan 95	SE,SW,NW,NE	34,35,35,34	31N	12W	Fairbanks
94725	Nolan 96	NE,NW	34,35	31N	12W	Fairbanks
94726	Nolan 97	NE	34	31N	12W	Fairbanks
94727	Nolan 105	NE,SE,SW	34,34,34	31N	12W	Fairbanks
94728	Nolan 106	SE,NE	34,34	31N	12W	Fairbanks
94729	Nolan 107	SE,NE	34,34	31N	12W	Fairbanks
94730	Nolan 108	SE	34	31N	12W	Fairbanks
94731	Nolan 109	SW,SE	35,34	31N	12W	Fairbanks
94732	Nolan 110	SW,SE	35,34	31N	12W	Fairbanks
94733	Nolan 116	SW,SE	34,34	31N	12W	Fairbanks
94734	Nolan 117	SW,SE	34,34	31N	12W	Fairbanks
94735	Nolan 118	SW,SE	34,34	31N	12W	Fairbanks
94736	Nolan 119	NE,SE	3,34	30N,31N	12W	Fairbanks
94737	Nolan 120	NE,SE	3,34	30N,31N	12W	Fairbanks
94738	Nolan 121	NE,SE	3,34	30N,31N	12W	Fairbanks
94739	Nolan 124	SW	35	31N	12W	Fairbanks
94740	Nolan 125	SE,NE,SW,NW	35,35,35,35	31N	12W	Fairbanks
94741	Nolan 126	NE	35	31N	12W	Fairbanks
94742	Nolan 129	SE,NE	35,35	31N	12W	Fairbanks
94743	Nolan 130	SE,NE,SW	35,35,35	31N	12W	Fairbanks
94744	Nolan 131	SE,SW	35,35	31N	12W	Fairbanks
94745	Nolan 135	SE,SW/NW	35,35/2	31N,30N	12W	Fairbanks
94746	Nolan 136	SE	35	31N	12W	Fairbanks
94747	Nolan 137	NW,NE,SE	36,35,35	31N	12W	Fairbanks
94748	Nolan 140	SW,NW,SE,NE	36,36,35,35	31N	12W	Fairbanks
94749	Nolan 141	SE	35	31N	12W	Fairbanks
94750	Nolan 142	SE,SW/NE,NW	35,35/2,2	31N,30N	12W	Fairbanks
94751	Nolan 145	SE/NW,NE	35,2,2	31N,30N	12W	Fairbanks

RI HPR 07/31/08 at 12:04

Page 6 of 17

2008-2009 Evidence of Maintenance Fees Paid for Federal Mining Claims
Nolan Gold Project

Attachment No. 1

BLM FF#	Claim Name	Quarter Section	Section	Township	Range	Meridian
94752	Nolan 146	SE	36	31N	12W	Fairbanks
94753	Nolan 147	SW,SE	36,35	31N	12W	Fairbanks
94754	Nolan 155	SE,SW	33,34	31N	12W	Fairbanks
94755	Nolan 156	SW,SE	34,33	31N	12W	Fairbanks
94756	Nolan 157	SW	34	31N	12W	Fairbanks
94757	Nolan 158	SW,NW	34,3	31N,30N	12W	Fairbanks
94758	Nolan 159	NE,SE,NW,SW	26,26,26,26	31N	12W	Fairbanks
94759	Nolan 160	SW,SE	25,26	31N	12W	Fairbanks
94760	Nolan 161	SW,SE	25,26	31N	12W	Fairbanks
94761	Nolan 162	SW,SE	25,26	31N	12W	Fairbanks
94762	Nolan 168	SE,NE	23,26	31N	12W	Fairbanks
94763	Nolan 169	NE,NW	26,23	31N	12W	Fairbanks
94764	Nolan 170	NE	26	31N	12W	Fairbanks
94765	Nolan 171	NW,NE	25,26	31N	12W	Fairbanks
94766	Nolan 172	SE,SW	23,24	31N	12W	Fairbanks
94767	Nolan 173	SE,NE	26,26	31N	12W	Fairbanks
94768	Nolan 174	SE,SW	26,25	31N	12W	Fairbanks
94769	Nolan 175	NE,NW,SW	26,25,26	31N	12W	Fairbanks
94770	Nolan 176	NW,SW,NE,SE	25,25,26,26	31N	12W	Fairbanks
94771	Nolan 177	SW,NW	25,25	31N	12W	Fairbanks
94772	Nolan 178	SW,NW	25,25	31N	12W	Fairbanks
94773	Nolan 184	SE,SW,NE	23,24,26	31N	12W	Fairbanks
94774	Nolan 185	SW,NW,NE,SE	24,25,26,23	31N	12W	Fairbanks
94775	Nolan 186	NW,NE,SW	25,26,24	31N	12W	Fairbanks
94776	Nolan 187	NW	25	31N	12W	Fairbanks
94777	Nolan 188	NW	25	31N	12W	Fairbanks
94778	Nolan 189	NW	25	31N	12W	Fairbanks
94779	Nolan 190	NW,NE,SW	25,25,25	31N	12W	Fairbanks
94780	Nolan 196	SW,SE	24,23	31N	12W	Fairbanks
94781	Nolan 197	SW	24	31N	12W	Fairbanks
94782	Nolan 198	SW	24	31N	12W	Fairbanks
94783	Nolan 199	SW,NW	24,25	31N	12W	Fairbanks
94784	Nolan 200	NW,SW,SE	25,24,24	31N	12W	Fairbanks
94785	Nolan 201	NE,NW,SE,SW	25,25,24,24	31N	12W	Fairbanks
94786	Nolan 202	NE,NW	25,25	31N	12W	Fairbanks
94787	Nolan 203	NE	25	31N	12W	Fairbanks
94788	Nolan 209	SW,NW	24,24	31N	12W	Fairbanks
94789	Nolan 210	SE,SW,NW	24,24,24	31N	12W	Fairbanks
94790	Nolan 211	SE,SW	24,24	31N	12W	Fairbanks
94791	Nolan 212	SE,SW	24,24	31N	12W	Fairbanks
94792	Nolan 213	SE	24	31N	12W	Fairbanks
94793	Nolan 214	SE,NE	24,25	31N	12W	Fairbanks
94794	Nolan 215	SE,NE	24,25	31N	12W	Fairbanks
94795	Nolan 221	NE,NW	24,24	31N	12W	Fairbanks
94796	Nolan 222	NE,SE	24,24	31N	12W	Fairbanks
94797	Nolan 223	SE,NE	24,24	31N	12W	Fairbanks
94798	Nolan 250	NW,SW	3,34	30N,31N	12W	Fairbanks
94799	Nolan 251	NW,NE,SE,SW	3,3/34,34	30N,31N	12W	Fairbanks
94800	Nolan 252	NE,NW	3,3	30N	12W	Fairbanks
94801	Nolan 253	NE,NW	3,3	30N	12W	Fairbanks
94802	Nolan 254	NE,SE	2,35	30N,31N	12W	Fairbanks
94803	Nolan 255	NE,SE,SW	2/35,36	30N,31N	12W	Fairbanks
94804	Nolan 256	SE,SW	35,36	31N	12W	Fairbanks
94805	SSH 37	SW,NW	26,26	31N	12W	Fairbanks
94806	SSH 38	NE,NW	26,26	31N	12W	Fairbanks

BLMPR 07/31/08 12:04

Page 7 of 10

2008-2009 Evidence of Maintenance Fees Paid for Federal Mining Claims
Nolan Gold Project

Attachment No. 1

BLM FF#	Claim Name	Quarter Section	Section	Township	Range	Meridian
94807	SSH 39	NE,NW	26,26	31N	12W	Fairbanks
94816	Nolan 36	NE,SW	23	31N	12W	Fairbanks
94834	Nolan 122	NE,NW	3,2	30N	12W	Fairbanks
94835	Nolan 123	SW,NW	35,2	31N,30N	12W	Fairbanks
94836	Nolan 127	NW,NE	36,35	31N	12W	Fairbanks
94837	Nolan 128	NW,NE	36,35	31N	12W	Fairbanks
94838	Nolan 132	SW,NW	35,2	31N,30N	12W	Fairbanks
94839	Nolan 133	SW,NE	2,3	30N	12W	Fairbanks
94840	Nolan 134	NW,SW	2,35	30N,31N	12W	Fairbanks
94841	Nolan 138	NW,NE	36,35	31N	12W	Fairbanks
94842	Nolan 139	NW	36	31N	12W	Fairbanks
94843	Nolan 143	NW	2	30N	12W	Fairbanks
94844	Nolan 144	NE,NW	2,2	30N	12W	Fairbanks
94845	Nolan 148	NW,SW	36,36	31N	12W	Fairbanks
94846	Nolan 163	SW,NW	25,36	31N	12W	Fairbanks
94847	Nolan 164	SW,NW	25,36	31N	12W	Fairbanks
94848	Nolan 165	NW,SW	36,25	31N	12W	Fairbanks
94849	Nolan 166	NW,NE	36,36	31N	12W	Fairbanks
94850	Nolan 167	NW,NE	36,36	31N	12W	Fairbanks
94851	Nolan 179	SW	25	31N	12W	Fairbanks
94852	Nolan 180	SW	25	31N	12W	Fairbanks
94853	Nolan 181	SE,SW,NW	25,25,36	31N	12W	Fairbanks
94854	Nolan 182	SE,NE,NW	25,36,36	31N	12W	Fairbanks
94855	Nolan 183	SE,NE	25,36	31N	12W	Fairbanks
94856	Nolan 191	NE,SE,SW	25,25,25	31N	12W	Fairbanks
94857	Nolan 192	NE,SE,SW	25,25,25	31N	12W	Fairbanks
94858	Nolan 193	SE	25	31N	12W	Fairbanks
94859	Nolan 194	SE	25	31N	12W	Fairbanks
94860	Nolan 195	SE	25	31N	12W	Fairbanks
94861	Nolan 204	NE	25	31N	12W	Fairbanks
94862	Nolan 205	NE	25	31N	12W	Fairbanks
94863	Nolan 206	NE,SE,NW,SW	25,25,30,30	31N	12W,12W,11W,11W	Fairbanks
94864	Nolan 207	SE,NW,SW	25,30,30	31N	12W,11W,11W	Fairbanks
94865	Nolan 208	SW,SE	30,25	31N	11W,12W	Fairbanks
94866	Nolan 257	SE	33	31N	12W	Fairbanks
94867	Nolan 258	SE,NE	33,4	31N,30N	12W	Fairbanks
94868	Nolan 259	SE,NE	33,4	31N,30N	12W	Fairbanks
94869	Nolan 260	SE,SW,NE,NW	33,34,4,3	31N,31N,30N,30N	12W	Fairbanks
94870	Nolan 261	NW,NE	3,4	30N	12W	Fairbanks
94871	Nolan 262	NW,NE	3,4	30N	12W	Fairbanks
94872	Nolan 263	NW	3	30N	12W	Fairbanks
94873	Nolan 264	NW,SW	3,3	30N	12W	Fairbanks
94874	Nolan 265	NE,NW,SW	3,3,3	30N	12W	Fairbanks
94875	Nolan 266	NE	3	30N	12W	Fairbanks
94876	Nolan 267	NE,SE	3,3	30N	12W	Fairbanks
94877	Nolan 268	NE,SE	3,3	30N	12W	Fairbanks
94878	Nolan 269	SE,NE,SW,NW	3,3,2,2,	30N	12W	Fairbanks
94879	Nolan 270	SE,SW	3,2	30N	12W	Fairbanks
94880	Nolan 271	SW,SE	2,3	30N	12W	Fairbanks
94881	Nolan 272	SW	2	30N	12W	Fairbanks
94882	Nolan 273	SW,NW	2,11	30N	12W	Fairbanks
94883	Nolan 274	SW,NW	2,11	30N	12W	Fairbanks
94884	Nolan 275	NE,SW,NE,NW	2,2,11,11	30N	12W	Fairbanks
94885	Nolan 276	SE	2	30N	12W	Fairbanks
94886	Nolan 277	SE,SW,NE,NW	2,2,11,11	30N	12W	Fairbanks

BLMFR 07/31/08 PM12:04

Page 8 of 17

2008-2009 Evidence of Maintenance Fees Paid for Federal Mining Claims
Nolan Gold Project

Attachment No. 1

BLM FF#	Claim Name	Quarter Section	Section	Township	Range	Meridian
94887	Nolan 278	SE,SW,NW	2,2,11	30N	12W	Fairbanks
94888	Nolan 279	NE,SW,NW	2,2,2	30N	12W	Fairbanks
94889	Nolan 280	NW,SW	2,2	30N	12W	Fairbanks
94890	Nolan 281	NW,SW	2,2	30N	12W	Fairbanks
94891	Nolan 282	NW	2	30N	12W	Fairbanks
94892	Nolan 283	NW,NE	2,3	30N	12W	Fairbanks
94893	Nolan 284	NE,NW	2,2	30N	12W	Fairbanks
94894	Nolan 285	NE,SE,SW,NW	2,2,2,2	30N	12W	Fairbanks
94895	Nolan 286	NE,SE	2,2	30N	12W	Fairbanks
94896	Nolan 287	SE	2	30N	12W	Fairbanks
94897	Nolan 288	SE	2	30N	12W	Fairbanks
94898	Nolan 289	NW,SW,NE,SW	1,1,2,2	30N	12W	Fairbanks
94899	Nolan 290	NW,NE	1,2	30N	12W	Fairbanks
94900	Nolan 291	NW,NE	1,2	30N	12W	Fairbanks
94901	Nolan 292	NE	2	30N	12W	Fairbanks
94902	Nolan 293	NE,NW,SW	2,1,36	30N,30N,31N	12W	Fairbanks
94903	Nolan 294	NW,NE,SW	1,2,36	30N,30N,31N	12W	Fairbanks
94904	Nolan 295	NW	1	30N	12W	Fairbanks
94905	Nolan 296	NW	1	30N	12W	Fairbanks
94906	Nolan 297	NW,NE,SE,SW	1,1,36,36	30N,30N,31N,31N	12W	Fairbanks
94907	Nolan 298	NW,SE,SW	1,36,36	30N,31N,31N	12W	Fairbanks
94908	Nolan 299	SW,NW	36,1	31N,30N	12W	Fairbanks
94909	Nolan 300	SW	36	31N	12W	Fairbanks
94910	Nolan 301	SW,NW	36,36	31N	12W	Fairbanks
94911	Nolan 302	SW,NE,NW	36,36,36	31N	12W	Fairbanks
94912	Nolan 303	SW,NE,SE	36,36,36	31N	12W	Fairbanks
94913	Nolan 304	SE,SW	36,36	31N	12W	Fairbanks
94914	Nolan 305	SE	36	31N	12W	Fairbanks
94915	Nolan 306	SE	36	31N	12W	Fairbanks
94916	Nolan 307	SE,NE	36,36	31N	12W	Fairbanks
94917	Nolan 308	SE,NE	36,36	31N	12W	Fairbanks
94918	Nolan 309	NE,SE	36,36	31N	12W	Fairbanks
94919	Nolan 310	NE,NW	36,36	31N	12W	Fairbanks
94920	Nolan 311	NE	36	31N	12W	Fairbanks
94921	Nolan 312	NE	36	31N	12W	Fairbanks
94922	Nolan 313	NE,NW	36,31	31N	12W,11W	Fairbanks
94923	Nolan 314	NW,NW	36,31	31N	12W,11W	Fairbanks
94924	Nolan 315	NW,SW,NE,SW	31,31,36,36	31N	11W,11W,12W,12W	Fairbanks
94925	Nolan 316	NW	31	31N	11W	Fairbanks
94926	Nolan 317	NW	31	31N	11W	Fairbanks
94927	Nolan 318	NW,SW,NE	31,30,36	31N	11W,11W,12W	Fairbanks
94928	Nolan 319	SW,NW,NE,SE	30,36,36,25	31N	11W,12W,12W,12W	Fairbanks
94929	Nolan 320	SW,SE,NE	30,25,36	31N	11,12,12	Fairbanks
94930	Nolan 321	SW	30	31N	11W	Fairbanks
94931	Nolan 322	SW	30	31N	11W	Fairbanks
94932	Nolan 323	SW,NW	30,31	31N	11W	Fairbanks
94933	Nolan 324	SW,NW	30,31	31N	11W	Fairbanks
94934	Nolan 325	SE,SW,NW,NE	30,30,31,31	31N	11W	Fairbanks
94935	Nolan 326	NE,SE	28,28	31N	12W	Fairbanks
94936	Nolan 327	NE,SE	28,28	31N	12W	Fairbanks
94937	Nolan 328	SE	28	31N	12W	Fairbanks
94938	Nolan 329	SE	28	31N	12W	Fairbanks
94939	Nolan 330	NW,SW,SE	27,27,28	31N	12W	Fairbanks
94940	Nolan 331	NW,NE,SE	27,28,28	31N	12W	Fairbanks
94941	Nolan 332	NE	28	31N	12W	Fairbanks

07/31/08 PM12:04

Page 8 of 15

2008-2009 Evidence of Maintenance Fees Paid for Federal Mining Claims
Nolan Gold Project

Attachment No. 1

BLM FF#	Claim Name	Quarter Section	Section	Township	Range	Meridian
94942	Nolan 333	NE	28	31N	12W	Fairbanks
94943	Nolan 334	NW	27	31N	12W	Fairbanks
94944	Nolan 335	NW	27	31N	12W	Fairbanks
94945	Nolan 336	NW	27	31N	12W	Fairbanks
94946	Nolan 337	NE,NW	27,27	31N	12W	Fairbanks
94947	Nolan 338	NE,NW,SE	27,27,22	31N	12W	Fairbanks
94948	Nolan 339	NW,SW,SE	27,22,22	31N	12W	Fairbanks
94949	Nolan 340	SE,SW	22,22	31N	12W	Fairbanks
94950	Nolan 341	SE,NE	22,27	31N	12W	Fairbanks
94951	Nolan 342	SE,SW	22,23	31N	12W	Fairbanks
94952	Nolan 343	SE,NE	22,22	31N	12W	Fairbanks
94953	Nolan 344	NE,SE,NW	22,22,23	31N	12W	Fairbanks
94954	Nolan 345	NW,SW,SE	23,23,22	31N	12W	Fairbanks
94955	Nolan 346	SW,NW	23,23	31N	12W	Fairbanks
94956	Nolan 347	NW	23	31N	12W	Fairbanks
94957	Nolan 348	NW	23	31N	12W	Fairbanks
94958	Nolan 349	NW,SE,SW	23,14,14	31N	12W	Fairbanks
94959	Nolan 350	SE,NW,NE	14,23,23	31N	12W	Fairbanks
94960	P & G 9	NE	35	31N	12W	Fairbanks
94961	P & G 10 Fraction	NE	35	31N	12W	Fairbanks
94962	P & G 11	NE	35	31N	12W	Fairbanks
94963	P & G 12 Fraction	NE,NW	35,36	31N	12W	Fairbanks
94964	SMITH 9	NE,SE	35,35	31N	12W	Fairbanks
94965	SMITH 10	NE,NW	35,36	31N	12W	Fairbanks
95169	Nolan 351	SW,SE,NE	28,29,32	31N	12W	Fairbanks
95170	Nolan 352	NE,SE,NW,SW	32,29,33,28	31N	12W	Fairbanks
95171	Nolan 353	NE,SW,NW	32,28,33	31N	12W	Fairbanks
95172	Nolan 354	NW	33	31N	12W	Fairbanks
95173	Nolan 355	NW	33	31N	12W	Fairbanks
95174	Nolan 356	NW	33	31N	12W	Fairbanks
95175	Nolan 357	SW,NE,NW	33,33,33	31N	12W	Fairbanks
95176	Nolan 358	NW,NE	33,33	31N	12W	Fairbanks
95177	Nolan 359	NW,NE,SE	33,33,28	31N	12W	Fairbanks
95178	Nolan 360	SW,SE,NE,NW	28,28,33,33	31N	12W	Fairbanks
95179	Nolan 361	SW,SE,NW	28,28,33	31N	12W	Fairbanks
95180	Nolan 362	NW,SW	33,28	31N	12W	Fairbanks
95181	Nolan 363	SW	28	31N	12W	Fairbanks
95182	Nolan 364	SW	28	31N	12W	Fairbanks
95183	Nolan 365	SW,NW	28,28	31N	12W	Fairbanks
95184	Nolan 366	NE,NW,SW,SE	28,28,28,28	31N	12W	Fairbanks
95185	Nolan 367	SE,SW	28,28	31N	12W	Fairbanks
95186	Nolan 368	SE,SW	28,28	31N	12W	Fairbanks
95187	Nolan 369	SE	28	31N	12W	Fairbanks
95188	Nolan 370	NE,SE	33,28	31N	12W	Fairbanks
95189	Nolan 371	NE,NW,SE	28,28,28	31N	12W	Fairbanks
95190	Nolan 372	NW,NE	28,28	31N	12W	Fairbanks
95191	Nolan 373	SE,NE	21,28	31N	12W	Fairbanks
95192	Nolan 374	NE	28	31N	12W	Fairbanks
95193	Nolan 375	NW	27	31N	12W	Fairbanks
95194	Nolan 376	NW,NE,SW	27,28,22	31N	12W	Fairbanks
95195	Nolan 377	NW,NE,SE,SW	27,28,21,22	31N	12W	Fairbanks
95196	Nolan 378	SW,SE,NE	22,21,28	31N	12W	Fairbanks
95197	Nolan 379	SE	22	31N	12W	Fairbanks
95198	Nolan 380	SE	22	31N	12W	Fairbanks
95199	Nolan 381	SW,NW	22,27	31N	12W	Fairbanks
95200	Nolan 382	SW,SE,NW	22,22,27	31N	12W	Fairbanks

BLMPR 07-31-08 12:05

Page 10 of 12

2008-2009 Evidence of Maintenance Fees Paid for Federal Mining Claims
Nolan Gold Project

Attachment No. 1

BLM FF#	Claim Name	Quarter Section	Section	Township	Range	Meridian
95201	Nolan 383	SE,SW	22,22	31N	12W	Fairbanks
95202	Nolan 384	SW,SE	22,22	31N	12W	Fairbanks
95203	Nolan 385	NE,NW,SW,SE	22,22,22,22	31N	12W	Fairbanks
95204	Nolan 386	SW,SE	22,22	31N	12W	Fairbanks
95205	Nolan 387	SE,NE	2,11	30N	12W	Fairbanks
95206	Nolan 388	SE,NE	2,11	30N	12W	Fairbanks
95207	Nolan 389	SE,SW	2,1	30N	12W	Fairbanks
95208	Nolan 390	SW,SE	1,2	30N	12W	Fairbanks
95209	Nolan 391	SW,NW	1,1	30N	12W	Fairbanks
95210	Nolan 392	SW,NW	1,1	30N	12W	Fairbanks
95211	Nolan 393	SW,NW,NE	1,1,1	30N	12W	Fairbanks
95212	Nolan 394	NW	1	30N	12W	Fairbanks
95213	Nolan 395	NE,NW,SE	1,1,36	30N,30N,31N	12W	Fairbanks
95214	Nolan 396	NE,NW	1,1	30N	12W	Fairbanks
95215	Nolan 397	SE,NE	36,1	31N,30N	12W	Fairbanks
95216	Nolan 398	SE,NE	36,1	31N,30N	12W	Fairbanks
95217	Nolan 399	SE,SW	36,31	31N	12W,11W	Fairbanks
95218	Nolan 400	SE,SW	36,31	31N	12W,11W	Fairbanks
95219	Nolan 401	SW	31	31N	11W	Fairbanks
95220	Nolan 402	NW,SW	31,31	31N	11W	Fairbanks
95221	Nolan 403	NW,SW	31,31	31N	11W	Fairbanks
95222	Nolan 404	NW,NE	31,31	31N	11W	Fairbanks
95223	Nolan 405	NW,NE,SW	31,31,31	31N	11W	Fairbanks
95224	Nolan 406	SW,NW,SE,NE	31,31,31,31	31N	11W	Fairbanks
95225	Nolan 407	SE,NE,SW	31,31,31	31N	11W	Fairbanks
95226	Nolan 408	SE,NE	31,31	31N	11W	Fairbanks
95227	Nolan 409	NE	31	31N	11W	Fairbanks
95228	Nolan 410	NE	31	31N	11W	Fairbanks
95229	Nolan 411	NE,NW,SE	31,31,30	31N	11W	Fairbanks
95230	Nolan 412 FR	NE,NW	31,32	31N	11W	Fairbanks
95231	Nolan 413 FR	SW,SE,NW,NE	29,30,32,31	31N	11W	Fairbanks
95232	Nolan 414	SW,SE,NE	29,30,31	31N	11W	Fairbanks
95233	Nolan 415	SE,NE	30,31	31N	11W	Fairbanks
95234	Nolan 416	SE	30	31N	11W	Fairbanks
95235	Nolan 417	SW,SE	30,30	31N	11W	Fairbanks
95236	Nolan 418	SW,SE	30,30	31N	11W	Fairbanks
95237	Nolan 419	SW,SE,NE,NW	30,30,30,30	31N	11W	Fairbanks
95238	Nolan 420	NE,NW,SW	30,30,30	31N	11W	Fairbanks
95239	Nolan 421	NW,SW	30,30	31N	11W	Fairbanks
95240	Nolan 422	NW,SW	30,30	31N	11W	Fairbanks
95241	Nolan 423	NW	30	31N	11W	Fairbanks
95242	Nolan 424 FR	NW,NE	30,30	31N	11W	Fairbanks
95243	Nolan 425 FR	NW,NE	30,30	31N	11W	Fairbanks
95244	Nolan 426	SE,NE	30,30	31N	11W	Fairbanks
95245	Nolan 427	SE,NE	30,30	31N	11W	Fairbanks
95246	Nolan 428	SE,NE	30,30	31N	11W	Fairbanks
95247	Nolan 429	SE,SW	30,29	31N	11W	Fairbanks
95248	Nolan 430	SE,SW	30,29	31N	11W	Fairbanks
95249	Nolan 431	SE,SW	30,29	31N	11W	Fairbanks
95250	Nolan 432	NW,SW	32,29	31N	11W	Fairbanks
95251	Nolan 433 FR	NW,SW	32,29	31N	11W	Fairbanks
95252	Nolan 434	SW,SE	29,29	31N	11W	Fairbanks
95253	Nolan 435	SW,SE	29,29	31N	11W	Fairbanks
95254	Nolan 436	NW,SW	29,29	31N	11W	Fairbanks
95255	Nolan 437	NW,SW	29,29	31N	11W	Fairbanks
95256	Nolan 438	NE,SE,NW,SW	30,30,29,29	31N	11W	Fairbanks

FAPR 07/31/08 12:05

Page 11 of 12

2008-2009 Evidence of Maintenance Fees Paid for Federal Mining Claims
Nolan Gold Project

Attachment No. 1

BLM FF#	Claim Name	Quarter Section	Section	Township	Range	Meridian
95257	Nolan 439	NE,SE,NW	30,30,29	31N	11W	Fairbanks
95258	Nolan 440	NE,NW	30,29	31N	11W	Fairbanks
95259	Nolan 441 FR	NE,NW	30,29	31N	11W	Fairbanks
95260	Nolan 442	NE,SE	29,29	31N	11W	Fairbanks
95261	Nolan 443	NE,SE,SW,NW	29,29,29,29	31N	11W	Fairbanks
95262	Nolan 444	NE,NW,SW	29,29,29	31N	11W	Fairbanks
95263	Nolan 445	NE,NW	29,29	31N	11W	Fairbanks
95264	Nolan 446 FR	NW	29	31N	11W	Fairbanks
95265	Nolan 447 FR	NE,NW	29,29	31N	11W	Fairbanks
95266	Nolan 448 FR	NE,SE	29,29	31N	11W	Fairbanks
95267	Nolan 449 FR	NW,NE	29,30	31N	11W	Fairbanks
95315	Smith 11 Fraction	NE,NW	35,36	31N	12W	Fairbanks
95316	P & G 13 Fraction	NE,NW	35,36	31N	12W	Fairbanks

612

BLMPR 07/31/08 PM12:05

Page 12 of 12

Attachment 1 Page 1 of 2

Alaska Mining Company Inc. Claims leased to Silverado Gold Mines Inc.

BLM # (FF-)	Name of Claim	Book	Page	T	R	Sec	Meridian
42433	2 R.H.J.M. No. 1	25	491	31N	12W	13	Fairbanks
42434	2 R.H.J.M. No. 2	25	492	31N	12W	13,14	Fairbanks
42435	2 R.H.J.M. No. 3	25	493	31N	12W	14,23	Fairbanks
53944	Mucho Oro	148	261	31N	11,12W	18,13	Fairbanks
53945	Nugget Bowl Relocation	148	262	31N	11,12W	18,13	Fairbanks
53946	Brandon Relocation	148	263	31N	12W	13	Fairbanks
61651	Engine Mountain Fraction	157	912	31N	11W	18	Fairbanks
69558	Eldorado Bench Association No. 1	176	668	31N	12W	13	Fairbanks
69559	Eldorado Bench Association No. 2	176	669	31N	12W	13	Fairbanks
69560	Eldorado Bench Association No. 3	176	670	31N	12W	13	Fairbanks
69561	Eldorado Bench Association No. 4	176	671	31N	12W	13	Fairbanks
69562	Eldorado Bench Association No. 5	176	672	31N	12W	13	Fairbanks
69563	Eldorado Bench Association No. 6	176	673	31N	12W	13	Fairbanks
69564	Eldorado Bench Association No. 7	176	674	31N	11,12W	18,13	Fairbanks
69565	Eldorado Bench Association No. 8	176	675	31N	11W	18	Fairbanks
69566	Eldorado Association No. 9	176	676	31N	11W	18	Fairbanks
69567	Eldorado Association No. 10	176	677	31N	11W	18	Fairbanks
69568	Eldorado Association No. 11	176	678	31N	11W	19	Fairbanks
69573	Eldorado Association No. 16	176	683	31N	12W	24	Fairbanks
72186	Eldorado Bench Association No. 17	197	718	31N	12W	24	Fairbanks
72187	Eldorado Bench Association No. 18	197	717	31N	12W	24	Fairbanks
72188	Eldorado Bench Association No. 19	197	716	31N	12W	24	Fairbanks
79272	Eldorado Bench Association No. 30	242	883	31N	12W	24	Fairbanks
79273	Eldorado Bench Association No. 31	242	884	31N	12W	24	Fairbanks
91335	V.L. No. 1	882	332	31N	12W	13	Fairbanks
91336	V.L. No. 2	882	333	31N	12W	13	Fairbanks
91337	V.L. No. 3	882	334	31N	12W	13	Fairbanks
91338	V.L. No. 4	882	335	31N	12W	13	Fairbanks
91339	V.L. No. 5	882	336	31N	12W	13	Fairbanks
91340	V.L. No. 6	882	337	31N	12W	13	Fairbanks
91341	V.L. No. 7	882	338	31N	12W	13,14	Fairbanks
91342	V.L. No. 8	882	339	31N	12W	13,14	Fairbanks
91343	V.L. No. 9	882	340	31N	12W	13,14,23,24	Fairbanks
91344	V.L. No. 10	882	341	31N	12W	14,23,24	Fairbanks
91345	V.L. No. 11	882	342	31N	12W	14,23	Fairbanks
91346	V.L. No. 12	882	343	31N	12W	13	Fairbanks
91347	V.L. No. 13	882	344	31N	12W	13,14	Fairbanks
91348	V.L. No. 14	882	345	31N	12W	13,14	Fairbanks
91349	V.L. No. 15	882	346	31N	12W	13,14	Fairbanks
91350	V.L. No. 16	882	347	31N	12W	13,14	Fairbanks

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Attachment 1 Page 2 of 2

Alaska Mining Company Inc. Claims leased to Silverado Gold Mines Inc.

BLM # (FF-)	Name of Claim	Book	Page	T	R	Sec	Meridian
91351	V.L. No. 17	882	348	31N	12W	14	Fairbanks
91352	V.L. No. 18	882	349	31N	12W	14,23	Fairbanks
91353	V.L. No. 19	882	350	31N	12W	14,23	Fairbanks
91354	V.L. No. 20	882	351	31N	12W	13	Fairbanks
91355	V.L. No. 21	882	352	31N	12W	13	Fairbanks
91356	V.L. No. 22	882	353	31N	12W	13	Fairbanks
91357	V.L. No. 23	882	354	31N	12W	13	Fairbanks
91358	V.L. No. 24	882	355	31N	12W	13	Fairbanks
91359	V.L. No. 25	882	356	31N	12W	13,24	Fairbanks
91360	V.L. No. 26	882	357	31N	12W	13,24	Fairbanks
91361	V.L. No. 27	882	358	31N	12W	13,24	Fairbanks
91362	V.L. No. 28	882	359	31N	12W	13,24	Fairbanks
91363	V.L. No. 29	882	360	31N	12W	23,24	Fairbanks
91364	V.L. No. 30	882	361	31N	12W	23,24	Fairbanks
91365	V.L. No. 31	882	362	31N	12W	13,24	Fairbanks
91366	V.L. No. 32	882	363	31N	12W	24	Fairbanks
91367	V.L. No. 33	882	364	31N	12W	24	Fairbanks
91368	V.L. No. 34	882	365	31N	12W	24	Fairbanks
91369	V.L. No. 35	882	366	31N	12W	24	Fairbanks
91370	V.L. No. 36	882	367	31N	12W	24	Fairbanks

Claims Owner and Lessor:
Alaska Mining Company, Inc. (ALMINCO)
PO Box 91219
Anchorage, AK 99509

Claims Lessee:
Silverado Gold Mines Inc.
3180 Peger Rd Ste 270
Fairbanks, AK 99709-5485

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